Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162132

PROSPECTUS AND DISCLOSURE DOCUMENT

SUPERFUND GREEN, L.P.

$204,407,232 SERIES A

$307,599,555 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

The Offering

Superfund Green, L.P., a Delaware limited partnership (the “Fund”), is offering two separate series of limited partnership units (“Units”), designated Series A and Series B (the “Series”), in an aggregate offering amount of up to $512,006,787 for both Series A and Series B together. The two Series are traded and managed the same way except for the degree of leverage. The assets of each Series are segregated from the other Series and each Series is offered separately.

Superfund USA, Inc. and additional selling agents, which serve as underwriters, are offering the Series’ Units on the last day of each month at a price of month-end net asset value per Unit. As of February 29, 2012, the net asset value of a Series A Unit was $1,316.24 and the net asset value of a Series B Unit was $1,408.73. No up-front underwriting discount or commissions apply. The selling agents will use their best efforts to sell the Units offered. The offering will be conducted on a continuous basis until all Units have been sold. This offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Subscription proceeds are held in escrow at HSBC Bank USA until released to the Series. There is no minimum number of Units that must be sold for Units to be issued at the end of each month. Regardless of the net asset value at which Units are issued, the initial aggregate net asset value of an investor’s Units will equal the dollar amount of the investor’s subscription, and no up-front underwriting discount or commission will be taken, although, as described herein, certain Units will pay an installment selling commission of up to 10% of the gross offering proceeds of the Units in monthly installments of 1/12 of 4.0% of the month-end net asset value of such Units.

The Risks

These are speculative securities. BEFORE YOU DECIDE WHETHER TO INVEST, READ THIS ENTIRE PROSPECTUS CAREFULLY AND CONSIDER “THE RISKS YOU FACE” ON PAGE 12.

•	The Fund is speculative and highly leveraged. The Series will acquire positions with face amounts substantially greater than their total equity. Leverage magnifies the impact of both gains and losses.

•	Performance can be volatile and the net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or substantially all of your investment in each Series.

•	Superfund Capital Management, Inc. has total trading authority over each Series. The use of a single advisor could mean lack of diversification and, consequently, higher risk.

•

There is no secondary market for the Units, and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. See “Distributions and Redemptions.”

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Transfers of interest in the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management, Inc. may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for a Series. See “Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement.”

•	Substantial expenses must be offset by trading profits and interest income for each Series to be profitable.

•	No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

To invest, you will be required to represent and warrant, among other things, that you have received a copy of this Prospectus and that you satisfy the minimum net worth and income requirements for residents of your state to invest in a Series. You are encouraged to discuss your investment decision with your individual financial, tax and legal advisors.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

Prospectus dated May 8, 2012

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 4 THROUGH 8 AND 43 THROUGH 47 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 6, 7 AND 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 12.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN SUPERFUND GREEN, L.P.’S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE

REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN WASHINGTON, D.C. SUPERFUND GREEN, L.P. FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITY AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION. SUPERFUND GREEN, L.P.’S FILINGS WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

SUPERFUND CAPITAL MANAGEMENT, INC.

General Partner

SUPERFUND OFFICE BUILDING

PO BOX 1479

GRAND ANSE

ST. GEORGE’S, GRENADA

WEST INDIES

(473) 439-2418

i

EXHIBITS

An electronic version of this Prospectus is available on a dedicated web site (http://www.superfund.net) being maintained by Superfund USA, Inc.

v

SUMMARY

General

Superfund Green, L.P. (the “Fund”), is offering two separate series of limited partnership units (“Units”): Superfund Green, L.P. Series A and Superfund Green, L.P. Series B (each, a “Series”). Each Series trades speculatively in the U.S. and international futures and cash foreign currency markets. Specifically, each Series trades in a portfolio of more than 120 futures and forward markets using fully automated, proprietary, computerized trading systems. The Superfund trading systems are licensed to Superfund Capital Management, Inc., the Fund’s general partner and a Grenada corporation (“Superfund Capital Management”) on a non-exclusive basis. These systems automatically initiate buy and sell trading signals and monitor relevant technical indicators on over 120 markets traded in the United States, Canada, Europe and Asia. Each Series’ strategy is based on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading models, and (iv) money management. Superfund Capital Management may also formulate new approaches to carry out the overall investment objective of each Series. Superfund Capital Management reserves the right to trade other pools and/or funds.

The leverage and trading methodology employed with respect to Series A is the same as that for Superfund Q-AG, a private non-U.S. fund managed by Superfund Trading Management, Inc., an affiliate of Superfund Capital Management. The leverage and trading methodology employed with respect to Series B is the same as that for Superfund GCT, a private non-U.S. fund managed by Superfund Fund Management Inc., an affiliate of Superfund Capital Management. Series B is leveraged approximately 1.5 times Series A. Performance information for each Series is shown beginning on page 23 and for these private, non-U.S. funds beginning on page 121 of the Prospectus.

Each Series trades in more than 120 futures and forward markets globally, including both commodity and financial futures. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agricultural markets. Each Series will emphasize instruments with low correlation to each other and high liquidity for order execution. Notwithstanding each Series’ philosophy of diversification among markets traded, a majority of each Series’ market exposure may be concentrated in only one or two market sectors from time to time.

The proprietary software technology embodied in Superfund’s trading systems examines a broad array of investments around the world to identify possible opportunities that fit within a narrow selection criteria. This methodology primarily uses trend-following technical trading strategies. The holding period for positions can vary from less than one day to months. The technology is designed to isolate market patterns that offer high reward to risk potential based on historical data. Once potential trades are identified, the systems apply additional filters such as overall risk capital and portfolio volatility prior to generating definite buy or sell signals. All transactions are then executed using a fully automated computerized system.

Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

The following summary provides a review in outline form of certain important aspects of an investment in each Series.

How to Subscribe for Units

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Investors must submit subscriptions at least five business days prior to the applicable month-end closing date. Approved subscriptions will be accepted once payments are received and cleared at the applicable month-end net asset value for the respective Series. Pursuant to an addendum to the

Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

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Each Series will accept subscriptions throughout the continuing offering period, which can be terminated by Superfund Capital Management at any time. The offering is scheduled to terminate on November 24, 2012, provided, however, that it may terminate earlier if all of the Units registered pursuant to the registration statement of which this Prospectus is part have been sold and it may be extended for up to six months beyond November 24, 2012 pursuant to the rules of the Securities Act of 1933. Additional registration statements may also be filed in the future offering additional Units for sale to the public.

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The selling agents serve as underwriters and will use their best efforts to sell the Units offered, without any firm underwriting commitment. Superfund Capital Management is also offering Units, through Superfund USA, Inc. (“Superfund USA”), which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a dedicated internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third-party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Investors are required to make representations and warranties regarding their suitability to purchase the Units in the Subscription Agreement. Read the Subscription Agreement as well as this Prospectus carefully before you decide whether to invest.

Minimum Investment in Each Series

The minimum initial investment is $10,000 per Series. Persons that become limited partners by holding Units in a particular Series may make additional investments in that same Series of at least $1,000.

Is Superfund Green, L.P. a Suitable Investment for You?

The primary objective of the Units is to achieve substantial capital appreciation over time. An investment in the Units may fit within your portfolio allocation strategy if you are interested in the Units’ potential to produce returns that are generally unrelated to traditional securities investments. An investment in each Series is speculative and involves a high degree of risk. Each Series is not a complete investment program. Superfund Capital Management offers each Series as a diversification opportunity for an investor’s entire investment portfolio, and therefore an investment in each Series should only be a limited portion of the investor’s portfolio. You must, at a minimum, have:

(1) a net worth of at least $250,000, exclusive of home, furnishings and automobiles; or

(2) a net worth, similarly calculated, of at least $70,000 and an annual gross income of at least $70,000.

A number of jurisdictions in which the Units are offered impose higher minimum suitability standards on prospective investors. See Exhibit C to this Prospectus. These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards does not mean that an investment in the Units is suitable for you. YOU MAY NOT INVEST MORE THAN 10% OF YOUR NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, IN THE FUND.

Risk Factors You Should Consider Before Investing in Either Series

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Each Series is a highly volatile and speculative investment. There can be no assurance that each Series will achieve its objectives or avoid substantial losses. You must be prepared to lose all or substantially all of your investment.

•

For every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and offsetting loss. Each Series has from time to time in the past experienced drawdowns. Investments managed by Superfund Capital Management, including the Series, will likely experience drawdowns in the future.

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Each Series trades in futures and forward contracts and may trade swap contracts. Therefore, each Series is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to each Series.

•	There is no secondary market for Units of each Series and it is not anticipated that any such market will develop.

•	Each Series is subject to numerous conflicts of interest including the following:

(1) Superfund Capital Management is both the general partner and trading advisor of each Series and its fees and services have not been negotiated at arm’s length. Superfund Capital Management has a disincentive to replace itself as trading advisor, even if doing so may be in the best interests of each Series;

(2) Superfund Capital Management, each Series’ clearing brokers and their respective principals and affiliates, may trade in the futures, forward and swaps markets for their own accounts and may take positions opposite or ahead of those taken for each Series; and

(3) Superfund Capital Management’s principals are not obligated to devote any minimum amount of time to the Fund.

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Owners of Units (“Limited Partners”) take no part in the management of each Series, and the past performance of Superfund Capital Management or each Series is not necessarily indicative of future results of a Series.

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Superfund Capital Management will be paid a monthly management fee of 1/12 of 1.85% of the monthly net asset value (1.85% annually) for each Series, regardless of profitability. Superfund Capital Management will also be paid monthly performance fees equal to 25% of aggregate cumulative net appreciation (if any) of each Series above its previous highest value, excluding interest income.

•	Each Series is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

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Although each Series is liquid compared to other “alternative” investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon five business days’ written notice. You may transfer or assign your Units after 30 days’ advance notice, and only with the consent of Superfund Capital Management which may not be given if such transfer may result in adverse legal or tax consequences for a Series.

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Even though Superfund Capital Management does not presently intend to make distributions from either Series, you will be liable for taxes on your share of trading profits and other income of the Series in which you invest.

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Each Series must experience certain levels of trading profits in order for you to break even on your investment. Based on an initial investment of $10,000 (and assuming no changes in net asset value and interest income of 0.05%), the break even points for each Series are as follows: Series A — 8.95% ($895.00); Series A not subject to selling commissions — 4.95% ($495.00); Series B — 9.95% ($995.00); Series B not subject to selling commissions — 5.95% ($595.00). A more detailed break even analysis begins at page 6.

Investment Factors You Should Consider Before Investing in Either Series

•	Each Series is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures and forward markets.

•	Superfund Capital Management utilizes proprietary, systematic trading systems for each Series.

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Each Series has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, may increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that either Series will outperform other sectors of an investor’s portfolio or not produce losses. Each Series’ profitability also depends on the success of Superfund Capital Management’s trading techniques. If a Series is unprofitable, then the Series will not increase the return on an investor’s portfolio or achieve its diversification objectives.

•	Investors in each Series get the advantage of limited liability in highly leveraged trading.

Superfund Capital Management

Superfund Capital Management, the general partner and trading advisor for each Series, is responsible for the administration and trading of each Series. Superfund Capital Management serves as the general partner and trading adviser for other investment funds with a similar strategy to that of each Series. Moreover, affiliates of Superfund Capital Management manage various offshore investment funds with strategies substantially similar to that of each Series.

Charges to Each Series

Each Series’ charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of each Series’ assets.

Superfund Capital Management

•	1.85% annual management fee (1/12 of 1.85% payable monthly) for each Series.

•	25% of new appreciation (if any) in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions.

•

Up to 1% of net assets in each Series per year (up to 1/12 of 1% payable monthly) for ongoing offering expenses (including the costs of updating this Prospectus and registering additional Units for sale to the public), such as legal, auditing, administration, printing and postage costs, not to exceed the amount of actual expenses incurred. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the registration statement of which this Prospectus is part. Superfund Capital Management will assume liability for ongoing offering expenses in excess of 1% of average month-end net assets per year of each Series.

•

Up to 0.15% of net assets in each Series per year (1/12 of 0.15% payable monthly) for operating expenses such as legal, auditing, administration, printing and postage, not to exceed the amount of actual expense incurred.

Selling Agents and Others

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An annual selling commission will be paid to Superfund USA, an affiliate of Superfund Capital Management. The Units pay a commission of 4% of the month-end net asset value per Unit (1/12 of 4% per month) in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Each Series and Superfund USA may retain additional selling agents to assist with the placement of the Units. Superfund USA will pay all or a portion of the selling commission described above which it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales. If the selling commission paid in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds price for such Unit (which is equal to $51,200,678.70 out of the $512,006,787 in Units offered pursuant to this Prospectus).

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If you participate in a registered investment adviser’s asset-based fee or fixed fee advisory program and your investment adviser recommends a portfolio allocation to the Fund or if the Units are purchased by commodity pools operated by commodity pool operators registered as such with the National Futures Association (“NFA”), your Units purchased through Superfund USA will not be subject to the selling commissions described above.

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$9.00 brokerage commission per round-turn transaction plus applicable regulatory and exchange fees, where brokerage commissions are charged in U.S. dollars, a portion of which will be paid to the clearing brokers for execution and clearing costs and the balance of which will be paid to Superfund Asset Management, Inc. (“Superfund Asset Management”) which serves as introducing broker for each Series and is an affiliate of Superfund Capital Management. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00.

•	There are no penalties or charges applied upon the redemption of Units.

Breakeven Analysis

The following tables show the fees and expenses that an investor would incur on an initial investment of $10,000 in each Series and the amount that such investment must earn to break even after one year.

Series A

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$400.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	8.95%	$895.00

Series A for Investors Not Subject to Selling Commissions(6)

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	2.00%	$200.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	4.95%	$495.00

Series B

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	4.00%	$400.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	9.95%	$995.00

Series B for Investors Not Subject to Selling Commissions(6)

Routine Expenses	Percentage Return Required Initial Twelve Months of Investment	Dollar Return Required ($10,000 Initial Investment) Initial Twelve Months of Investment
Management Fees	1.85%	$185.00
General Partner Performance Fees(1)	0.00%	$0.00
Selling Commissions(2)	0.00%	$0.00
Ongoing Offering Expenses(3)	1.00%	$100.00
Operating Expenses(3)	0.15%	$15.00
Brokerage Fees(4)	3.00%	$300.00
Less Interest Income(5)	0.05%	$5.00
TWELVE-MONTH BREAKEVEN	5.95%	$595.00

(1)	No performance fees will be charged until breakeven costs are met. However, because Superfund Capital Management’s performance fee is payable monthly, it is possible for Superfund Capital Management to earn a performance fee during a break-even or losing year if, after payment of a performance fee, a Series incurs losses resulting in a break-even or losing year. It is impossible to predict what performance fee, if any, could be paid during a break-even or losing year, thus none is shown.
(2)	The maximum cumulative selling commission per Unit sold pursuant to this Prospectus is 10% of the gross offering proceeds for such Unit.
(3)	Not to exceed the amount of actual expenses incurred.

(4)	Assumes 1,720 round-turn transactions for Series A and 2,585 round turns transactions for Series B per million dollars per year at a rate of $9 per round-turn transaction.* These assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) provides that brokerage commission costs borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of average annual net assets of the Series.
(5)	Estimated. Interest income includes the assumed interest rate of 0.10% per annum based on current cash market information and the fact that less than half of the Fund’s assets are currently held in interest bearing accounts.

The twelve-month break-even points shown are dependent on interest income of 0.05% per annum. If interest income earned is less, the Series will have to earn trading profits greater than the amounts shown to cover their costs. Actual interest to be earned by the Fund will be at the prevailing rates for the period being measured which may be less than or greater than 0.05% over any twelve month period.

(6)	Certain Units are not subject to selling commissions: (i) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (ii) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (iii) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price.
*	In no instance will the total of all fees computed on a net asset basis exceed 20% per annum for either Series A or Series B.

Distributions and Redemptions

Each Series is intended to be a medium-to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon five business days’ written notice to Superfund Capital Management; provided, however, that the payment of redemption proceeds may be delayed in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks, or other persons or entities. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for either Series but not a redemption request submitted in good form and in a timely manner. Superfund Capital Management does not intend to make any distributions from either Series. Upon written request, an investment in either Series may be exchanged for an investment in the other Series by a simultaneous redemption and subscription at the then applicable respective net asset values of each Series.

Federal Income Tax Aspects

Each Series will be classified as a partnership for federal income tax purposes. As such, you will be taxed each year on the income attributable to the Series in which you invest whether or not you redeem Units or receive distributions from the Series.

To the extent the Fund invests in futures and other commodity contracts, gain or loss on such investments will, depending on the contracts traded, consist of a mixture of: (1) ordinary income or loss; and/or (2) capital gain or loss. Forty percent (40%) of trading profits, if any, on U.S. exchange-traded futures contracts and certain foreign currency forward contracts are taxed as short-term capital gains at ordinary income rates and the remaining sixty percent (60%) are taxed as long-term capital gains at a lower maximum rate for non-corporate investors. Trading gains or losses from other contracts will be primarily short-term capital gains or losses, and interest income is taxed at ordinary income rates.

Capital losses on the Units may be deducted against capital gains but may only be deducted by non-corporate investors against ordinary income to the extent of $3,000 per year. Therefore, you could pay tax on a Series’ interest income even though your overall investment in the Fund has been unprofitable.

Reports

Within 30 calendar days after the end of each month, Superfund Capital Management will distribute to investors a monthly report of the Fund. Superfund Capital Management will also distribute an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year and will provide investors with federal income tax information for the Fund before April 15 of each year.

Commodity Futures Trading Commission (“CFTC”) rules require that this Prospectus be accompanied by summary financial information, which may be a recent monthly report of the Fund, current within 60 calendar days.

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Superfund Capital Management is both the general partner and trading advisor for each Series. The selling agents (other than Superfund USA) and clearing brokers are not affiliated with Superfund Capital Management or each Series.

(1)	Superfund Capital Management will maintain an investment in each Series of at least 1% of the net asset value of each such Series including Superfund Capital Management, Inc.’s investment. As of February 29, 2012, the value of Superfund Capital Management’s investment in Series A was $509,119.31 and in Series B was $753,071.44.

(2)	The remaining 24.81% of Superfund USA is owned by Superfund Asset Management, Inc.

Descriptions of the dealings between Superfund Capital Management and its affiliates and the Fund are set forth below under “Conflicts of Interest” and “Charges to Each Series.”

THE RISKS YOU FACE

Market Risks

Possible Total Loss of an Investment in Each Series

Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in each Series.

Each Series Will Be Highly Leveraged

Because the amount of margin funds necessary to be deposited with a clearing broker in order to enter into a futures or forward contract position is typically about 2% to 10% of the total value of the contract, each Series will be able to hold positions with face values equal to several times each Series’ net assets. Over the long term, for periods of several years, the average ratio of margin to equity for Series A is targeted to be approximately 20% and approximately 30% for Series B, but over shorter time periods the average ratio of margin to equity for each Series can range from 0% to more than 50% due to factors such as market volatility and changes in margin requirements, and there can be no assurance that targeted margin to equity ratios will be met. As a result of this leveraging, even a small movement in the price of a contract can cause major losses. Superfund Capital Management will monitor the leverage of each Series regularly but is not limited by the amount of leverage it may employ, except that Series A will be leveraged less than Series B.

The Performance of the Fund Is Expected To Be Volatile; Volatile Performances Can Result in Sudden Large Losses

Superfund Capital Management expects the performance of each Series to be volatile. Futures and forward contract prices have a high degree of variability and are subject to occasional rapid and substantial changes, and the value of the Units may suffer substantial loss from time to time. The net asset value per Unit may change substantially between the date on which you subscribe for Units and the date on which your Units are issued or the date on which you request a redemption and the month-end redemption date. Since its inception in October 2002 through February 2012, monthly returns have ranged from up 19.45% to down 20.12% for Series A Units and from up 27.33% to down 29.11% for Series B Units.

Various factors may influence the price movements of commodity interests, such as: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; United States and foreign political and economic events and policies; changes in national and international interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. None of these factors can be controlled by Superfund Capital Management and no assurance can be given that Superfund Capital Management’s advice will result in profitable trades for a participating customer or that a customer will not incur substantial losses.

Illiquidity of Your Investment

There is no secondary market for the Units. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, each Series might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect each Series and consequently your investment. Transfers of the Units are subject to limitations, such as 30 days’ advance written notice of any intent to transfer. Also, Superfund Capital Management may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for each Series. Because Units cannot be readily liquidated, it will not be possible for you to limit losses or realize accrued profits, if any, except at a month-end in accordance with the Fund’s redemption provisions. See “Superfund Green, L.P. Sixth Amended and Restated Limited Partnership Agreement — Dispositions.”

Market Illiquidity

In illiquid markets, the Fund could be unable to close out positions to limit losses or to take positions in order to execute the trading strategies employed by the Fund. There are too many different factors that can contribute to market illiquidity to predict when or where illiquid markets may occur.

Unexpected market illiquidity has caused major losses for some traders in recent years in such market sectors as emerging market currencies. There can be no assurance that the same will not happen in the markets traded by the Fund. In addition, the large size of the positions the Fund may take increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

United States commodity exchanges impose limits on the amount the price of some, but not all, futures contracts may change on a single day. Once a futures contract has reached its daily limit, it may be impossible for the Fund to liquidate a position in that contract, if the market has moved adversely to the Fund, until the limit is either raised by the exchange or the contract begins to trade away from the limit price.

The Fund Will Trade Extensively in Foreign Markets Which May Not Be Subject to the Same Level of Regulatory Oversight as Trading in Domestic Markets

A substantial portion of the Fund’s trades take place on markets or exchanges outside the United States. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. In addition, some foreign exchanges are “principals’ markets” in which performance is the responsibility only of the individual exchange member counterparty, not of the exchange or a clearing facility. In such cases, the Fund will be subject to the risk that the member with whom the Fund has traded is unable or unwilling to perform its obligations under the transaction.

Trading on foreign exchanges also presents the risk of loss due to the possible imposition of exchange controls (making it difficult or impossible for the Fund to repatriate some or all of the Series’ assets held by foreign counterparties), government expropriation of assets, taxation, government intervention in markets, limited rights in the event of bankruptcy of a foreign counterparty or exchange and variances in foreign exchange rates between the time a position is entered and the time it is exited.

The Fund’s Forward Transactions are Not Currently Regulated and are Subject to Credit Risk

Each Series, as an eligible contract participant, trades forward contracts in foreign currencies. Forward contracts are typically traded through the over-the-counter dealer market which is dominated by major money center banks and is not currently regulated by the CFTC. Thus, you do not currently receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by each Series. Also, each Series faces the risk of non-performance by the counterparties to the forward contracts and such non-performance may cause some or all of your gain to be unrealized.

The interbank currency markets may in the near future become subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Reform Act”), a development which may entail increased costs and result in burdensome reporting requirements. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Reform Act might limit such forward trading to less than that which Superfund Capital Management would otherwise recommend, to the possible detriment of the Fund. In its forward trading, the Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which the Fund trades. Assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of customer funds on deposit with them. Accordingly, the insolvency or bankruptcy of such parties could also subject the Fund to the risk of loss.

Foreign Currency Trading

Currency forward markets are substantially unregulated and price movements in such markets are caused by many unpredictable factors including general economic and financial conditions, governmental policies, national and international political and economic events, and changes in interest rates. Such factors combined with the lack of regulation could expose each Series to significant losses which they might otherwise have avoided.

Currency forward positions can be established using less margin than is typical for futures contracts. Thus, a small movement in the price of the underlying currency can result in a substantial price movement relative to the margin deposit. In addition, cash foreign currencies are traded through a dealer market and not on an exchange. This presents the risks of both counterparty creditworthiness and possible default or bankruptcy by the counterparty.

Non-Correlated, Not Negatively Correlated, Performance Objective

Historically, managed futures have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, each Series cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and swap markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or swap transaction, the opposing side of that transaction will have an equal and off-setting loss. If a Series does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units of such Series and such Series may have no gains to offset your losses from other investments.

Trading Risks

Superfund Capital Management Analyzes Only Technical Market Data, Not Any Economic Factors External to Market Prices

The trading systems used by Superfund Capital Management for each Series are primarily technical, trend-following methods involving instruments that are not historically correlated with each other. The profitability of trading under these systems generally depends on, among other things, the occurrence of significant price trends which are sustained movements, up or down, in futures and forward prices. Such trends may not develop; there have been periods in the past without price trends in certain markets. The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Superfund Capital Management’s historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Superfund Capital Management’s Trading Methodology is Subject to Change Over Time

Superfund Capital Management may periodically modify its trading methodology without approval by or notice to Limited Partners, provided, however, that Limited Partners will be notified of any material changes in Superfund Capital Management’s trading methodology in accordance with applicable regulations. Modifications may include changes in or substitution of technical trading systems, risk control overlays, money management principles and markets traded as well as the incorporation of non-trend-following systems within Superfund Capital Management’s primary trend-following methodology and the inclusion of non-technical methods of analysis. For example, Superfund Capital Management has recently integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Although Superfund Capital Management believes this modification of the Fund’s trading strategy will be beneficial to the Fund, there can be no assurance that this particular trading strategy will not increase the volatility of the Fund’s returns or not result in losses.

Speculative Position Limits May Alter Trading Decisions for Each Series

The CFTC has established limits on the maximum net long or net short positions which any person may hold or control in certain futures contracts. Exchanges also have established such limits. In November 2011, the CFTC adopted a new position limits regime for 28 so-called “exempt” (i.e. metals and energy) and agricultural futures and options contracts and their economically equivalent swap contracts. These position limits are not yet effective and there is considerable uncertainty surrounding their application. All accounts controlled by Superfund Capital Management, including the account of each Series, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, such limits could cause a modification of Superfund Capital Management’s trading decisions for each Series or force liquidation of certain futures positions, possibly resulting in losses.

Increase in Assets Under Management May Affect Trading Decisions

The more assets Superfund Capital Management manages, the more difficult it may be for Superfund Capital Management to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Superfund Capital Management to modify its trading decisions for each Series which could have a detrimental effect on your investment.

Each Series’ Trading is Not Transparent

Superfund Capital Management makes each Series’ trading decisions. While Superfund Capital Management receives daily trade confirmations from the clearing brokers, only a Series’ net trading results are reported to Limited Partners and only on a monthly basis. Accordingly, an investment in each Series does not offer Limited Partners the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Tax Risks

Investors are Taxed Based on Their Share of Profits in Each Series

Investors are taxed each year on their share of each Series’ profits, if any, irrespective of whether they redeem any Units or receive any cash distributions from each Series. All performance information included in this Prospectus is presented on a pre-tax basis; investors who experience such performance may have to redeem Units or pay the related taxes from other sources.

Tax Could Be Due From Investors on Their Share of Each Series’ Ordinary Income Despite Overall Losses

Investors may be required to pay tax on their allocable share of each Series’ ordinary income, which in the case of each Series is each Series’ interest income and gain on some foreign futures contracts, even though each Series incurs overall losses. Capital losses can be used only to offset capital gains and up to $3,000 of ordinary income each year for non-corporate investors. Consequently, if a non-corporate investor were allocated $5,000 of ordinary income and $10,000 of capital losses, the investor would owe tax on $2,000 of ordinary income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss carry forward could be used in subsequent years to offset capital gain and ordinary income, but subject to the same annual limitation on its deductibility against ordinary income.

Deductibility of Management and Performance Fees

Although each Series treats the management fees and performance fees paid and other expenses of such Series as ordinary and necessary business expenses, upon audit each Series may be required to treat such fees as “investment advisory fees” if each Series’ trading activities were determined to not constitute a trade or business for tax purposes. If the expenses were determined to be investment advisory fees, a Limited Partner’s tax liability would likely increase. In addition, upon audit, a portion of the management and performance fees might be treated as a non-deductible syndication cost or might be treated as a reduction in each Series’ capital gain or as an increase in each Series’ capital loss. If the management and performance fees were so treated, a Limited Partner’s tax liability would likely increase.

Accounting for Uncertainty in Income Taxes May Have Effects on the Periodic Calculations of Net Asset Value

Accounting Standards Codification Topic No. 740, “Income Taxes” (in part formerly known as “FIN 48”) (“ASC 740”), provides guidance on the recognition of uncertain tax positions. ASC 740 prescribes the minimum recognition threshold that a tax position is required to meet before being recognized in an entity’s financial statements. It also provides guidance on recognition, measurement, classification and interest and penalties with respect to tax positions. A prospective investor should be aware that, among other things, ASC 740 could have a material adverse effect on the periodic calculations of the Net Asset Value of the Fund, including reducing the Net Asset Value of the Fund to reflect reserves for income taxes, such as foreign withholding taxes, that may be payable by the Fund. This could cause benefits or detriments to certain investors, depending upon the timing of their entry and exit from the Fund.

Other Risks

Fees and Commissions are Charged Regardless of Profitability

Each Series is subject to substantial charges payable irrespective of profitability in addition to performance fees which are payable based on each Series’ profitability. Included in these charges are management, Ongoing offering, and brokerage fees and operating expenses. On each Series’ forward and swap trading, “bid-ask” spreads are incorporated into the pricing of each Series’ forward and swap contracts by the counterparties in addition to the brokerage fees paid by each Series. It is not possible to quantify the “bid-ask” spreads paid by each Series because each Series cannot determine the profit its counterparty is making on its forward and swap transactions. Such spreads can at times represent significant profits to the counterparty.

Failure of Brokerage Firms; Disciplinary History of Clearing Brokers

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If any of the clearing brokers fails to do so, the assets of each Series might not be fully protected in the event of the bankruptcy of the clearing broker. Furthermore, in the event of a clearing broker’s bankruptcy, each Series could be limited to recovering only a pro rata share, which may be zero, of all available funds segregated on behalf of any such clearing broker’s combined customer accounts, even though certain property specifically traceable to each Series (for example, Treasury Bills deposited by each Series with the clearing broker as margin) was held by the clearing broker. The clearing brokers have been the subject of certain regulatory and private causes of action in the past and may be again in the future. Such actions could affect the ability of a clearing firm to conduct its business. See “The Clearing Brokers.” Furthermore, dealers in forward and swap contracts are not currently regulated by the Commodity Exchange Act and are not currently obligated to segregate customer assets. As a result, you do not have such basic protections in forward and swap contracts.

Investors Must Not Rely on Past Performance of the Series or Superfund Capital Management in Deciding Whether to Buy Units

The future performance of each Series is not predictable, and no assurance can be given that each Series will perform successfully in the future. Past performance of a trading program is not necessarily indicative of future results.

MF Global Exposure; Could Result in Additional Losses

On October 31, 2011, MF Global Inc. (“MF Global”) one of the Fund’s clearing brokers at the time, reported to the Securities and Exchange Commission (“SEC”) and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act.

The Fund held assets on deposit in accounts at MF Global as of October 31, 2011, the date that the liquidation proceedings commenced with respect to MF Global. As a result of such liquidation proceedings, customer accounts at MF Global were, and continue to be as of the date hereof, frozen, at least in part, including accounts belonging to the Fund. On November 2, 2011, the CFTC reported an estimated 11.6% shortfall in the customer segregated funds account of MF Global. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, Superfund Capital Management caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. The foregoing reserve was based upon information available at the time such reserve was taken and is in accordance with generally accepted accounting principles, although there can be no assurance that any actual shortfall will not be greater than Superfund Capital Management’s estimate (or that customer funds will not be located reducing the estimated shortfall). As additional information becomes available, additional reserves may be taken or prior reserves reversed, which will be accounted for in accordance with generally accepted accounting principles as of the time that such information is then available (and not as of the date that the liquidation proceedings commenced with respect to MF Global). As a result, all Limited Partners will participate in any future reserves taken (resulting in decreases in each Series’ net asset value) or any reversal of prior reserves (resulting in increases in each Series’ net asset value) to the extent that such Limited Partner holds Units at the time that such reserve is taken or reversed. Were the entirety of the Fund’s assets held at MF Global unrecoverable, the Series A Units would incur a further loss, based on Net Asset Value at February 29, 2012 of 3.09% and the Series B Units would experience a loss of 5.68%.

Conflicts of Interest

The Fund is subject to numerous actual and potential conflicts of interest, including: (1) Superfund Capital Management will not select any other trading advisor for the Fund even if doing so would be beneficial to the Fund; (2) the affiliation between Superfund Capital Management and Superfund Asset Management creates an incentive for Superfund Capital Management to trade more frequently than it otherwise might absent the affiliation; (3) the proprietary trading of Superfund Capital Management or its principals or of the Fund’s clearing brokers and their affiliates and personnel may increase competition for positions sought to be entered by the Fund making it more difficult for the Fund to enter positions at favorable prices; and (4) the compensation that the selling agents, including Superfund USA, receive gives them an incentive to promote the sale of Units as well as to discourage redemptions. See “Conflicts of Interest.”

Because Superfund Capital Management has not established any formal procedures for resolving conflicts of interest and because there is no independent control over how conflicts of interest are resolved, you will be dependent on the good faith of the parties with conflicts to resolve the conflicts equitably. Superfund Capital Management cannot assure that conflicts of interest will not result in losses for the Fund.

Lack of Independent Experts Representing Investors

Superfund Capital Management has consulted with counsel, accountants and other experts regarding the formation and operation of each Series. No counsel has been appointed to represent the Limited Partners in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in each Series.

Reliance on Superfund Capital Management

Each Series is structured as a single-advisor managed futures fund. Many managed futures funds are structured as multi-advisor funds to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Series may have greater volatility and a higher risk of loss than investment vehicles employing multiple advisors, but may also have increased performance volatility and a higher risk of loss. Superfund Capital Management may retain additional trading advisors on behalf of each Series in the future.

The incapacity of one or more of Superfund Capital Management’s principals could have a material and adverse effect on its ability to discharge its obligations under the Partnership Agreement. Additionally, Superfund Capital Management may withdraw as general partner with respect to a Series, or the Fund as a whole, upon 120 days’ notice, which would cause such Series, or the Fund, to terminate unless a substitute general partner was obtained. Neither Superfund Capital Management nor its principals are under any obligation to devote a minimum amount of time to the operation of the Fund.

Possibility of Termination of Each Series Before Expiration of its Stated Term

As general partner, Superfund Capital Management may withdraw from each Series upon 120 days’ notice, which would cause each Series to terminate unless a substitute general partner were obtained. Other events, such as a long-term substantial loss suffered by each Series, could also cause each Series to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of Superfund Capital Management or the clearing brokers were revoked or suspended, such entity would no longer be able to provide services to each Series.

Each Series is Not a Regulated Investment Company

Although Superfund Capital Management is subject to regulation by the CFTC, each Series is not an investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, require investment companies to have a majority of disinterested directors and regulate the relationship between the adviser and the investment company.

A Bankruptcy Court Could Find the Assets of One Series to be Available to Offset the Liabilities of the Other Series

The Fund is organized as a series limited partnership pursuant to Section 17-218 (“Section 17-218”) of the Delaware Revised Uniform Limited Partnership Act (the “Act”), with separate series of limited partnership interests and assets. Section 17-218 provides that, if certain conditions (as set forth in Section 17-218) are met, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series will be enforceable only against the assets of such series and not against the assets of the limited partnership generally or any other series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series. However, the limitations on inter-series liability provided by Section 17-218 have never been tested in court. Thus there is a risk that a court, and in particular, a Bankruptcy Court, could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Fund generally where the assets of such other Series or of the Fund generally are insufficient to meet its liabilities.

Proposed Regulatory Change is Impossible to Predict

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the “derivatives” markets in general. The effect of any future regulatory change on each Series is impossible to predict, but could be substantial and adverse.

Forwards, Swaps, Hybrids and Other Derivatives are Subject to Varying CFTC Regulation

Each Series may trade foreign exchange contracts in the interbank market. In addition to swaps, each Series may also trade hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. Currently, there is no exchange and there is a limited usage of clearinghouses for these contracts and traders must rely on the creditworthiness of the counterparty to fulfill the obligations of the transaction.

The Reform Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time. The Reform Act mandates a substantial portion of over-the-counter derivatives to be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

Options on Futures are Speculative and Highly Leveraged

In the future, options on futures contracts may be used by each Series to generate premium income or capital gains. Futures options involve risks similar to futures in that options are speculative and highly leveraged. The buyer of an option risks losing the entire purchase price (the premium) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted.

Money Committed to Margin

Each Series may commit up to 60% of its assets as margin for positions held by the clearing brokers. Because such commitment typically represents only a small percentage of the total value of such positions, adverse price movements can cause losses in excess of such commitment and potentially in excess of the total assets of a Series.

A Computer System’s Failure Could Result in Losses or Delays in Reporting

Superfund Capital Management’s strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third-party failures upon which such systems are dependent or the failure of Superfund Capital Management’s hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Such failures may result from events including “acts of God” and domestic or international terrorism. Any such failure, and consequential inability to trade (even for a short time), could, in certain market conditions, cause the Fund to experience significant trading losses or to miss opportunities for profitable trading. Lastly, any such failures could cause a temporary delay in reports to investors.

SUPERFUND CAPITAL MANAGEMENT

Description

Superfund Capital Management is the general partner and commodity trading advisor of each Series. It is a Grenada corporation with offices located at Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada West Indies, and its telephone number is (473) 439-2418. The firm’s books and records are maintained at this location and are available there for inspection. Its sole business is the trading and management of discretionary futures accounts, including commodity pools. It has been registered with the CFTC as a commodity pool operator since May 9, 2001, and has been a member of the NFA in that capacity since January 7, 2003. As of February 29, 2012, Superfund Capital Management and its affiliates had approximately $800 million in assets under management in the futures and forward markets. Christian Baha owns 100% of Superfund Capital Management and its affiliate, Superfund Fund Management, Inc.

The principals of Superfund Capital Management are Nigel James, Martin Schneider, Gizela Benedek, and Christian Baha. As discussed below, Mr. James is responsible for the firm’s trading decisions through the implementation of proprietary, computerized trading systems. The principals of Superfund Capital Management have not purchased and do not intend to purchase Units. Superfund Capital Management has agreed that its capital account as general partner of each Series at all times will equal at least 1% of the net aggregate capital contributions of all Limited Partners in each such Series. There have never been any material administrative, civil or criminal proceedings brought against Superfund Capital Management or its principals, whether pending, on appeal or concluded. The firm maintains any required past performance information for itself and its trading principals at the address shown above in this section.

Nigel James, age 31, was appointed as President of Superfund Capital Management on July 13, 2006, and was listed as a principal and registered as an associated person with Superfund Capital Management on November 28, 2006 and May 23, 2007, respectively. Mr. James has been an employee of various members of the Superfund group of affiliated companies since July 2003 when he became a software developer for Superfund Trading Management, Inc., an affiliate of Superfund Capital Management that acts as a commodity trading advisor to non-U.S. funds. In May 2005, he was promoted to the role of Intellectual Technology Project Manager for Superfund Trading Management, Inc. where he managed a team focused on conceptual analysis and design of trading software. Mr. James graduated from the University of the West Indies in Barbados with a Bachelor’s Degree in Computer Science and Management in May 2003 and began his employment in July 2003. Mr. James is a citizen of Grenada.

Martin Schneider, age 45, was appointed Vice President, Principal Financial Officer, Principal Accounting Officer and sole Director of Superfund Capital Management on July 28, 2010. Mr. Schneider was listed as a principal of Superfund Capital Management on August 19, 2010. From May 1997 to June 2001, Mr. Schneider served as Sales Director for Nike, Inc., an international retailer, in the company’s European divisions. From July 2001 to July 2002, Mr. Schneider held the position of Commercial Director for FC Tirol Innsbruck, a former Austrian football club. In this position, Mr. Schneider was responsible for the promotional activities of the organization. Mr. Schneider spent August 2002 preparing for his transition to the Superfund group of financial companies. From September 2002 to March 2005, Mr. Schneider functioned as the sports marketing director for Quadriga Asset Management GmbH, a financial services company, and as the Executive Vice President of the successor company, Superfund Marketing and Sports Sponsoring Inc., a marketing services company. In April 2005, Mr. Schneider assumed the role of Operating Manager for Superfund Group Monaco, a financial services company, a position he held until his appointment to Superfund Capital Management in June 2010. In the position of Operating Manager, Mr. Schneider conducted internal operational and financial audits of members of the Superfund group of affiliated financial companies. Mr. Schneider is a graduate of TGM Technical School in Vienna, Austria, with a degree in mechanical engineering. Mr. Schneider is a citizen of Austria.

Gizela Benedek, age 33, was appointed Treasurer of Superfund Capital Management on July 28, 2010. Ms. Benedek will also serve as Audit Committee Financial Expert for the Fund. Ms. Benedek was listed as a principal of Superfund Capital Management on September 10, 2010. From June 2000 to September 2005, Ms. Benedek served as an Associate of PricewaterhouseCoopers, an international accounting firm, in its tax consulting group in Vienna,

Austria. In this position, Ms. Benedek provided tax consulting services to investment companies. From October 2005 to December 2005, Ms. Benedek conducted intensive research in connection with her master thesis. From January 2006 to July 2008, Ms. Benedek held the position of Auditing Associate in the auditing group of RSM Exacta Wirtschaftsprufung AG, an Austrian auditing and tax consultancy firm. In this position, Ms. Benedek provided auditing services to private foundations and mid-market companies. From August 2008 through August 2009, she was granted educational leave sponsored by the Austrian government to study for the U.S. CPA exam. Since September 2009, Ms. Benedek has held the role of Financial Counsel for Superfund Distribution and Investment, Inc., a financial services company located in Grenada, West Indies. In this role, Ms. Benedek engages in various internal accounting and auditing functions. Ms. Benedek is a graduate of The University of Economics and Business Administration in Vienna, Austria and is a certified public accountant. Ms. Benedek is a citizen of Austria.

Christian Baha, age 43, is Superfund Capital Management’s founder and sole owner. By December 1991, Mr. Baha began working independently to develop software for the technical analysis of financial data in Austria. In January 1995, Mr. Baha founded the first members of the Superfund group of affiliated companies specializing in managed futures funds and began to develop a worldwide distribution network. With profit sharing rights certificates, Mr. Baha launched an alternative investment vehicle for private investors. Launched on March 8, 1996, this product is called the Superfund Unternehmens-Beteiligungs-Aktiengesellschaft (Superfund Q-AG), and was formerly known as Quadriga Beteiligungs & Vermögens AG (Quadriga AG). In March 2003, a new generation of managed futures funds was internationally launched under the brand name “Superfund” and previously existing products have since been re-branded under this name. Simultaneously with the development of the Quadriga/Superfund group of affiliated companies, Mr. Baha founded the software company TeleTrader AG, which has been listed on the Vienna Stock Exchange since March 2001. He was listed as a principal of Superfund Advisors, Inc., a CFTC registered commodity pool operator, on November 20, 2009, however, such listing was withdrawn as of November 26, 2011. He is also registered as an associated person and listed as a principal of Superfund Asset Management, Inc., a CFTC registered introducing broker, positions which he has held since July 23, 1999 and June 24, 1997, respectively. He has also been listed as a principal of Superfund Asset Management LLC, a CFTC registered introducing broker, and Superfund Capital Management since April 26, 2012 and May 9, 2001, respectively. He was registered as an associated person of Superfund Capital Management on May 9, 2001 as well, however, such registration was subsequently withdrawn on February 17, 2009. Mr. Baha is listed as a principal of Superfund Capital Management because he is its sole owner. Mr. Baha was also listed as a principal of Superfund USA, a registered broker dealer that was previously registered as a commodity pool operator with the CFTC from August 14, 2009 through September 4, 2010, from August 13, 2009 through September 4, 2010 because he is the sole owner of the foregoing entity. He is a graduate of the police academy in Vienna, Austria and studied at the Business University of Vienna, Austria. Mr.  Baha is a citizen of Austria.

The Trading Advisor

Pursuant to the Partnership Agreement, Superfund Capital Management has the sole authority and responsibility for managing the Fund and for directing the investment and reinvestment of each Series’ assets. Although Superfund Capital Management currently serves as the sole trading advisor of each Series, it may, in the future, retain other trading advisors to manage a portion of the assets of each Series. Limited Partners will receive prior notice, in the monthly report from each Series or otherwise, in the event that additional trading advisors are to be retained on behalf of each Series.

Trading Strategy

Superfund Capital Management makes each Series’ trading decisions using proprietary, fully-automated computerized trading systems, which trade in more than 120 futures and forward markets, which automatically generate buy and sell signals, and constantly monitor relevant technical indicators on the traded futures markets in the U.S., Canada, Europe and Asia and on the off-exchange foreign currency markets. By using fully-automated trading systems, human emotions are removed from the capital management process.

Superfund Capital Management and its affiliates trade in more than 120 futures and forward markets globally, although not in all markets at all times and in only a few markets from time to time, including both commodity and financial futures and foreign currencies. The primary sectors that each Series may trade are: currencies, interest rates, bonds, stock indices, metals, energy, grains and agriculture markets. Superfund’s proprietary trading systems emphasize instruments with low correlation to each other and high liquidity for order execution.

Superfund Capital Management’s strategy is based primarily on the implementation of a four-point philosophy consisting of (i) market diversification, (ii) technical analysis, (iii) systematic, primarily trend-following, trading systems, and (iv) money management. The Superfund trading systems scan more than 120 different futures and forward markets worldwide on a daily basis and make the following decisions: whether to establish new positions (long or short), whether to adjust or place stop orders, whether to make a change in position size based on volatility or change in correlation between markets, and whether to exit open positions. The decision to establish new positions is generally based on a proprietary algorithm that seeks to identify market trends at an early stage of formation. These trends can last from days to months. Trend identification is done by analyzing technical indicators and parameters such as moving averages, Bollinger Bands, which are technical channel indicators calculated as multiples of the standard deviation above and below a moving average and other technical indicators. Once potential trades are identified, the systems apply additional filters at the trade level with respect to trend and volatility analysis and, before generating definite buy or sell signals, taking into consideration macro variables such as overall risk capital available for trading and portfolio volatility.

Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks to capitalize on short-term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. Trading decisions are based on proprietary algorithms that seek to identify short-term trading opportunities, whether within a larger market trend or other market pattern or otherwise, through an analysis of technical indicators, and are generated on a fully automated basis without human emotional bias.

With respect to money management, before entering new positions the Superfund trading systems define the maximum open risk per position based on market correlation and market volatility. This money management filter is applied after positions have been established on a daily basis per market and adjusts existing stop order levels or reduces position size if proprietary pre-defined risk measures are met or exceeded due to market volatility or changes in market correlation. Finally, positions are exited either by being stopped out or adjusted as a result of the changes in volatility or market correlation. Once finally determined, trade instructions are transmitted to Superfund Asset Management, which serves as the Fund’s introducing broker, for execution through the Fund’s executing and clearing brokers.

The trading method, systems, and money management techniques employed by Superfund Capital Management are proprietary and confidential. The foregoing description is general and is not intended to be complete. There can be no assurance that Superfund Capital Management’s trading systems will successfully identify trades that the Fund can capitalize on or produce results similar to those produced in the past for other funds managed by Superfund Capital Management or its affiliates.

PAST PERFORMANCE OF SUPERFUND GREEN, L.P.

Set forth below and on the following page are the performance records of the Fund for the period January 2007 through February 2012. Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool	Superfund Green, L.P. — Series A
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management
Inception of Trading	November 2002
Aggregate Subscriptions as of February 29, 2012	$128,355,428
Net Asset Value as of February 29, 2012	$30,175,305
Worst Monthly % Drawdown (May 2010)	(13.14%)
Worst Peak-to-Valley % Drawdown (June 2008 to January 2010)	(36.92%)

HISTORICAL PERFORMANCE

2007		2008		2009		2010		2011		2012
Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)	Jan	(0.20%)
Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%	Feb	0.95%
Mar	(8.73%)	Mar	2.29%	Mar	(2.23%)	Mar	14.41%	Mar	(0.60%)
Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%	Apr	9.30%
May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)	May	(8.84%)
Jun	6.84%	Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)	Jun	(2.01%)
Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)	Jul	5.55%
Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%	Aug	4.15%	Aug	(0.09%)
Sep	5.57%	Sep	(0.07%)	Sep	2.81%	Sep	4.55%	Sep	(2.81%)
Oct	9.92%	Oct	12.19%	Oct	(11.60%)	Oct	5.70%	Oct	(7.83%)
Nov	(4.69%)	Nov	1.47%	Nov	13.93%	Nov	(2.71%)	Nov	(3.04%)
Dec	2.82%	Dec	1.32%	Dec	(9.43%)	Dec	10.13%	Dec	(4.94%)
Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(15.75%)	Annual	0.75%
											(2 mos. )

Aggregate Subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley % Drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of Pool	Superfund Green, L.P. — Series B
Type of Pool	Single Advisor/Publicly Offered/No Principal Protection
General Partner	Superfund Capital Management, Inc.
Inception of Trading	November 2002
Aggregate Subscriptions as of February 29, 2012	$147,763,485
Net Asset Value as of February 29, 2012	$32,258,203
Worst Monthly % Drawdown (May 2010)	(20.23%)
Worst Peak-to-Valley % Drawdown (February 2009 to January 2010)	(52.98%)

HISTORICAL PERFORMANCE

2007		2008		2009		2010		2011		2012
Jan	(4.60%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)	Jan	(0.21%)
Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%	Feb	1.46%
Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%	Mar	(0.81%)
Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%	Apr	14.09%
May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)	May	(13.28%)
Jun	9.77%	Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)	Jun	(2.79%)
Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)	Jul	8.49%
Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%	Aug	6.43%	Aug	0.16%
Sep	8.26%	Sep	0.46%	Sep	4.58%	Sep	7.45%	Sep	(4.59%)
Oct	14.57%	Oct	20.14%	Oct	(18.34%)	Oct	8.34%	Oct	(11.69%)
Nov	(6.79%)	Nov	2.78%	Nov	22.10%	Nov	(3.24%)	Nov	(4.76%)
Dec	4.44%	Dec	2.60%	Dec	(14.18%)	Dec	15.25%	Dec	(7.15%)
Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	(21.54%)	Annual	1.24%
											(2 mos.)

Aggregate Subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst Peak-to-Valley % Drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Introduction

The Fund commenced the offering of its Units on October 22, 2002. The initial offering terminated on October 31, 2002 and the Fund commenced operations on November 5, 2002. The continuing offering period commenced at the termination of the initial offering period and is ongoing. The Fund changed its name from “Quadriga Superfund, L.P.” to “Superfund Green, L.P.” effective December 1, 2009. From inception through the period ended February 29, 2012, subscriptions totaling $276,118,886 have been accepted and redemptions over the same period totaled $216,342,713.

Effective July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. This short-term strategy seeks trading opportunities arising out of short term changes in futures and forward market prices, with trades lasting from less than a day to more than a week, and has exhibited low correlation to the trend-following methodology historically utilized by the Fund.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Fund from promptly liquidating unfavorable positions and subject the Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a Securities Investor Protection Corporation (“SIPC”)-led liquidation proceeding would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. As of February 29, 2012 approximately $1.24 million of Series A’s assets were still on deposit in accounts at MF Global. These assets represent approximately 4.1% of Series A’s net asset value of approximately $30.18 million as of February 29, 2012. As of February 29, 2012 approximately $2.31 million of Series B’s assets were still on deposit in accounts at MF Global. These assets represent approximately 7.2% of Series B’s net asset value of approximately $32.26 million. There can be no assurance that all of the Fund’s assets currently held at MF Global will be returned to the Fund or the length of time it will take for such return.

Future actions involving MF Global may impact the Fund’s ability to value the portion of its assets held at MF Global and/or delay the payment of a Limited Partner’s pro rata share of such assets upon redemption.

Other than these limitations on liquidity, which are inherent in the Fund’s futures and forward trading operations, the Fund’s assets are expected to be highly liquid, and the Fund has experienced no meaningful periods of illiquidity for the years ended December 31, 2011 and 2010.

Capital Resources

The Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowings. Due to the nature of the Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Results of Operations

2011

Series A

Net results for the year ended December 31, 2011 were a loss of 15.7% in net asset value compared to the preceding year. In this period, Series A experienced a net decrease in net assets from operations of $6,022,225. This net decrease consisted of interest income of $20,663, trading losses of $2,517,097 and total expenses of $3,525,791. Expenses included $693,659 in management fees, $374,951 in ongoing offering expenses, $56,243 in operating expenses, $1,499,588 in selling commissions, $544,421 in brokerage commissions, $337,063 attributable to the MF Global reserve and $19,866 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series A was $1,306.48 and $1,550.72, respectively.

Series B

Net results for the year ended December 31, 2011 were a loss of 21.5% in net asset value compared to the preceding year. In this period, Series B experienced a net decrease in net assets from operations of $9,410,149. This net increase consisted of interest income of $23,699, trading losses of $4,389,015 and total expenses of $5,044,833. Expenses included $904,883 in management fees, $489,121 in ongoing offering expenses, $73,370 in operating expenses, $1,956,503 in selling commissions, $1,060,080 in brokerage commissions, $529,613 attributable to the MF Global reserve and $31,263 in other expenses. At December 31, 2011 and December 31, 2010, the net asset value per Unit of Series B was $1,391.44 and $1,773.52, respectively.

Fund results for 4th Quarter 2011:

In December, the Fund’s trading strategies posted disappointing results as macroeconomic factors continued to shake markets, resulting in another volatile month of trading. Equities finished the year on a small upswing as positive economic news from the U.S. elevated markets from their intra-month lows despite the European debt crisis continuing to weigh heavily on global markets. The U.S. dollar trended higher to the detriment of gold, with gold futures trading below the 200-day moving average. Grains rallied as reduced yields for soybeans and corn drove prices higher while soft commodities’ values remained suppressed on steady output. Meanwhile, base metals lagged as stockpiles of aluminum increased to record highs while demand for copper decreased. Crude oil experienced a volatile trade with growing tensions between the U.S. and Iran threatening to disrupt the oil supply. The Fund’s allocation to the energy sector yielded losses in December as conflicting macroeconomic factors injected volatility into the markets. A modest improvement in U.S. economic data, including positive job reports, supported energy prices and helped sustain crude to just above the $100 per barrel. These increases, however, were reversed as proposed European Union (“EU”) summit resolutions were viewed as insufficient to produce significant growth in Europe, resulting in multi-week lows. Calls for sanctions against Iran and the potential interruption to Middle Eastern supplies abruptly halted the slide and sent crude markets higher at the end of the month. For the month, natural gas (-16.5%) remained heavily bearish as a result of above-normal temperatures across the upper Midwest and East Coast and reported inventories significantly above the five-year average. The Fund experienced negative results in the metals markets in December as gains made in base metals were offset by losses in gold. The European debt crisis and related demand concerns significantly impacted metals prices over the second half of the year. Short positions in aluminum (-4.27%) prospered as fears of a recession in the euro-zone weakened demand for the base metal and as aluminum inventories increased to record levels. Copper also suffered from similar demand concerns as data out of China, the world’s largest user of the metal, indicated stockpiles increased while industrial output slowed. Silver (-14.9%) hit a four-month low after a sell-off spurred by Euro concerns. Meanwhile, gold (-10.5%) dropped below its 200-day moving average mid-month for the first time in over two years. The Fund’s money market positions yielded negative returns in December. Short-term interest rates remained on the decline as investors continued to favor the safety of money markets. Rates rose slightly from their lows throughout December as the European Central Bank (“ECB”) continued attempting to add liquidity to the markets by increasing access to its lending facilities. The U.S. also maintained its own easy monetary policy in order to boost liquidity and support economic recovery. The Fund’s money market positions declined slightly as money markets fell back near the end of the month. The Fund’s bond portfolio produced modest losses in December as external factors disrupted prices. While a mid-month auction of U.S. notes displayed its strongest demand since 1993, European political and central bank decisions drove prices lower. U.S. 10-year T-Note futures (+1.4%) gained on the month while 2-year T-Notes remained flat. In Europe, German bund prices dipped after the ECB’s decision to lend €489 billion to capitalize insolvent European banks. In Asia, Korean T-Bonds trended higher in December before dropping significantly after Kim Jong-Il’s death, ending nearly flat on the month.

In November, the Fund’s trading strategies underperformed as the continuing euro-zone debt crisis resulted in high market volatility and left investors searching for safe haven investments. Indices pared early heavy losses by month’s end as a coordinated effort by central banks in the euro-zone, U.S., Canada, Switzerland, United Kingdom (the “U.K.”) and Japan to lower the cost of dollar funding gave much needed optimism to the markets. Bond yields rose significantly higher in Europe and Japan, with Germany unable to sell nearly a third of its bond offering and the Japanese benchmark 10-year Japanese Government Bond’s high yields making borrowing potentially unsustainable. The U.S. dollar resumed its status as a safe haven currency in November as investors reallocated from gold and the Swiss franc. Overall, the metals sector moved lower to the benefit of the Fund’s positions as global demand concerns from the euro-zone debt crisis along with slowing Chinese economic growth suppressed prices. Strong U.S. Thanksgiving retail sales and an increase in consumer confidence drove crude oil to over $100 per barrel. The Fund’s short-term strategies performed poorly as gains in energies were offset by losses in currencies and short rates. The Fund’s allocation to currencies experienced significant losses in November as the U.S. dollar reversed sharply as investors sought a safe haven currency in the face of global market turmoil. The U.S. dollar rose sharply against almost every global currency as uncertainty over the sovereign debt of some European nations continued to shake markets. The euro, Swiss franc, Canadian dollar and Brazilian real all finished with losses against the U.S. dollar with only the Japanese yen finishing with a modest gain as that currency drifted higher after last month’s late intervention. The Fund experienced strong gains in the global energy markets in November with long crude oil and short natural gas positions leading the way. Both Nymex and Brent Crude rallied into month-end on record U.S. Thanksgiving retail sales, strong consumer confidence and a proposed ban on EU imports of Iranian oil. U.S. domestic crude stocks fell to 330.8 million barrels in November, the lowest level since January 2010, propelling crude 32% higher since early October while reaching $100 a barrel for the first time since July. The Fund’s bond portfolio produced losses in November as uncertainty over the euro-zone’s credit worthiness drove European yields to significant highs. Euro-zone uncertainty also lowered yields in the U.S. for most of November before a decision by central banks around the world to cut the U.S. dollar overnight index-swap rate reversed some of the U.S. 30-year note’s price increases in November. Japanese yields spiked at the end of November just days before a critical 2-year, 2.7 trillion Japanese yen offering. The Fund’s allocation to global equity markets yielded modest negative returns in November. Equity markets around the globe declined sharply early in the month as policy makers continued to search for solutions to growing economic tensions. Global markets moved up sharply late in the month, however, punctuated by news of a 6-nation coordinated central bank action aimed at easing strains within the banking system. As a result, significant early-month negative returns in Italy, Spain, Germany and Japan were pared, while the U.S. experienced positive returns for November despite large early-November losses.

In October, the Fund’s trading strategies posted disappointing results as renewed optimism precipitated a return to risk after September’s historic liquidation. Indices led the way higher, posting impressive gains as strong U.S. corporate earnings and gross domestic product (“GDP”) figures and a preliminary debt crisis agreement in Europe sent values higher. While central bank statements remained downbeat, bonds sold off as the bold action in Europe in dealing with the debt crisis inspired optimism. Crude oil and base metals also rallied as September’s losses appeared to have attracted renewed physical demand. Gold futures recovered from recent slides as weakening in the U.S. dollar and prospects for easy money in the U.S. and Europe for the foreseeable future supported values. Currencies reversed as yield-seeking investors redeployed capital after the euro-zone averted disaster, Japanese authorities intervened, and commodity currencies rose. Agricultural products finished mixed as a weaker U.S. dollar was offset by higher production. The Fund’s short-term strategies were unable to keep pace with the velocity of the change in direction as losses in bonds, currencies, energies and stocks offset gains in metals trading. The Fund experienced significant losses in bonds markets in October. Losses in bond markets arose as optimism over the economic outlook strengthened as the month progressed. U.S. and German bund yields rallied from their lows even as consumer confidence remained depressed as European policy makers tackled their sovereign debt issue in a comprehensive manner. The Fund’s allocation to currencies produced losses in October as the risk on/risk off dynamic that has prevailed in 2011 continued with a dramatic return to risk. September’s U.S. dollar liquidity operations and substantial progress between European sovereigns, banks and bond holders on a way forward out of the debt crisis combined to send the euro 3.7% higher. The late-month debt agreement prompted a temporary return to risk, sending capital flowing back into European regions such as Norway, Russia, Sweden and Poland. Commodity currencies also benefitted as macroeconomic risks receded with strong U.S. corporate earnings and a 2.5% rise in third quarter U.S. GDP. The Australian dollar, Canadian dollar and Brazilian real moved sharply higher in yet another extreme move. The Japanese government intervened for the fourth time in just over a year, sending the yen to intra-day declines of 4.7% after reaching post-war highs against the dollar earlier in the month. Allocations to stock and global energy markets also yielded negative returns in October. The Fund’s strategies in global equity markets suffered as markets reversed higher in volatile trade. U.S. equities led the way with the S&P 500 rising 11% for the month. Although consumer confidence and employment figures remained weak, investors gained confidence on impressive corporate earnings and U.S. GDP growth. In Europe, concerns over sovereign debt issues abated as the late-month summit finally yielded some tangible solutions to the crisis. The Fund’s allocations to global energy markets underperformed as encouraging economic news out of the U.S. and increasing optimism from European policy makers caused a sharp reversal from September’s liquidation. On October 31, 2011, MF Global reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, Superfund Capital Management caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. The reserve taken reduced the net asset value of Series A by approximately 0.95% and Series B by approximately 1.29%.

For the fourth quarter of 2011, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currencies sector.

Fund results for 3rd Quarter 2011:

In September, the Fund’s trading strategies posted disappointing results as economic uncertainty spiked, precipitating a severe bout of commodity market liquidation and corresponding flight to the U.S. dollar and treasuries. Equities came under pressure early as poor U.S. unemployment data and growing dysfunction in European money markets prompted liquidation. Values remained under duress for the balance of the month as the International Monetary Fund (the “IMF”), the U.S. Federal Reserve (the “Fed”) and the ECB offered bearish assessments of downside risks to global growth. The U.S. dollar gained along with U.S. and European treasuries as investors flocked to safe haven assets while awaiting further clarity from European authorities. Gold and silver reversed August’s gains on a stronger U.S. dollar, increased margin requirements and collateral damage from commodity and equity market liquidation. Grains and soft commodities were hit particularly hard amid the fundamental reassessment of demand, a stronger U.S. dollar and improved production prospects. The Fund’s short-term strategies further detracted from overall performance as losses in currencies and energies offset gains in bonds, metals and stocks. The Fund experienced significant losses in grains and agricultural markets in September. Losses were seen in grain market trades amid global economic concerns, weakening demand, seasonal harvest pressure and a strong U.S. dollar. Positions in agricultural products underperformed as the combination of excellent production and the increasing likelihood of a global recession resulted in heavy liquidation. Allocations to currencies and money markets also yielded negative returns in September. Losses in currency markets resulted from a massive flight out of risk assets, including commodities, commodity currencies and emerging market equities, which propelled the U.S. dollar sharply higher against a global basket of currencies. Positions in global money markets lost ground in September as continued instability in financial markets led to choppy action at the top of the recent range. Pressure continued to mount on European officials as major bank shares fell amid reports of rising dysfunction in the inter-bank lending market. This prompted the major central banks to coordinate funding and stability to the system. The Fund’s models produced gains in metals and bonds in September. Metals markets saw positive results overall as the seemingly intractable European debt crisis escalated pessimism regarding industrial metal demand. The Fund’s bond portfolio continued to perform well during September as fear and central bank intervention drove major sovereign debt prices higher. As world commodity and equity prices fell, investors invested into the safe haven assets of medium and long-term sovereign debt. Other markets, relative to those discussed above, did not have a substantial impact on the month’s overall negative performance.

In August, the Fund’s trading strategies yielded mixed results as volatility continued to rise in conjunction with political and economic uncertainty. Global contagion fears escalated to new levels during the month following the downgrade of U.S. debt and heightened fears of a downgrade of French debt. The Fund’s trend following models produced gains in bonds and money markets as safe haven capital flooded to sovereign debt. The Fund’s short-term strategies also contributed positively to overall performance as gains in bonds, metals and energies offset losses in stocks and currencies. The Fund’s allocation to bond markets outperformed once again in August as the fear trade picked up momentum amid flagging consumer sentiment as governments continued to fail to address long-term deficit challenges. U.S. bonds increased over 7% as safe haven demand surged with the S&P downgrade of U.S. debt and subsequent heavy liquidation in global equity markets. The trading strategies also produced gains from short-term interest rate futures positions in August as the uptrend remained firmly entrenched. Short-term rate futures around the world spiked higher early in the month as equities sold off in response to uncertainty surrounding the debt of both sovereigns as well as major financial institutions. Somewhat paradoxically this led to a flight to safety to some of the very sovereigns that were coming under fire, most notably the U.S. Allocations to equities markets yielded negative results in August as global markets collapsed under the weight of fears surrounding the stability of major international banks. Equity market volatility increased as S&P’s downgrade of U.S. debt was followed by fears of a French downgrade due to exposure to Italy. Global growth expectations contracted quickly sending Italian (-15.7%), Spanish (-8.9%) and French (-11.4%) indices sharply lower, prompting regulators to establish short-selling bans. Short sellers responded by attacking Europe’s leading economy, sending Germany’s DAX to a loss of 19.4%. Asian markets also suffered amid global contagion fears, as Japan (-9%), Korea (-13%) and Singapore (-9.7%) witnessed double-digit declines. Late month news that Warren Buffet was investing $5 billion in embattled Bank of America shares along with a surprisingly strong U.S. durable goods number and a Greek bank merger restored some measure of confidence while limiting losses in the Dow Jones Industrial Average (the “Dow”) to 4.1%. The Fund’s currencies positions also yielded negative returns in August as the euro and U.S. dollar settled into tight ranges while risk currencies reversed lower. Other market sectors, relative to those discussed above, did not have a substantial influence on the Fund’s relatively flat performance in the month of August.

In July, the Fund’s trading strategies bounced back to produce strong returns as global contagion fears resulted in strong moves for safe haven assets at the expense of risk. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds and stocks offset small losses in currencies, metals and energies. The strongest performing sectors on the month were bonds, metals and currencies, with bonds having the most substantial returns. Meanwhile, stock indices and grains produced moderate losses. The Fund’s bond positions performed well in July on speculation that there was an increasing likelihood of a debt-related slowdown in Europe and the U.S. German bunds rallied on demand for safe haven assets as Consumer Price Index (“CPI”) figures remained muted despite factory orders and exports easily surpassing expectations. The health of major banks in Italy and Spain came into question forcing Spanish and Italian yield to soar amid increasing loan losses for private banks. In the U.S., the combination of a disappointing early month jobs report and debt ceiling related slowdown fears supported the steady trend higher. Allocations to metals produced positive results on the month as policy maker deadlocks in Europe and the U.S. drove investors to the perceived safety of gold and silver. December gold finished 8.4% higher, surpassing the $1,637 level, while September silver added 15.2% to finish just over the $40 mark. London copper added 4.5% due to strong U.S. corporate earnings and a 20% increase in Chinese refined copper imports following May’s domestic stocks drawdown. An early month Chinese rate hike and a somewhat disappointing GDP report did little to slow the advance. The Fund’s currency market positions yielded positive results in July as early U.S. dollar strength reversed mid-month, giving way to concern over the risks associated with a failure to raise the U.S. debt ceiling. The first half of the month saw significant euro weakness amid conflicting signals from various euro-zone officials as to the ultimate fate of their heavily indebted members and the monetary union itself. The U.S. dollar rallied over 2% while the euro gave up over 3% amid Greek default talk and heightening Italian solvency concerns. From there, the U.S. dollar reversed as global investors sought protection from a potential U.S. default as debt ceiling negotiations faltered. The Fund yielded slightly negative results in the stock indices sector in July as global markets continued to retrace from spring highs amid debt worries. Grain positions also experienced moderate losses in July on weather related yield uncertainty.

For the third quarter of 2011, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the currencies sector.

Fund results for 2nd Quarter 2011:

In June, the Fund’s trading strategies yielded negative results as the correction in stocks and commodities that began in May continued, only to reverse late in the month. The Fund’s short-term strategies contributed positively to overall performance as gains in bonds, metals and stocks offset losses in currencies and energies. The Fund underperformed in equities futures trading in June as stagnating growth and European sovereign debt worries sent indices sharply lower. European equities plummeted as EU officials, private creditors and the Greek government struggled to find a workable solution to the crisis. Meanwhile, the Fund’s bond strategies outperformed across the board in June, responding in a classic inverse manner to the factors affecting equities. German bonds moved steadily higher early as uncertainty over the status of Greek debt intensified. Lower than expected German factory orders and industrial production supported values as well. Australian bonds rallied, due in part to the attractive yield differential versus the U.S., Europe and Japan. The Fund’s allocation to global energy markets produced losses as the recent correction continued in June, reflecting increasing pessimism for economic prospects. Energy markets and commodity currencies sold off while treasuries gained on safe haven flows as softening manufacturing data prompted the ECB and the Fed to lower their longer term inflation estimates. However, with a late month agreement on a new aid package, equities and other risk assets reversed higher, while treasuries gave back earlier gains. Late month losses in previous metals and choppy action in base metals led to negative performance in that sector. The Fund’s trading models also produced losses in grains in June as improving weather and declining demand prospects associated with macroeconomic concerns led to sharp reversals. Gold and silver finished lower on the inflation outlook while grains sold off as excellent weather and an uncertain demand outlook led to higher inventory estimates.

In May, the Fund’s medium to long term trading strategies underperformed as investors temporarily abandoned risk assets in favor of safe haven alternatives. The Fund’s short-term strategies also contributed negatively to overall performance as losses in equities, metals and currencies offset gains in bonds and energies. Equities reversed as declines in U.S. employment, housing and GDP combined with disappointing German factory orders to unnerve bullish investors. The Fund’s allocation to global stock indices underperformed despite a late recovery as the European debt crisis and a slowdown in manufacturing heightened fears of stagnant growth. The Fund’s bond strategies produced positive results across the board in May as safe haven assets pressed higher amid uncertainty concerning the sustainability of global economic growth. Treasuries rallied as bond yields in peripheral European states soared amid growing concern that a Greek default or restructuring was a real possibility. Allocations to currencies yielded poor results for the Fund in May as the U.S. dollar and euro reversed April’s action following the ECB’s unexpected removal of the “strong vigilance” on higher prices language from their May policy statement. The growing focus on the European sovereign debt situation prompted a flight out of risk assets and into the U.S. dollar and the Swiss franc, which established a new record high against the euro. Energies and base metals saw sharp declines as a bearish Goldman Sachs commodity call, along with heightened volatility in forex markets tied to the problems in Europe spurred liquidation. The Fund’s performance in the metals sector reversed as gold futures opened the month retracing over 6% from all-time highs established on May 2nd. The weakness stemmed from massive liquidation in silver and receding inflation fears as European sovereign debt instability delayed near term prospects for an ECB rate hike. April gains turned into May losses for the Fund in energies as recent upward trends in crude oil, heating oil and gasoline gave way to significant declines. Grains endured more volatile action as extreme weather in the Northern Hemisphere continued to threaten production prospects. The Fund’s position in grains suffered due to continued volatility from broad based commodity selling, a reversal in the U.S. dollar and a surprise 8% upward revision in 2010-11 U.S. Department of Agriculture (“USDA”) corn ending stocks.

In April, the Fund’s allocation to global stock indices performed well in April as the uptrend in equities continued. The Dow rose 4.4%, reaching mid-2008 highs on excellent quarterly earnings. Late-month results from Apple and IBM easily offset the downgrade of the U.S. credit outlook by S&P. European equities generally ignored sovereign debt worries, finishing broadly higher as surging Germany factory orders and industrial production set a positive tone. However, Greece’s ASE-20 moved back to its lows as debt restructuring rumors rattled investors. Asian indices tracked steadily higher, continuing to capitalize on China’s dynamic growth. Japan’s Nikkei (+1.3%) broke higher late as disaster recovery efforts progressed. The Fund yielded negative results in global bond markets in April as a mid-month reversal produced losses. German bunds continued their recent trend lower early in the month as strong economic data at home combined with sovereign debt fears on the periphery to drive yields higher. Ongoing inflation fears ahead of the ECB’s 25 basis point rate hike also exerted pressure. Values then recovered somewhat before vaulting higher in conjunction with the downgrade of the U.S. credit outlook by S&P as investors received a sobering reminder of the potential long-term risks to global growth prospects. The Fund experienced minor gains from its allocation to short-term interest rate futures in April in mixed action. Eurodollar futures trended higher as the Fed officially reiterated its commitment to completing the second round of quantitative easing (“QE2”) after some doubts were expressed last month. Euribor futures finished mixed as the ECB maintained its vigilant stance on inflation by raising their discount rate 25 basis points as expected. Allocations to currency markets yielded strong results in April as recent trends extended amid accelerating U.S. dollar weakness. The euro surged to its highest level since December of 2009 as an S&P downgrade of the U.S. credit outlook prompted severe U.S. dollar weakness as the month came to a close. The Australian dollar marched 6.2% higher amid excellent export growth, while the New Zealand dollar rose by approximately the same percentage on a rising appetite for yield and risk as global investors sought to offset asset deterioration linked to inflation. The Colombian peso added another 5.5% amid heavy foreign direct investment flows into the oil and mining industries. Sweden’s krona and Brazil’s real also gained significantly as rate hikes attracted yield hungry investors. The Fund’s grain positions suffered losses in April amid heightened volatility as values fluctuated along with uncertain weather. Soybeans finished lower on the prospect of U.S. corn acres shifting to soybeans due to an excessively wet spring. A potentially record breaking South American crop led China to cancel U.S. purchases, while a bearish commodity call by Goldman Sachs pressured values as well. Wheat sold off late, losing 7% of its value as forecasts for badly needed rains in winter wheat areas offset the bullish effects of excessive moisture in spring wheat regions. Corn traded to all-time highs above $7.80 as poor planting progress threatened to exacerbate historically tight supplies. The Fund’s allocation to agricultural markets also resulted in losses for April as growing supplies offset the weaker U.S. dollar. June cattle (-6.2%) fell throughout the month after establishing record highs on April 4th as the USDA reported that commercial red-meat production reached a record high. June hogs also reversed to finish 8.4% lower after a reported 12% increase in frozen pork stocks versus last year. Cotton fell sharply on concern that China’s attempts to slow inflation using higher interest rates and reserve rate requirements would cut into demand. Meanwhile, July NY coffee established 14-year highs amid poor weather in South America. Allocations to metals outperformed in April as exceptional U.S. dollar weakness and rising inflation throughout the world propelled precious metals sharply higher. Gold saw an 8.1% gain, surpassing the $1,550 per ounce mark. July silver tacked on another 28%, pushing its year to date return to over 50% in frenzied action. Copper futures lost 3.4% as the U.S. credit downgrade and another reserve requirement hike in China dampened the growth outlook for the world’s two largest copper consumers.

For the second quarter of 2011, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 1st Quarter 2011:

In March, the Fund’s allocation to global equity markets underperformed as a sharp countertrend reversal following the disaster in Japan produced losses for the Fund’s strategies. Equity markets opened the month moving sideways as the reemergence of sovereign debt and inflation worries in Europe offset steady expansion in global manufacturing. From there the Nikkei plunged 25.0% on panic-induced selling following the events of March 11th. Results for the Fund’s models experienced losses as most leading indices participated in the selloff as risk appetite abated. Equities quickly recovered as the focus shifted to the growth to be generated by rebuilding Japan. Nikkei futures finished only 7.7% lower on the month while shares in South Korea and Hong Kong finished 9.1% and 0.9% higher, respectively, on the belief that these markets are well positioned to fill the temporary void left by the decimated Japanese manufacturing sector. U.S. equity markets also experienced small gains as macroeconomic data continued on a positive trajectory. A mixture of long and short positions in equity markets led the Fund to an overall loss. The Fund’s positions in the bond sector experienced gains in March despite volatile market conditions as geopolitical instability in Libya and Japan and financial instability in Europe led investors to the relative safety of treasuries. Positions in 10-year Japanese Government Bonds experienced gains as the market opened the month near unchanged before rallying sharply in response to a nearly 20.0% washout in equities following the disaster. The

Fund experienced losses in German bund futures as the market finished lower on news of improving employment, factory orders and retail sales. Meanwhile, the sovereign debt situation continued to evolve amid several debt downgrades of peripheral states, prompting investors to demand more yield to hold German debt even as EU leaders agreed to an expanded bailout package for troubled states. Results in U.S. bonds also experienced losses in turbulent trading activity as strong economic prospects offset geopolitical safe haven buying. A mixture of long and short bond positions led the Fund to an overall gain on the month. The Fund’s currency positions experienced gains in March as interest rate expectations and unsettling geopolitical developments dominated trading activity. June euro futures advanced 2.9% despite debt downgrades of Greece, Portugal and Spain as the ECB chairman continued to express the need for extreme vigilance with respect to the growing threat of inflation. The Swiss franc benefitted as investors sought shelter from the U.S.’s quantitative easing and Europe’s sovereign debt troubles. The yen rose over 4.0% following the catastrophic earthquake, amid expectations for a massive repatriation of capital to rebuild the stricken nation. However, in the first coordinated G7 intervention since the 2000 support for the euro, central bankers crushed the rally on March 18th, leading to a loss of 1.6% on the month. The Mexican peso outperformed as the oil producing nation saw slowing inflation complimented by expectations for continuing strong GDP growth. A mixture of long and short currency positions led the Fund to an overall gain on the month.

In February, the Fund’s allocation to equity markets performed well as major indices in the U.S. and Europe continued to press higher on improving economic conditions and strong corporate results. Late in the month, European and U.S. equities were shaken as the political unrest in Egypt spread to Libya and Bahrain, where protesters were met with force. The outbreak of violence triggered a spike in energy markets, which, when combined with uncertainty surrounding the severity of the crisis, prompted liquidation. Most major U.S. and European indices recovered late amid reassuring comments that the Saudis would cover any oil supply shortfalls. Asian shares struggled as inflation took a toll on growth prospects. Chinese H-shares lagged, finishing unchanged as inflation and consequent fiscal tightening dominated the action. Spillover pressure also affected shares in Singapore and Taiwan, which finished 5.9% and 5.6% lower, respectively. Japan’s Nikkei and Australia’s SPI finished 3.7% and 2.1% higher, respectively, in relatively quiet trading. A mixture of long and short positions in equity markets led the Fund to an overall gain in February. The Fund experienced losses in the bond sector in February as existing positions suffered amid a reversal in investors’ perception of the current risk environment. After breaking lower early in the month on strong corporate earnings and forward guidance, U.S. 30-year bond futures surged to January highs as growing unrest across the Middle East unnerved investors, prompting a general flight to safety. Germany’s bund futures opened the month under pressure as anecdotal evidence of exceptional demand from China offset disappointing December factory orders and retail sales data. However, the deteriorating geopolitical situation and local election losses by the majority ruling party in Germany spurred a reversal that led to losses for the Fund. Trade in Australian bond futures was particularly volatile, to the Fund’s detriment, as weakness associated with a strong early month employment report faded as the Reserve Bank of Australia chief indicated that the central bank was not considering a rate hike at the current time. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund obtained gains in currencies in February as the U.S. dollar continued to trend lower, extending January’s losses by another 0.7%. The Swiss franc and Japanese yen finished 1.5% and 0.3% higher, respectively, amid safe haven buying as the situation deteriorated in the Middle East. The Fund experienced gains in the British pound, which finished the month 1.5% higher, after CPI readings showed that prices were increasing at a 4.0% annualized rate, the highest level since fall of 2008. Meanwhile, central bankers in Peru, Colombia, Indonesia and Russia raised rates as they continued to battle inflation while also attempting to fend off the negative effects that massive currency inflows are having on domestic currency appreciation. Colombia extended its dollar purchase program for another three months, hoping to cap currency gains to protect its export prospects. The Australian dollar finished 2.5% higher against the U.S. dollar as strong commodity markets supported full employment. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund’s allocation to global energy markets yielded gains as growing instability in the Middle East and Northern Africa sent prices significantly higher. Short positions in West Texas Intermediate (“WTI”) crude oil performed well early in the month, falling over 5.0% following the Egyptian president’s resignation and total U.S. fuel supplies moving to twenty year highs at the Cushing, Oklahoma delivery point. From there, the Fund experienced gains on long positions in April gasoline, heating oil and brent crude, which finished 9.8%, 7.6% and 10.9% higher, respectively, at the expense of the Fund’s WTI crude position as civil unrest spread to Bahrain, Libya and Oman. The markets gathered momentum as speculation surrounding the stability of the Saudi regime intensified. Short positions in April natural gas also performed well, falling 8.9% on the month as forecasts for mild weather contributed to a convincing breach of the $4 British thermal unit level. A mixture of long and short positions in the energy sector led the Fund to an overall gain on the month.

In January, the Fund’s allocation to global equities finished mixed as disappointing performances in several peripheral markets offset steady trends in major indices. In Europe, several past laggards, including Greece, Italy and Spain finished the month 13.9%, 9.2% and 10.2% higher, respectively, as heavy ECB participation in secondary market debt auctions and plans for a comprehensive debt relief structure reassured investors. Small gains on positions in Germany’s DAX, France’s CAC40 and the Amsterdam EOE Index, which finished 2.5%, 5.1% and 1.3% higher, respectively, offset losses in the sector as several core European economies improved. U.S. equities pressed higher as improving employment figures and solid consumer demand elevated corporate earnings. The Fund experienced early losses in Australia’s SPI as epic flooding cut into 2011 GDP prospects. Chinese H-Shares reversed lower late in the month to the Fund’s detriment as authorities continued to struggle with inflation. Overall, a mixture of long and short stock indices positions led the Fund to an overall loss. The Fund’s allocation to global bond markets underperformed in January as investors exited safe haven assets in response to improving global economic conditions. The Fund experienced losses in its Japanese government bond positions as large auctions and generally poor economic performance resulted in a ratings agency debt downgrade, encouraging investors to put money to work outside the country. In Europe, investors sold bund and bobl futures as Euro-zone industrial production readings easily surpassed expectations. Additionally, positive dialogue from various heads of state regarding a comprehensive crisis solution was backed up by aggressive ECB purchases of Italian, Portuguese and Spanish debt in secondary markets, ensuring successful auctions for the embattled countries. In the U.S., performance suffered in choppy countertrend action as bond and note futures moved sideways to slightly higher as QE2 persisted in spite of rising inflation concerns in the rest of the world. A mixture of long and short bond positions led the Fund to an overall loss on the month. The Fund experienced losses in the interest rates sector as European short rates reversed sharply from December’s strong close. While the ECB left rates unchanged in January, their policy minutes emphasized vigilance over price stability in the midst of rising commodity prices. Policy makers also noted that uncertainty remains elevated and some financial institutions still face the threat of balance sheet adjustments despite positive underlying momentum in the economy. They also stressed the need for Euro members to reduce debt-to-GDP ratios. Short rate futures in the U.S. finished near their highs as early weakness associated with a strong employment report was offset by staunchly accommodative Fed monetary policy. Their focus, in contrast to the ECB, continues to be focused on growth and full employment at the expense of inflation. Meanwhile, Australian short rate futures moved higher to the Fund’s benefit as epic flooding cut into 2011 GDP estimates, thereby reducing prospects for previously expected rate hikes. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund’s allocation to currency markets underperformed in January as the euro and British pound finished 2.4% and 2.8% higher against the U.S. dollar, respectively, and euro-zone regionals reversed late 2010 losses. Early month news that Japan would buy distressed sovereign debt and strong ECB secondary market participation in Portugal, Spain and Italian bond auctions provided support to these recently battered economies. As confidence in the euro improved, investors moved out of the Swiss franc, which finished 0.9% lower against the U.S. dollar, and back into risk plays in Hungary and Poland, which finished 5.4% and 4.1% higher, respectively, resulting in losses for the Fund. The Australian dollar finished 2.1% lower against the U.S. dollar as flood damage triggered a one-time levy, which tempered 2011 growth estimates and rate hike expectations. The Fund experienced losses in the yen following a credit rating downgrade as Japan’s huge debt load and limited policy options unnerved investors. Gains in the Mexican peso, which finished 1.8% higher against the U.S. dollar, offset some losses in the sector as the peso rallied on prospects for a sustained U.S. economic recovery. The Fund’s mixture of long and short currency positions led to an overall loss on the month. The Fund experienced losses in the metals sector in January as gold and silver futures traded sharply lower amid growing optimism that the global economic recovery is gaining momentum. April gold finished with a loss of 6.2% as strong early month U.S. employment figures and ebbing contagion fears in Europe limited investors’ appetite for the alternative asset. March silver finished the month 8.8% lower in correlated action. The Fund’s allocation to industrial metals also suffered. The Fund’s positions in March Comex copper were stopped out after a 6.0% intra-month decline due to China raising its reserve requirement in response to elevated GDP and CPI reports. Fears that China would take more aggressive measures to limit growth led to losses in London aluminum, lead and zinc as several Chinese banks were forced to cease lending for the remainder of the month. A mixture of long and short metals positions led the Fund to an overall loss on the month. The Fund’s allocation to global energy markets produced positive returns in January as economic, logistical and geopolitical factors underpinned values. Strong U.S. employment figures and a pipeline shutdown in Alaska supported the Fund’s New York crude oil positions early in the month. However, elevated Chinese GDP and CPI readings precipitated another reserve requirement hike while increasing expectations for additional measures to slow their economy. This scenario, along with a bearish U.S. inventory report, contributed to losses for the Fund amid an 8.0% drop from intra-month highs. Long positions in brent crude finished 6.6% higher, surpassing $100 per barrel following a reversal in European demand expectations, an accident in the North Sea which idled 200,000 barrels of production and heightening unrest in Egypt. Front-month heating oil surged as well, adding 7.4% as exceptionally cold weather gripped the northern hemisphere, providing excellent returns for the Fund. A mixture of long and short energy positions led the Fund to an overall gain on the month.

For the first quarter of 2011, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the bonds sector.

2010

Series A

Net results for the year ended December 31, 2010 were a gain of 14.5% in net asset value compared to the preceding year. In this period, Series A experienced a net increase in net assets from operations of $5,090,804. This net increase consisted of interest income of $28,761, trading gains of $8,264,993 and total expenses of $3,202,950. Expenses included $656,877 in management fees, $355,069 in ongoing offering expenses, $53,260 in operating expenses, $1,420,292 in selling commissions, $702,326 in brokerage commissions and $15,126 in other expenses. At December 31, 2010 and December 31, 2009, the net asset value per Unit of Series A was $1,550.72 and $1,354.49, respectively.

Series B

Net results for the year ended December 31, 2010 were a gain of 21.9% in net asset value compared to the preceding year. In this period, Series B experienced a net increase in net assets from operations of $10,177,233. This net increase consisted of interest income of $30,069, trading gains of $15,192,242 and total expenses of $5,045,078. Expenses included $924,148 in management fees, $499,541 in ongoing offering expenses, $74,929 in operating expenses, $1,998,175 in selling commissions, $1,529,233 in brokerage commissions and $19,052 in other expenses. At December 31, 2010 and December 31, 2009, the net asset value per Unit of Series B was $1,773.52 and $1,454.64, respectively.

Fund results for 4th Quarter 2010:

In December, the Fund experienced gains in the stock indices sector as government measures in the U.S. and Europe continued to provide a strong foundation for share appreciation. Asian stock indices also appreciated with the exception of China, which declined as the central bank raised rates again in its ongoing effort to control inflation. A mixture of long and short positions in the stock indices sector led the Fund to an overall gain on the month. Currency trends also accelerated into year end with Brazil, Chile, Australia and Canada continuing to attract flows due to commodity market strength. The U.S. dollar index finished the month 1.3% higher. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund also experienced gains in the energy sector as inventories declined and the U.S. dollar struggled into year end. The Fund’s mixture of long and short positions in the energy sector led to an overall gain on the month. The Fund experienced gains in metals as gold, silver and copper closed the year at their highs, buoyed by excellent investor and industrial demand. Grain and agricultural markets also appreciated amid strong demand. The Fund’s long grain sector positions led to an overall gain on the month.

In November, results in equity indices, while mixed overall, led to modest gains. Positions in Europe were profitable as contagion risks for peripheral members of the EU rose. Spain’s IBEX, Italy’s MIB40 and Greece’s ASE20 finished the month down 13.8%, 10.8% and 11.7%, respectively, while Japan’s Nikkei finished the month 8.2% higher. A mixture of long and short stock indices positions led the Fund to an overall gain on the month. The Fund’s allocation to global bond markets finished with gains for the month as long term debt futures finished steadily lower. The size of the debt problem in weaker EU nations and the need for collectivization of that debt forced bund and gilt yields higher. U.S. treasuries moved sharply lower as the size of QE2 came in well above expectations. A mixture of long and short bond positions led the Fund to an overall gain on the month. In the U.S., 3-month Eurodollars moved steadily lower over the month as longer term inflation prospects rose with the announcement of QE2 by the Fed and strong macroeconomic reports. In Europe, long positions in 3-month Euribor futures finished higher as prospects for low rates increased as the need to establish competitive growth rates became critical amid the serious funding shortfalls. A mixture of long and short interest rate positions led the Fund to an overall loss on the month. The Fund incurred losses in the currency markets in November as European sovereign risk returned to the forefront, reversing trends in various currency pairs. The euro reversed dramatically, finishing the month down 6.3% against the U.S. dollar, as Ireland’s heavily levered banking sector sought assistance from the EU and International Monetary Fund. Investors moved back into the U.S. dollar, which finished the month 4.9% higher, as currencies in Denmark, Hungary and Sweden finished 6.3%, 10.4% and 4.5% lower, respectively. A mixture of long and short currencies positions led the Fund to an overall loss on the month. The Fund experienced losses in grain markets in November as tightening monetary conditions in China and a stronger U.S. dollar led to depreciation in the grain markets. March corn finished 8.5% lower after breaching the $6 mark early in the month. March wheat contracts finished with a loss of 8.8%, off over 20% from contract highs made in August. The Fund’s long positions in the grains sector led to an overall loss on the month.

In October, the stock indices sector continued to perform well as stock indices in all regions advanced. In the U.S., the Nasdaq finished 6.3% higher, as technology shares led the benchmark higher as a result of positive earnings. In Asia, China’s H-shares finished 6.0% higher as investors continued to favor Chinese growth prospects. In Europe, the German DAX finished 6.2% higher as factory orders and industrial production figures exceeded expectations. The Fund’s mixture of long and short positions led the stock indices sector to an overall gain on the month. The Fund experienced gains in its currency allocations as the U.S. dollar continued its steady decline, finishing the month 1.9% lower against the U.S. dollar, while the Fed signaled to the world its commitment to providing additional stimulus as needed to support growth. The Fund obtained gains in the Japanese yen, which finished the month 3.6% higher against the U.S. dollar, as the Japanese approved quantitative easing and their positive current account combined with low yields in the U.S. attracted domestic and foreign capital. A mixture of long and short positions in the currencies sector led the Fund to an overall gain on the month. December gold contracts finished the month 3.7% higher, falling just shy of reaching the $1,400 per ounce level. December silver contract positions also posted gains, finishing the month 12.6% higher, as silver approached a 30-year high on belief that it provides both diversification from the U.S. dollar and exposure to economic growth in its role as an industrial metal. Base metals also performed well with London copper and zinc advancing 2.2% and 10.5% higher, respectively. The Fund’s long positions in metals produced an overall gain on the month.

For the fourth quarter of 2010, the most profitable market group overall was the stock indices sector, while the greatest losses were attributable to positions in the interest rates sector.

Fund results for 3rd Quarter 2010:

In September, the Fund’s allocation to stock indices led to gains as equities moved sharply higher. Indices in the U.S. experienced gains as the combined effects of excellent technology earnings and elevated merger and acquisition activity led the Nasdaq index 13.1% higher. Although short positions in European indices experienced losses as the Dow Jones Eurostoxx, France’s CAC40 and Spain’s IBEX finished 5.0%, 6.4% and 2.5% higher, respectively, long positions in Korea’s Kospi index, which finished 7.4% higher, performed well amid upward revisions in the country’s current account surplus. A mixture of long and short positions led the Fund to an overall gain in the stock indices sector. The long-term upward trend in Canadian 3-month bank acceptance and Australian 90-day bank bill futures reversed, resulting in losses for the Fund’s short interest rates allocation. The selloff in Canada of 3-month bank notes was attributed to the Bank of Canada raising interest rates by 25 basis points for the third time since June, along with a better than expected rebound in Canadian employment and household spending. Australian short-term interest rates sold off dramatically in response to employers adding more jobs than forecasted. In the U.S., 3-month Eurodollar futures bucked the global trend, trading higher as better than expected economic data was overshadowed by statements that the Fed was prepared to implement QE2. Long positions in short-term interest rate products led the Fund to an overall loss on the month. Negative U.S. dollar statements by the Fed served as a catalyst for extreme currency market moves worldwide. The Australian dollar led the way, finishing 9.0% higher against the U.S. dollar. The Swiss franc finished 3.5% higher against the U.S. dollar as investors perceived a safe haven play with the Japanese yen and U.S. dollar in tumult. Emerging market currencies also performed well as the South African rand, Brazilian real and Korean won finished 6.0%, 3.7% and 4.8% higher against the U.S. dollar, respectively. The Fund’s long positions in currency markets led to an overall gain on the month. The Fund achieved gains from its allocation to the metals markets in September as investors sought safety from the devaluation of fiat currencies and exposure to alternative assets. As the U.S. dollar fell to a seven-month low, silver gained 12.2% on the month, breeching a 30-year high. Long positions in base metals performed well as positive early month manufacturing readings in the U.S. and China sent copper futures higher. London copper added 8.5% amid falling inventories while aluminum and nickel posted gains of 14.7% and 12.4%, respectively. December gold futures experienced gains in September, finishing up 4.7% on the month and establishing a new all-time high above $1,300 per ounce. Long positions in the metals sector led the Fund to an overall gain on the month.

In August, the Fund’s allocations to stock indices resulted in losses as heightening uncertainty continued to drive market volatility. The Dow finished the month down 3.9% as a poor labor market, deteriorating durable goods sales and acute housing market declines reduced investor confidence. The Fund also experienced losses in Europe as markets turned lower with France’s CAC 40, Spain’s IBEX 35 and Italy’s MIB 40 finishing 4.2%, 2.7% and 6.3% lower, respectively. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The strong upward trend in U.S. Treasury bond futures persisted with the front-month contract trading to an 18-month high while front-month 10-year Japanese government bond futures traded up to their highest level since 2003 as Japan’s GDP growth missed expectations by rising at an annualized rate of only 0.4%. A mixture of long and short bond futures positions led the Fund to an overall gain on the month. The Fund’s net long allocation to short-term interest rate futures yielded positive returns in August due to the prevailing fear that global growth was languishing. The long-term upward trend in 3-month Eurodollar futures extended higher after the Fed reversed plans to exit from monetary stimulus and decided to keep its bond holdings level with the possibility of resuming purchases. Long positions in the interest rate sector led the Fund to an overall gain on the month. The Fund experienced gains from its allocation to currency markets as positions in the Japanese yen and the Swiss franc performed well amid a growing sense of uncertainty surrounding the global economic recovery. Japan’s currency rallied to a 15-year high against the U.S. dollar while the Swiss franc ended the month 2.2% higher. Alternatively, the Fund’s long positions in the Canadian dollar and Mexican peso resulted in losses as the Canadian dollar and Mexican peso ended the month 3.5% and 4.1% lower, respectively, against the U.S. dollar as investors curbed exposure to these major U.S. trade partners’ currencies amid flagging U.S. data. A mixture of long and short positions in the currency sector led the Fund to an overall gain on the month. The Fund achieved positive results in the metals sector as strong gains on long positions in gold outweighed negative performance in base metals. December gold contracts finished 5.5% higher as investment demand surged, more than doubling in the second quarter. Meanwhile, results suffered in the base metals as these markets succumbed to the same inputs that supported gold. In China, aluminum production was shuttered by another 330,000 tons while manufacturing grew at the slowest pace in 17 months, sparking fears of a double dip recession. These factors led to the possibility of weakening demand, subsequently putting downside pressure on London aluminum and nickel, which ended the month down 5.3% and 1.5%, respectively. A mixture of long and short metals positions led the Fund to an overall gain on the month. The Fund also saw strong results in global energy markets as these products established solid trends for most of August. Demand prospects for natural gas declined as July’s new and existing home sales data unexpectedly fell while initial jobless claims rose. Milder weather and the reduced threat of Atlantic hurricanes moving into the Gulf of Mexico pushed stockpiles to near-record highs. The Fund’s short positions in natural gas produced substantial gains as front-month futures traded well below the 50/100/200 day moving averages, finishing with a loss of 22.4% on the month. Rising U.S. jobless claims, contracting manufacturing and a widening trade deficit sent October crude down 9.3% on the month. A mixture of long and short positions in the energy sector led the Fund to an overall gain for the month.

In July, stock indices rallied impressively despite macroeconomic data that continued to point to various challenges moving forward. Strong corporate earnings reports, increased certainty following the passage of the Reform Act and a settlement between the SEC and Goldman Sachs combined to produce sharply higher equity prices. The S&P 500 rallied to finish the month 7.0% higher, stopping out the Fund’s short positions early in the month. Asian stock indices also moved higher, fueled by growing optimism in China. The Hang Seng index responded with steady returns, finishing the month 4.4% higher, while Australia’s SPI 200 gained 4.7% on the month. In Europe, the U.K.’s FTSE 100 and the Amsterdam EOE Index recovered most of the prior month’s losses, ending the month 7.2% and 4.4% higher, respectively, due in part to positive European bank stress tests results. A mixture of long and short positions in the stock indices sector led the Fund to an overall loss on the month. The U.S. dollar index declined 5.4% on the month amid falling U.S. household sentiment, poor private sector job growth and expectations of rate increase diminishing. Accordingly, investors rotated assets into alternative safe haven currencies such as the Japanese yen and the Swiss franc, which ended the month 2.4% and 3.5% higher against the U.S. dollar, respectively. The Australian dollar finished the month 7.4% higher against the U.S. dollar as prospects for higher interest rates increased amid strong consumer prices and surging metals markets. Asian regional currencies also fared well as the Singapore dollar and New Zealand dollar finished the month 2.6% and 6.0% higher against the U.S. dollar, respectively, benefitting from a return of risk appetite and increasing comfort with Chinese growth prospects following a sharp reversal higher in Chinese equities. The Fund’s long positions in the currency sector led to an overall gain on the month. The energy sector languished as mixed fundamental data produced choppy range-bound markets in both crude oil and natural gas. Large natural gas reserves caused prices to fall throughout the month even as above-average temperatures across the U.S. bolstered cooling demand. Similarly, short positions in crude oil suffered as positive U.S. retail sales figures and the IMF boosting its growth forecast sent values higher. A decrease in jobless claims combined with improving confidence in Europe’s economic recovery to spur initiation of long positions by month-end as September crude oil futures finished 3.7% higher on the month. A mixture of long and short positions in the energy sector led the Fund to an overall loss on the month.

For the third quarter of 2010, the most profitable market group overall was the metals sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 2nd Quarter 2010:

In June, the Fund’s allocations to stock indices underperformed as volatile action resulted in losses. Extremely poor housing and retail sales figures spurred profit-taking, leaving front-month Dow futures down 3.5% on the month. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector for the month. Stronger results were obtained in the global bond markets as weaker than expected fundamental and inflation data complemented intensifying euro area sovereign debt risk, thus prompting widespread buying of bonds. September 30-year U.S. Treasury bonds surged after U.S. employment increased less than previously forecasted with private payrolls accounting for only 10.0% of the jobs added. A mixture of long and short positions led the Fund to an overall gain in the bond sector for the month. Allocations to the energy sector underperformed amid significant losses in natural gas futures following an 18.0% rally through mid-month. Mild weather moved in toward the end of the month, sending values sharply lower and leaving the August contract with only a modest gain of 4.7%. A mixture of long and short positions led the Fund to an overall loss in the energy sector for the month.

In May, the Fund’s allocation to stock indices lost ground as weakness in the global financial system from April carried over into the month. Germany’s DAX, U.K.’s FTSE and the Dow finished the month down 2.1%, 5.2% and 7.6%, respectively. A mixture of long and short positions led the Fund to an overall loss in the stock indices sector on the month. The Fund’s long positions in the global bond futures markets provided positive returns as the sovereign debt crisis in the euro area intensified, prompting the purchase of safe-haven government securities. Front-month U.S. 30-year Treasury bonds posted 18-month highs on speculation that the debt contagion could hamper the fragile global economic rebound. The Fund’s long positions in the bond sector led to an overall gain on the month. Fallout from a lack of European consensus in dealing with the sovereign debt crisis triggered soaring borrowing costs that closely resembled the levels seen following the 2008 collapse of Lehman Brothers. The euro and Swiss franc fell 7.3% and 6.8% against the U.S. dollar, respectively, while the regional currencies of Hungary, Poland and Denmark also declined 11.0%, 12.7% and 7.8% against the U.S. dollar, respectively. The Fund experienced an overall loss on the month from its mixture of long and short currency sector positions. July crude oil traded as low as $67.24 per barrel on May 25th before a late-month rally based on strong consumer confidence and durable goods orders led to a close of $73.98, which still represented a 16.2% loss for the month. Gasoline and heating oil followed crude oil lower as front-month contracts finished the month down 15.4% and 14.1%, respectively. A mixture of long and short positions led the Fund to a relatively large loss in the energies sector for the month.

In April, equity markets around the globe finished with mixed results. Stocks came under acute pressure in Europe as concerns continued over the financial condition of several EU members. Japan’s Nikkei and Australia’s

SPI finished with modest losses, down 0.4% and 1.2%, respectively, while gains were seen in Taiwan and Singapore, finishing 1.1% and 3.1% higher, respectively, as those economies benefited from rebounding export demand. In the U.S., the Nasdaq and the Dow finished the month 2.1% and 1.5% higher, respectively. A mixture of long and short positions led the Fund to an overall gain on the month in the stock indices sector. Early month news that the U.S. economy added 162,000 jobs combined with excellent growth in the U.S. services industry propelled crude oil futures to their highest levels since the fall of 2008. Later in the month, excellent U.S. corporate earnings, rising consumer confidence and the loss of a production platform in the Gulf of Mexico propelled July crude to a 4.3% gain. June gasoline futures finished 4.1% higher as a late month inventory report showed supplies had fallen more than expected. A mixture of long and short positions led the Fund to an overall gain in the energies sector on the month. The Fund experienced strong gains on its June gold futures, as the metal finished the month 5.8% higher. The Fund’s long positions in the metals sector resulted in gains for the month.

For the second quarter of 2010, the most profitable market group overall was the bonds sector, while the greatest losses were attributable to positions in the energy sector.

Fund results for 1st Quarter 2010:

In March, the Fund saw excellent results in the equities sector as global stock markets throughout the world surged. Rising business confidence in Germany propelled the DAX to a gain of 9.7%, while Italy’s MIB40, Spain’s IBEX and Poland’s WIG20 finished up 8.5%, 4.8% and 12.6%, respectively. In Asia, Japan’s Nikkei finished up 10.3% and in the U.S., the S&P 500 and the Dow finished up 6.0% and 5.3%, respectively. A mixture of long and short positions in the stock indices sector led to a gain for the Fund for the month. The Fund continued to experience significant gains from its energy positions as global economic strength propelled crude oil demand expectations higher while warm weather and inflated inventories extended the downtrend in natural gas prices. Front-month crude oil futures finished up 4.7% on the month. The U.S. increased the number of natural gas rigs to 941, up 16.0% from a year earlier. These factors, combined with a mild weather forecast, sent front-month natural gas down, finishing 19.6% lower on the month. A mixture of long and short positions in the energy sector led to a gain for the Fund for the month. The Fund also experienced solid results in its long metals positions as base metals surged despite the stronger U.S. dollar. London copper finished 8.4% higher as exchange inventories fell for most of the month. London nickel rose to its highest level since June 2008, finishing 17.9% higher. The Fund’s long positions in the metals sector resulted in an overall gain for the month.

In February, world bond markets experienced volatile action as sovereign debt contagion worries spread while economic data showed promising signs. The Fund’s net short position in U.S. 30-year Treasury bonds resulted in small losses as futures rallied near month-end despite better than expected economic reports. In Europe, March bonds surged at month-end to finish moderately higher, producing overall gains for the Fund’s long positions. Overall, a mixture of long and short positions in the bonds sector produced a gain for the Fund for the month. Global short-term interest rate futures traded higher in February, continuing a strong-upward trend and providing the Fund with positive returns. In the U.S., three-month Eurodollar futures rallied to new highs after the Fed unexpectedly raised the discount rate but reaffirmed that the federal funds rate will remain at exceptionally low levels for an extended period. The Fund’s long positions in the interest rates sector resulted in a gain for the month. Fundamentals in the grain sector improved enough to offset the U.S. dollar rally. May soybeans, wheat and corn finished the month 3.9%, 6.3% and 5.7% higher, respectively. A mixture of long and short positions in the grains sector led to a loss for the Fund on the month. The Fund experienced positive returns in global energy markets in February as macroeconomic data continued to show strength. Crude oil finished 8.5% higher and natural gas finished 6.1% lower. A mixture of long and short positions in the energy sector led to an overall loss for the Fund on the month. New York and London front-month sugar futures reversed sharply, finishing the month 19.2% and 9.8% lower, respectively, while May New York cocoa contracts lost 10.2% on the month. Chinese cotton production was estimated to have fallen 15.0% from the prior year, propelling May cotton to a gain of 16.7% on the month. A mixture of long and short positions in the agricultural sector led to a loss for the Fund on the month.

In January, global equities continued to trend higher but reversed sharply by month-end. In the U.S., the Dow and Nasdaq finished 3.5% and 6.8% lower, respectively. European equities also experienced significant declines, with Germany’s DAX, the U.K.’s FTSE and France’s CAC40 finishing 6.7%, 4.2% and 5.1% lower, respectively. Asian stocks fell as China began to take steps to slow growth and curb lending in response to an overheating economy. The Hang Seng and Japan’s Nikkei finished 7.8% and 3.6% lower, respectively. A mixture of long and short positions in the stock indices sector produced an overall loss for the Fund on the month. Global short-term interest futures rebounded in January with numerous products trading to new contract highs. Eurodollar futures rallied as weaker than expected fundamental data in the U.S. prompted the selling of equities and the buying of safer short-term assets. A mixture of long and short positions in the interest rates sector resulted in a gain for the Fund for the month. The U.S. dollar index extended its December gains in January, finishing the month 1.7% higher as risk capital flowed into the U.S. dollar following China’s strong signals that it would act to contain its rapid growth. Entrenched trends in emerging market currencies continued to unwind with the Brazilian real and Chilean peso finishing the month down 8.7% and 3.3%, respectively. The Fund’s short positions in the U.S. dollar led the currencies sector to a loss on the month. Front-month crude oil futures rose to their highest level since the fall of 2008 in early January until a U.S. dollar reversal and growing global economic fears led to an 8.4% decline on the month. March natural gas finished 7.0% lower as the return of mild temperatures stabilized inventories near the 5-year average after the steep drawdown following December’s cold snap. A mixture of long and short energy positions led the Fund to an overall loss on the month in the sector. London zinc declined 17.0%, while lead and copper lost 17.1% and 9.0%, respectively, on the month, as the Chinese central bank raised reserve requirements and ordered some banks to cease lending altogether. February gold sold off late to finish 1.2% lower. The Fund’s long positions in the metals sector led to an overall loss for the month.

For the first quarter of 2010, the most profitable market group overall was the energy sector, while the greatest losses were attributable to positions in the currency sector.

Off-Balance Sheet Risk

The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The Fund trades in futures and forward contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions of the Fund at the same time, and if Superfund Capital Management was unable to offset such positions, the Fund could experience substantial losses. Superfund Capital Management attempts to minimize market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio in all but extreme instances not greater than 60%.

In addition to market risk, in entering into futures and forward contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. See “The Clearing Brokers; Administration” for a more detailed discussion.

Off-Balance Sheet Arrangements

The Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company. The Fund’s sole business is trading futures, currency forward and certain swap contracts, both long (contracts to buy) and short (contracts to sell). All such contracts are settled by offset, not delivery. Substantially all such contracts are for settlement within four months of the trade date and substantially all such contracts are held by the Fund for less than four months before being offset or rolled over into new contracts with similar maturities. The financial statements of Series A and Series B each present a Condensed Schedule of Investments setting forth net unrealized appreciation (depreciation) of such Series’ open forward contracts as well as the fair value of the futures contracts purchased and sold by each Series at December 31, 2011, and December 31, 2010.

Critical Accounting Policies — Valuation of the Fund’s Positions

Superfund Capital Management believes that the accounting policies that are most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s positions. The Fund uses the amortized cost method for valuing U.S. Treasury Bills. Superfund Capital Management believes the cost of securities plus accreted discount, or minus amortized premium, approximates fair value. The majority of the Fund’s positions are exchange-traded futures contracts, which are valued daily at settlement prices published by the exchanges. Any forward foreign currency contracts held by the Fund will be valued at published daily settlement prices or at dealers’ quotes. Thus, Superfund Capital Management expects that under normal circumstances substantially all of the Fund’s assets are valued on a daily basis using objective measures.

Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. generally accepted accounting principles (“U.S. GAAP”) more comparable to those prepared under and International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Superfund Capital Management is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04 “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. Superfund Capital Management is currently evaluating the implications of ASU No. 2011-04 and its impact on the financial statements.

ASU 2010-06

In January 2010, FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. As of January 1, 2010, the Fund adopted ASU 2010-06 except for the disclosures about purchases, sales, issuances, and settlements in the rollforward activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions has not had a material impact on the Fund’s financial statement disclosures.

CONFLICTS OF INTEREST

Superfund Capital Management has not established any formal procedures to resolve the conflicts of interest described below. You should be aware that no such procedures have been established, and that, consequently, you will be dependent on the good faith of the respective parties subject to such conflicts to resolve such conflicts equitably. Although Superfund Capital Management will attempt to resolve conflicts in good faith, there can be no assurance that these conflicts will not, in fact, result in losses for the Fund.

Superfund Capital Management

Conflicts exist between Superfund Capital Management’s interests in and its responsibilities to each Series. The conflicts are inherent in Superfund Capital Management acting as general partner and as trading advisor to each Series. These conflicts and the potential detriments to the Limited Partners are described below. Superfund Capital Management’s selection of itself as trading advisor was not objective because it is also the general partner of the Fund and the general partner associated with each Series. Investors must recognize that Superfund Capital Management has established the Fund as an investment product to be managed by Superfund Capital Management implementing Superfund proprietary trading systems, and that it will not replace itself as the trading advisor even if doing so would be beneficial to the Fund. The advisory relationship between each Series and Superfund Capital Management, including the fee arrangement, was not negotiated at arm’s length, and the performance fee arrangement between the Fund and Superfund Capital Management may create an incentive for Superfund Capital Management to make trading decisions (or implement the Superfund proprietary trading system) in a manner that is more speculative or subject to a greater degree of loss than would be the case if no such arrangement existed. Investors should note, however, that Superfund Capital Management believes that the fee arrangements are fair and competitive with compensation arrangements in pools involving independent general partners and advisors. Superfund Capital Management will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive.

Superfund Capital Management’s principals do not devote their time exclusively to each Series. Superfund Capital Management (or its principals or affiliates) may or do currently act as general partner to other commodity pools and trading advisor to other accounts which may compete with each Series for Superfund Capital Management’s services. Thus, Superfund Capital Management (or its principals or affiliates) could have a conflict between its responsibilities to each Series and to those other pools and accounts. Superfund Capital Management believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner. Superfund Capital Management (or its principals or affiliates) may receive higher advisory fees from some of those other accounts than it receives from each Series. Superfund Capital Management and its affiliates, however, trade all accounts in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals.

In addition, Superfund Capital Management may find that futures positions established for the benefit of each Series, when aggregated with positions in other accounts of Superfund Capital Management (or its principals or affiliates) approach the speculative position limits in a particular commodity. Superfund Capital Management may decide to address this situation either by liquidating each Series’ positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. Any principal of Superfund Capital Management may trade futures and related contracts for its own account. Trading records for any proprietary trading are not available for review by clients or investors. Employees of Superfund Capital Management are prohibited from trading futures and related contracts for their own accounts.

A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades cleared on behalf of each Series. A potential conflict also may occur when Superfund Capital Management or its principals trade their proprietary accounts more aggressively, or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by each Series.

Superfund Asset Management

Superfund Asset Management, an affiliate of Superfund Capital Management, serves as an introducing broker for the Fund and, as such, receives a portion of the round turn futures trading commissions paid by each Series. The affiliation between Superfund Asset Management and Superfund Capital Management gives rise to a conflict of interest in that Superfund Capital Management may have an incentive to trade more frequently than it otherwise might absent the affiliation in order to generate commission income for its affiliate, and the round turn brokerage commission paid by each Series to Superfund Asset Management was not negotiated at arm’s length. For purposes of evaluating this conflict of interest, Limited Partners may assume that Superfund Asset Management may receive up to the full amount of the round turn futures trading commissions paid by each Series. Nevertheless, Superfund Capital Management does not intend to initiate trades for the Series other than the trades indicated by Superfund’s systematic, non-discretionary automated trading system and in accordance with its money management filters defining the maximum open risk per position taken. If the Superfund trading systems are proposed to be changed in a manner that Superfund Capital Management reasonably believes will cause the average annual trading volume to materially exceed 2,700 (Series A) and 3,850 (Series B) round-turn trades per year per million dollars in such Series, Superfund Capital Management will give the Limited Partners not less than 15 business days notice prior to implementing any such change and will not implement such change until after a month-end has passed since giving such notice. Since Superfund Capital Management is responsible for selecting brokers for each Series, Superfund Capital Management is unlikely to select a different introducing broker, or dismiss Superfund Asset Management, even if doing so is in the best interests of the Series.

The Clearing Brokers

The clearing brokers, currently ADM Investor Services, Inc. (“ADMIS”), Barclays Capital Inc. (“BCI”) and Rosenthal Collins Group, L.L.C. (“RCG”) and the affiliates and personnel of such entities, may trade futures and forward contracts for their own accounts. This trading could give rise to conflicts of interest with each Series. The clearing brokers also may serve as brokers for other commodity pools, which could give rise to conflicts of interest between their responsibility to each Series and to those pools and clients. Any clearing broker that is also a selling agent of each Series could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem or purchase additional Units, employees of the clearing brokers may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer.

The Selling Agents

The selling agents, including Superfund USA, an affiliate of Superfund Capital Management, receive substantial selling commissions on the sale of Units. Consequently the selling agents have a conflict of interest in advising their clients whether to invest in the Units. The selling agents receive initial selling commissions and ongoing selling commissions based on Units sold by them pursuant to this Prospectus equal to, in the aggregate, up to 10% of the gross offering proceeds for each Unit (which is equal to $51,200,678.70 out of the $512,006,787 in Units registered in this offering). Consequently, until this maximum cumulative selling commission limit is reached, the selling agents have a disincentive to advise clients to redeem their Units even if doing so is in such clients’ best interests.

Fiduciary Duty and Remedies

Subject to the provisions of the Partnership Agreement, a prospective investor should be aware that Superfund Capital Management, as general partner of a Series, has a responsibility to Limited Partners of that Series to exercise good faith and fairness in all dealings affecting such Series. The Partnership Agreement provisions limiting this responsibility are summarized below under “Indemnification and Standard of Liability.” The fiduciary responsibility of a general partner to the Limited Partners is a developing and changing area of the law and Limited Partners who have questions concerning the duties of Superfund Capital Management as general partner should consult with their counsel. In the event that a Limited Partner of a Series believes that Superfund Capital Management has violated its fiduciary duty to the Limited Partners of such Series, he may seek legal relief individually or on behalf of such Series under applicable laws, including under the Act and under commodities laws, to recover damages from or require an accounting by Superfund Capital Management. The Partnership Agreement is governed by Delaware law and any breach of Superfund Capital Management’s fiduciary duty under the Partnership Agreement will generally be governed by Delaware law.

The Partnership Agreement does not limit Superfund Capital Management’s fiduciary obligations under Delaware or common law; however, Superfund Capital Management may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Superfund Capital Management have been disclosed in this Prospectus. Limited Partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited Partners who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Superfund Capital Management where the losses result from a violation by Superfund Capital Management of the federal securities laws. State securities laws may also provide certain remedies to Limited Partners. Limited Partners should be aware that performance by Superfund Capital Management of its fiduciary duty to each Series is measured by the terms of the Partnership Agreement as well as applicable law. Limited Partners are afforded certain rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Superfund Capital Management.

Indemnification and Standard of Liability

Superfund Capital Management and its controlling persons may not be liable to each Series or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

The Partnership Agreement provides that Superfund Capital Management and its controlling persons shall not have any liability to each Series or to any Limited Partner for any loss suffered by such Series which arises out of any action or inaction if Superfund Capital Management, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of Superfund Capital Management. Each Series has agreed to indemnify Superfund Capital Management and its controlling persons against claims, losses or liabilities based on their conduct relating to such Series, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to such Series and was done in good faith and in a manner which Superfund Capital Management, in good faith, determined to be in the best interests of such Series. Controlling persons of Superfund Capital Management are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Superfund Capital Management or for losses incurred in performing the duties of Superfund Capital Management. See Section 17 of the Partnership Agreement, included as Exhibit A to this Prospectus. Each Series will not indemnify Superfund Capital Management or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units of such Series unless Superfund Capital Management or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Section 17 of the Partnership Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO EACH SERIES

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Superfund Capital Management, the selling agents, the clearing brokers and the affiliates of those parties may earn or receive in connection with the offering and operation of each Series. Prospective investors should refer to the Breakeven Analysis for each Series starting on page 6 for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or “break even” in the first year of trading.

Charges to be Paid by Each Series

Recipient	Nature of Payment	Amount of Payment

Superfund Capital Management	Management Fee	1/12 of 1.85% of month-end net asset value (a 1.85% annual rate).

Superfund Capital Management	Performance Fee	25% of new appreciation (described below), if any, excluding interest income, on a monthly basis.

Superfund Asset Management and clearing and executing futures brokers	Round-Turn Commodity Brokerage	$9 per round-turn futures transaction plus applicable regulatory and exchange fees where commissions and margin are denominated in U.S. dollars. Approximately $9 per round-turn futures transaction for certain non-U.S. futures contracts, as described below.

Superfund USA and additional selling agents	Selling Compensation	1/12 of 4% of month-end net asset value (a 4% annual rate) of the Series A and Series B Units; provided, however, that the maximum selling compensation paid shall not exceed 10% of the aggregate gross offering proceeds of all Units sold pursuant to this offering, as described below. Superfund USA may pay all or a portion of the sales compensation it receives to additional selling agents assisting with the placement of the Units.

Superfund Capital Management and others	Operating and Ongoing Offering Expenses	Expenses, such as legal, auditing, accounting, escrow, printing, mailing and filing costs, including fees and expenses of SS&C Fund Services (“SS&C”) or other administrator providing administration services to the Fund. Ongoing offering expenses will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. Operating expenses are charged at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually). Superfund Capital Management will assume liability for the ongoing offering and operating expenses, when considered together, in excess of 1.15% of average month-end net assets per year of each Series.

Management Fee

Each Series will pay Superfund Capital Management a monthly management fee equal to one-twelfth of 1.85% (1.85% annually) of the month-end net asset value of such Series. This fee will be paid to Superfund Capital Management for providing ongoing advisory services and is payable regardless of whether or not the Series are profitable.

Performance Fee

Each Series will pay Superfund Capital Management a monthly performance fee equal to 25% of the new appreciation (if any) in the net asset value of each Series. “New appreciation” means the total increase in net asset value of a Series from the end of the last period for which a performance fee was earned by Superfund Capital Management, after adjusting for subscriptions and redemptions, excluding interest income. New appreciation is not reduced by extraordinary expenses, if any, or by the performance fee itself. That is, Superfund Capital Management does not have to earn back the performance fee previously paid in order to generate new appreciation. If a performance fee payment is made by a Series, and that Series thereafter incurs net trading losses, Superfund Capital Management will retain the amount previously paid. Thus, Superfund Capital Management may be paid a performance fee during a year in which a Series incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior trading losses have been recovered; however, redemption of Units will result in a proportional decrease in any such trading loss carryforward.

For example, assume a Series paid a performance fee at the end of January in a given year and assume that such Series recognized trading profits (net of all brokerage fees, management fees, and operating and offering expenses but excluding interest income) of $200,000 during February of that year. The new appreciation for February would be $200,000 and Superfund Capital Management’s performance fee would be $50,000 (0.25 × $200,000). Alternatively, assume that such Series paid a performance fee at the end of November of a given year but did not pay a performance fee at the end of December of that year because it had trading losses of $100,000. If such Series recognized trading profits of $200,000 at the end of January the next year, the new appreciation (before interest earned) for January would be $100,000 ($200,000 – $100,000 loss carry forward) and Superfund Capital Management’s performance fee would be $25,000 (0.25 × $100,000). Please note that this simplified example assumes that no Limited Partners of such Series have added or redeemed Units within such Series during this sample time frame. Such capital changes require that the calculation be determined on a “per Unit” per Series basis. If the net asset value per Unit within a Series at the time when a particular investor acquires Units is lower than the net asset value per Unit within a Series as of the end of the most recent prior calendar month for which a performance fee was payable (due to losses incurred between such month-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar month-end because such Series as a whole has not experienced new appreciation. If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of a Series declines after the subscription date, the incentive fee accrual is “reversed” and such reversal is credited to all Units within such Series equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

Ongoing Offering Expenses

Each Series will pay a monthly fee up to one twelfth of 1% (1% annually) of the month-end net asset value of that Series for ongoing offering expenses incurred in connection with the offering of the Units, not to exceed the actual amount of such expenses. The ongoing offering costs which the Series incur are legal costs associated with updating this Prospectus, escrow fees, Blue Sky filing fees and printing and postage costs associated with producing and mailing copies of the Prospectus. The ongoing offering costs will not exceed 0.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part. When added to sales commissions discussed herein, the “organization and offering expenses” of the Fund, as defined by FINRA Rule 2310, will not exceed 10.3542% of the gross offering proceeds of the Units registered pursuant to the Registration Statement of which this Prospectus is part.

Operating Expenses

Each Series bears its operating expenses at a fixed rate of 1/12 of 0.15% of month-end net assets (0.15% annually), not to exceed the amount of actual expense incurred. The Fund’s operating costs include certain legal, auditing, accounting, administration and printing and postage costs relating to the day-to-day operations of the Fund, and are distinct from the Fund’s ongoing offering costs described above. Indirect operating expenses in connection with the administration of the Fund, such as salaries, rent, travel and overhead of Superfund Capital Management are borne by Superfund Capital Management, not the Fund or either Series.

Round-Turn Brokerage Commissions

Each Series will be charged brokerage fees of $9.00 per round turn futures transaction plus applicable regulatory and exchange fees where brokerage commissions are charged in U.S. dollars. Brokerage commissions for certain foreign futures contracts to be traded by the Fund are charged in currencies other than the U.S. dollar. Commission rates for brokerage commissions charged in foreign currencies will be reset on the first business day of each calendar month to the foreign currency equivalent of $9.00 based on the then current U.S. dollar exchange rate for the applicable foreign currencies. Daily fluctuations in foreign currency exchange rates will, however, cause the actual commissions charged to the Fund for certain foreign futures contracts to be more or less than $9.00 per round-turn. The round-turn transaction fee for purchases and sales of foreign currency over-the-counter spot and forward transactions in each Series with an equivalent value of one hundred thousand dollars will likewise be charged at $9.00 per round-turn transaction. A portion of the Fund’s brokerage fees will be paid to the clearing brokers for execution and clearing costs and the balance will be paid to Superfund Asset Management, which serves as introducing broker for each Series. Assuming 1,720 round turn transactions per year per million dollars in Series A, and 2,585 round-turn transactions per year per million dollars in Series B, brokerage commissions are estimated at 2.00% (Series A) and 3.00% (Series B) annually of average annual net assets. The preceding assumptions are based on the average number of round-turn transactions per million dollars per year over the last three years traded on behalf of the Series and the average risk capital of each Series allocated to the Fund’s short-term systematic, technical trading strategy since July 1, 2010. The Partnership Agreement provides that brokerage commission costs to be borne by the Fund shall not exceed 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series.

“Bid-Ask” Spreads

Currency dealers trade with a spread between the price at which they are prepared to buy or sell a particular currency. These “bid-ask” spreads are not a quantifiable expense of the Series but do represent a profit margin to the dealer for making a market in the currency. Superfund Capital Management cannot quantify the amount of dealer profit that is embedded in a price quoted by a dealer but does believe that the Fund will effect currency transactions at prevailing market prices. Dealer profit from the Series’ currency trading may, over time, be substantial.

Sales Compensation

Each Series will pay Superfund USA a selling commission of up to 10% of the gross offering proceeds of the Units by paying 4% of the average month-end net asset value of each outstanding Unit in monthly installments of 1/12 of 4% of the month-end net asset value of such Units. Thus, Units are charged a commission of 4% of the average month-end net asset value per Unit in the initial year after purchase. Units are charged additional selling commissions of 4% per annum of the average month-end net asset value per Unit thereafter; provided, however, that the maximum cumulative selling commission per Unit is limited to 10% of the gross offering proceeds for such Unit (maximum of $51,200,678.70 in respect of the $512,006,787 in Units registered in this offering). Superfund USA may retain additional selling agents to assist with the placement of the Units and will pay all or a portion of the annual selling commission it receives in respect of the Units sold by the additional selling agents to the additional selling agents effecting the sales.

Units held by the following types of investors are not subject to selling commissions: (i) investors participating in selling agent asset-based or fixed-fee investment programs or a registered investment adviser’s asset-based fee or fixed fee advisory program through which an investment adviser recommends a portfolio allocation to the Fund and for which Superfund USA serves as selling agent, (ii) investors who are commodity pools operated by commodity pool operators registered as such with the NFA for which Superfund USA serves as selling agent, and (iii) investors who have paid the maximum selling commission on their Units.

If a Limited Partner’s Units are not subject to the selling commissions described above, as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

USE OF PROCEEDS

The entire offering proceeds received from subscription for each Series will be credited to such Series’ bank and brokerage accounts for the purpose of engaging in trading activities and as reserves for that trading. Continuing fees and expenses such as operating and management will also be paid from funds in these accounts. Each Series meets its margin requirements by depositing U.S. government securities and cash, which is held in interest bearing accounts, with the clearing brokers. In this way, substantially all (i.e., 95% or more) of each Series’ assets, whether used as margin for trading purposes or as reserves for such trading, can be invested in U.S. government securities or interest bearing accounts. Investors should note that maintenance of each Series’ assets in U.S. government securities and banks does not reduce the risk of loss from trading futures and forward contracts. Each Series receives all interest earned on its assets. Up to 60% of each Series’ assets will be committed as margin for futures contracts and held by the clearing broker, although the amount committed may vary significantly. Such assets are maintained in segregated accounts with the clearing broker pursuant to the Commodity Exchange Act and regulations thereunder. The remaining Series assets will normally be invested in U.S. Treasury Bills. Each Series’ assets are not and will not be, directly or indirectly, commingled with the property of any other Series, or any other person by Superfund Capital Management nor invested with or loaned to Superfund Capital Management or any affiliated entities.

THE CLEARING BROKERS; ADMINISTRATION

ADM Investor Services, Inc.

ADMIS is a registered futures commission merchant and is a member of the NFA. Its main office is located at 141 West Jackson Blvd., Suite 1600A, Chicago, Illinois 60604. In the normal course of its business, ADMIS is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADMIS.

Neither ADMIS nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on March 26, 2009. In this order, the CFTC finds that during 2002 to 2004, ADMIS lacked adequate procedures concerning post execution allocation of bunched orders and that it allowed an account manager to carry out post-execution allocations from one or more days after the day the trades were executed and that it failed to maintain certain records to identify orders subject to post execution allocation. The order imposes a remedial sanction of $200,000 and requires ADMIS to implement enhanced procedures for post execution allocation of trades.

Barclays Capital Inc.

BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the U.K. Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the SIPA Trustee for Lehman Brothers Inc. (the “SIPA Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the “Committee”). All three motions challenged certain aspects of the transaction pursuant to which BCI and other Barclays’ companies acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the Court order approving such sale. The claimants sought an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received, and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale (the “Rule 60 Claims”). On November 16, 2009, LBHI, the SIPA Trustee and the Committee filed separate complaints in the Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which was requested in the motions. On January 29, 2010, BCI filed its response to the Rule 60 Claims and also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale (together with the SIPA Trustee’s competing claims to those assets, the “Contract Claims”).

On February 22, 2011, the Court issued its Opinion in relation to these matters (In re Lehman Brothers Holdings Inc. et al, Case Nos. 08-13555 (JMP), 08-1420 (JMP) SIPA, (Bkr. S.D.N.Y. Feb. 22, 2011)), rejecting the Rule 60 Claims and deciding some of the Contract Claims in the Trustee’s favor and some in BCI’s favor. On July 15, 2011, the Court entered final Orders implementing its Opinion. BCI and the Trustee have each filed a notice of appeal from the Court’s adverse rulings on the Contract Claims. LBHI and the Committee have withdrawn their notices of appeal from the Court’s ruling on the Rule 60 Claims, rendering the Court’s Order on the Rule 60 Claims final.

In addition, LBHI had been pursuing a claim for approximately $500 million relating to bonuses that BCI was allegedly obligated to pay to former Lehman employees. On September 14, 2011, the Court issued a decision dismissing that claim and entered a final Order to that effect on September 21, 2011. LBHI has stipulated that it would not appeal that decision, rendering the Order dismissing that claim final.

On September 2, 2011, the United States Federal Housing Finance Agency (“FHFA”), acting as conservator for two U.S. government sponsored enterprises, Fannie Mae and Freddie Mac (collectively, the “GSEs”), filed lawsuits against 17 financial institutions in connection with the GSEs’ purchases of residential mortgage-backed securities (“RMBS”). The lawsuits allege, among other things, that offering materials pursuant to which the GSEs purchased the RMBS contained materially false and misleading statements and/or omissions regarding the residential mortgages that funded the securities. BCI and former employees are named in two of these lawsuits, relating to sales between 2005 and 2007 of RMBS in which BCI was lead or co-lead underwriter. Both complaints demand, among other things, (1) rescission and recovery of the consideration paid for the RMBS and (2) recovery for the GSEs’ alleged monetary losses arising out of their ownership of the RMBS. The complaints are similar to other civil actions previously filed against BCI by other plaintiffs, including the Federal Home Loan Bank of Seattle, Federal Home Loan Bank of Boston, Federal Home Loan Bank of Chicago and Cambridge Place Investment Management, Inc., relating to their purchases of RMBS. BCI considers that the claims against it are without merit and intends to defend them vigorously. It is not practicable to provide an estimate of BCI’s possible loss in relation to these matters, including the effect that they might have upon operating results in any particular financial period.

Neither BCI nor any affiliate, officer, director or employee thereof has passed on the merits of this Prospectus or offering, or gives any guarantee as to the performance or any other aspect of the Fund.

Rosenthal Collins Group, L.L.C.

RCG, a successor entity to firms dating back to 1923, is an Illinois limited liability company with its principal offices at 216 West Jackson Boulevard, Chicago, Illinois 60606. It is a registered futures commission merchant and a member of the NFA. The managing members of RCG are Leslie Rosenthal and J. Robert Collins.

RCG, a futures brokerage firm having a number of branch offices, introducing brokers and over 42,000 customers, and its principals, are from time to time engaged in various lawsuits and administrative proceedings with customers and regulatory authorities. Some matters are settled, some are resolved in favor of RCG and some customer complaints are resolved in favor of customers and regulatory authorities. In the opinion of management of RCG, the amounts in controversy relative to the capital of RCG have not been material.

On August 26, 2008 without admitting or denying the findings, RCG settled a CFTC administrative action alleging that it failed to diligently supervise certain of its New York City branch office employees in the handling of certain payments to third parties from a customer’s account, made or delivered at the customer’s direction but against company policy. In connection with the settlement, RCG paid a civil monetary penalty of $310,000 and agreed to augment its supervision of its own policy and procedures for reviewing and approving disbursements to third parties from customer accounts.

On December 28, 2009 without admitting or denying the findings, RCG settled a matter with the Chicago Board of Trade (the “Exchange”) in which the Exchange found that RCG violated Exchange Rules 1102F and 538 when on September 12, 2008 an RCG customer held a short September 2008 soybean futures position beyond the contract’s expiration. At that time, there was a severe shortage of deliverable soybeans in the cash market, and RCG neither owned, nor was able to obtain, shipping certificates that would have allowed RCG to meet the delivery requirements until one day after the delivery due date utilizing a “transitory” exchange-for-physicals transaction. RCG cooperated with the Exchange staff and settled the matter by paying the Exchange a penalty of $250,000 and by implementing more enhanced procedural safeguards concerning customer positions at the expiration times of futures contracts.

On September 30, 2010, without admitting or denying the findings, RCG settled a CFTC administrative action alleging that from July 2005 through May 2008 it failed to supervise diligently its employees’ handling of customer accounts in the name of George D. Hudgins by not following RCG’s internal compliance procedures with respect to obtaining certain customer information and investigating and reporting activity regarding Hudgins’ accounts that they should have recognized as suspicious. In 2009, Hudgins was convicted for operating a fraudulent commodity pool, among other matters. In connection with the settlement, RCG paid a civil monetary penalty of $780,000 and relinquished $618,526 in commissions to the court appointed receiver for Hudgins.

On August 28, 2008, a complaint was filed in the United States District Court, Eastern District of Texas, which alleged that RCG (among others) was liable to the plaintiffs for aiding and abetting the misrepresentations and fraud of Hudgins. The case was originally filed as a purported class action and the court twice denied class certification. After the second denial of class certification, the court ordered a series of “bellwether” trials for the approximately 300 individual claims of the plaintiffs. On March 23, 2012, however, the parties executed confidential settlement documents to resolve all matters. The matter has been dismissed by the court, with prejudice.

Commencing in 2005, RCG had been involved in protracted patent infringement cases with Trading Technologies International Inc. (TT). On February 23, 2011, the trial court in the first dispute entered a default judgment against RCG. As of November 9, 2011, RCG entered into a settlement and licensing agreement with TT to resolve all outstanding disputes, including the February 23, 2011 default judgment in the first case. As of November 30, 2011, both trial courts had approved the settlement, and both cases are now concluded.

On April 12, 2012, without admitting of denying the findings, RCG settled a CFTC administrative action alleging that from April 2006 through April 2009 it failed to supervise diligently its employees’ handling of a customer account in the name of Money Market Alternative, LP (“MMA”), by not following RCG’s internal compliance procedures with respect to obtaining certain customer information and investigating and reporting activity regarding the MMA account that they should have recognized as suspicious. In 2010, Enrique Villalba, the operator of MMA, pled guilty to wire fraud in connection with using the MMA account for his fraudulent “Ponzi scheme.” In connection with the settlement, RCG paid a civil monetary penalty of $1,600,000 and relinquished $921,261 in commissions to be paid to Villalba’s victims.

RCG, its principals and its predecessor companies have not been parties to any criminal action during the past five years or at any other time. Moreover, other than the matters described above, there have been no administrative or civil actions that management of RCG considers material, taken or concluded against any principal of RCG or RCG or its predecessors within the five years preceding the date of this disclosure document, and there are no such material matters on appeal.

MF Global Inc.

Effective October 31, 2011, MF Global is no longer a futures commission merchant for the Fund. ADMIS, BCI and RCG continue to act as clearing brokers for the Fund.

On October 31, 2011, MF Global reported to the SEC and CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act.

As of February 29, 2012 approximately $1.24 million of Series A assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.1% of Series A’s net asset value of approximately $30.18 million as of February 29, 2012. On October 31, 2011, Series A recorded a reserve that reduced the net asset value by $335,097 (or approximately $13.54 per Series A Unit).

As of February 29, 2012 approximately $2.31 million of Series B assets were still on deposit in an account(s) at MF Global. These assets represented approximately 7.2% of Series B’s net asset value of approximately $32.26 million as of February 29, 2012. On October 31, 2011, Series B recorded a reserve that reduced the net asset value by $526,523 (or approximately $20.53 per Series B Unit).

Superfund Capital Management does not believe that the MF Global liquidation will have a material impact on the ongoing trading operations of the Fund. However, because MF Global is still in the liquidation process as of today, further developments in the MF Global liquidation proceedings may have an impact on the ability of the Fund to:

•	satisfy redemption requests in the normal 20-day time period;

•	adequately value redemption requests in the ordinary timeframe;

•	accept new subscriptions and properly value the net asset value for new subscribers; and

•	provide for accurate valuation in the Fund’s account statements provided to Limited Partners.

There can be no assurances:

•	that the Fund will have immediate access to any or all of its assets in accounts held at MF Global; and

•	as to the amount or value of those assets in the context of the bankruptcy.

Future actions involving MF Global may impact the Fund’s ability to value the portion of its assets held at MF Global and/or delay the payment of a Limited Partner’s pro rata share of such assets upon redemption.

Superfund Capital Management is not obligated to continue to use the clearing brokers identified above and may select others or additional dealers and counterparties in the future, provided Superfund Capital Management believes that their service and pricing are competitive.

No broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to Superfund Capital Management or any of their respective affiliates in respect of sales of Units; and such prohibitions may not be circumvented by any reciprocal business arrangements.

The Administrator

SS&C Fund Services was appointed as the Fund’s administrator effective August 1, 2010. Pursuant to a Fund Administration Services Agreement entered into by and among the Fund, Superfund Capital Management and SS&C (the “Administration Agreement”), SS&C will be responsible for, among other things: (i) Fund accounting services, including the preparation and maintenance of the Fund’s accounting books and records; (ii) accounting services with respect to investor services, including the preparation and distribution of investor statements; (iii) financial reporting, including the preparation of financial statements to be included in the Fund’s Forms 10-Q and 10-K; and (iv) tax services.

The Administration Agreement provides that SS&C shall not be liable to a Series for any acts or omissions in connection with the services rendered to such Series under such agreement in the absence of gross negligence, bad faith, fraud, dishonesty or willful misconduct. In addition, the Fund has agreed to indemnify SS&C from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, suits, costs, expenses or disbursements (a “Claim”) which may be imposed upon, incurred by or asserted against them arising in connection with the provision of services under the Administration Agreement provided that any such Claim does not arise out of or is not connected to SS&C’s material breach of the Administration Agreement or SS&C’s gross negligence, bad faith, fraud, dishonesty or willful misconduct. The Administration Agreement will automatically renew at the end of each calendar year for successive one year terms unless either party provides the other with written notice of termination at least sixty days prior to the end of any renewal term.

SS&C is a business unit of SS& C Technologies, Inc., a Delaware corporation. Its principal place of business is 80 Lamberton Road, Windsor, Connecticut 06095.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Each Series is not required to make any distributions to Limited Partners. While each Series has the authority to make such distributions, Superfund Capital Management does not intend to cause either Series to do so in the foreseeable future. Superfund Capital Management believes that distributions of Fund assets are not necessary since Limited Partners may redeem any or all of their Units at the then current net asset value per Unit on a periodic basis. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures and forward contract markets, especially in the short-term, each Series is recommended for those seeking a medium- to long-term investment (i.e., three to five years). If each Series realizes profits for any fiscal year, such profits generally will constitute taxable income to the Limited Partners of such Series in accordance with their respective investments in such Series whether or not cash or other property has been distributed to Limited Partners. Any distributions, if made by a Series, may be inadequate to cover such taxes payable by the Limited Partners of such Series.

Redemptions

A Limited Partner of a Series may request any or all of his investment in such Series be redeemed by such Series at the net asset value per Unit within such Series as of the end of the month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $10,000 (or such minimum as was in effect at the time such Limited Partner initially acquired its Units). Limited Partners must transmit a written request of such redemption to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. The request for redemption must specify the dollar amount for which redemption is sought. If the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period. Redemptions will generally be paid within 20 days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. No such delays have been imposed to date by any pool sponsored by Superfund Capital Management. The federal income tax aspects of redemptions are described under “Federal Income Tax Aspects.”

A Limited Partner may exchange his or her investment in one Series for an investment in the other Series by simultaneously redeeming his or her Units in one Series and subscribing for new Units in the other Series at the then current net asset values of each Series.

Net Asset Value

The net asset value of a Unit within a Series as of any date is (i) the sum of all cash, plus U.S. Treasury Bills valued at cost plus accrued interest, and other securities of such Series valued at market, plus the market value of all open futures, forward and option positions maintained by such Series, less all liabilities of each Series and accrued performance fees payable by such Series, determined in accordance with the principles specified in the Partnership Agreement, divided by (ii) the number of Units of such Series outstanding as of the date of determination. Where no principle is specified in the Partnership Agreement, the net asset value of a Series is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting.

SUPERFUND GREEN, L.P. SIXTH AMENDED AND RESTATED LIMITED

PARTNERSHIP AGREEMENT

The following is a summary of the Partnership Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liabilities

The Fund is organized under the Act. The Partnership Agreement provides that the Fund shall be organized as separate Series. Under the Partnership Agreement, Superfund Capital Management has created Series A and Series B. Superfund Capital Management may create other Series under the Partnership Agreement as provided therein. In general, the liability of a Limited Partner within a Series under the Act is limited to the amount of his capital contribution to such Series and his share of any undistributed profits of such Series. (However, Limited Partners could be required, as a matter of bankruptcy law, to return to each Series’ estate any distribution which they received at a time when such Series was in fact insolvent or in violation of the Partnership Agreement.) The assets and estate of one Series are not liable for the liabilities of another Series.

Management of Fund Affairs

The Partnership Agreement effectively gives Superfund Capital Management, as general partner, full control over the management and operations of each Series and the Partnership Agreement gives no management role to the Limited Partners. To facilitate matters for Superfund Capital Management, the Limited Partners must execute the attached Subscription Agreement (Exhibit D).

Registered Agents Legal Services, LLC will accept service of legal process on each Series in the State of Delaware. Only Superfund Capital Management has signed the Registration Statement of which this Prospectus is a part, and only the assets of each Series are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under the Partnership Agreement, the power and authority to manage, operate and control all aspects of the business of each Series are vested in Superfund Capital Management. In addition, Superfund Capital Management has been designated as the “tax matters partner” of each Series and of the Fund for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

The Limited Partners have no voice in the operations of each Series, other than certain limited voting rights as set forth in the Partnership Agreement. In the course of its management, Superfund Capital Management may, in its sole and absolute discretion, appoint an affiliate or affiliates of Superfund Capital Management as additional general partners (except where Superfund Capital Management has been notified by the Limited Partners that it is to be replaced as the general partner) and retain such persons, including affiliates of Superfund Capital Management, as it deems necessary for the efficient operation of each Series.

Sharing of Profits and Losses

Each Limited Partner within a Series has a capital account. Initially, a Limited Partner’s balance equals the amount paid for the Units in such Series. A Limited Partner’s balance is then proportionally adjusted monthly to reflect any additions or withdrawals by such Limited Partner and his portion of such Series’ gains or losses for the month as reflected by changes in the net asset value for such Series.

Federal Tax Allocations

At year-end, each Series will determine its total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Limited Partners, the taxable gain or loss is allocated to each Limited Partner within a Series in proportion to his capital account therein and each Limited Partner is responsible for his share of taxable income of such Series. See Section 8 of the Partnership Agreement, and “Federal Income Tax Aspects.” For net capital gain and loss, the gains and losses are first allocated to each Limited Partner who redeemed Units during the year. Remaining net capital gain or loss is then allocated among all Limited Partners whose capital accounts are in excess of their Units’ allocation accounts. Finally, any excess net capital gain or loss is allocated to each Limited Partner in proportion to his capital account. Each Limited Partner’s tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him. Upon each Series’ liquidation, each Limited Partner within such Series will receive his proportionate share of the assets of such Series.

Dispositions

A Limited Partner may transfer or assign his Units in a Series upon 30 days’ prior written notice to Superfund Capital Management and subject to approval by Superfund Capital Management of the assignee. Superfund Capital Management will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of such Series for federal income tax purposes. An assignee not admitted to a Series as a Limited Partner will have only limited rights to share the profits and capital of such Series and a limited redemption right. Assignees receive “carry-over” tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Dissolution and Termination of Each Series

Each Series will be terminated and dissolved upon the happening of the earlier of: (1) the expiration of each Series’ stated term on December 31, 2050; (2) Limited Partners owning more than 50% of the outstanding Units of such Series vote to dissolve such Series; (3) Superfund Capital Management withdraws as general partner and no new general partner is appointed; (4) a decline in the aggregate net assets of such Series to less than $500,000; (5) the continued existence of such Series becomes unlawful; or (6) such Series is dissolved by operation of law.

Amendments and Meetings

The Partnership Agreement may be amended with the approval of more than 50% of the Units then owned by Limited Partners of each Series. Superfund Capital Management may make minor changes to the Partnership Agreement without the approval of the Limited Partners. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of each Series. Limited Partners owning at least 10% of the outstanding Units of a Series can call a meeting of such Series.

At that meeting, the Limited Partners, provided that Limited Partners owning a majority of the outstanding Units of such Series concur, can vote to: (1) amend the Partnership Agreement with respect to such Series without the consent of Superfund Capital Management; (2) dissolve such Series; (3) terminate contracts with Superfund Capital Management; (4) remove and replace Superfund Capital Management as general partner; and (5) approve the sale of the Fund’s assets.

Indemnification

Each Series agrees to indemnify Superfund Capital Management, as general partner, for actions taken on behalf of such Series, provided that Superfund Capital Management’s conduct was in the best interests of such Series and the conduct was not the result of negligence or misconduct. Indemnification by each Series for alleged violation of securities laws is only available if the following conditions are satisfied: (1) a successful adjudication on the merits of each count alleged has been obtained; or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and (4) in the case of (3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.

Reports to Limited Partners

The Limited Partners in a Series shall have access to and the right to copy such Series’ books and records. A Limited Partner may obtain a list of all Limited Partners within such Series together with the number of Units owned by each Limited Partner within such Series, provided such request is not for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. Superfund Capital Management will provide various reports and statements to the Limited Partners within a Series including: (1) monthly, Superfund Capital Management will provide an unaudited income statement of the prior month’s Series’ activities; (2) annually, Superfund Capital Management will provide audited financial statements of such Series accompanied by a fiscal year-end summary of the monthly reports described above; and (3) annually, Superfund Capital Management will provide tax information necessary for the preparation of the Limited Partners’ annual federal income tax returns.

FEDERAL INCOME TAX ASPECTS

The following constitutes the opinion of Sidley Austin LLP and summarizes the material federal income tax consequences to individual investors in each Series. The following is based upon interpretations of existing laws in effect on the date of this Prospectus, and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretations or that changes in such laws will not occur.

Each Series’ Partnership Tax Status

Superfund Capital Management has not elected, and does not intend to elect, to classify the Fund or either Series as an association taxable as a corporation. Based on the foregoing, in the opinion of Sidley Austin LLP, each Series will be classified as a partnership for federal income tax purposes. Superfund Capital Management has provided Sidley Austin LLP a list of contracts that it intends to trade on behalf of each Series. On the basis thereof, in the opinion of Sidley Austin LLP, neither Series will be treated as a publicly traded partnership taxable as a corporation.

Taxation of Limited Partners on Profits and Losses of Each Series

Each Limited Partner must pay tax on his share of the annual income and gains of each Series in which such Limited Partner invests, if any, even if such Series does not make any cash distributions. Each Series generally allocates its gains and losses equally to each Unit in such Series. However, a Limited Partner who redeems any Units in a Series will be allocated his share of such Series’ gains and losses in order that the amount of cash the Limited Partner receives for a redeemed Unit equals the Limited Partner’s adjusted tax basis in the redeemed Unit less any offering or syndication expenses allocated to such Units. A Limited Partner’s adjusted tax basis in a redeemed Unit equals the amount originally paid for the Unit, increased by income or gains allocated to the Unit and decreased (but not below zero) by distributions, deductions or losses allocated to the Unit.

Deduction of Series Losses by Limited Partners

A Limited Partner may deduct Series losses only to the extent of his tax basis in his Units in such Series. Generally, a Limited Partner’s tax basis in a Unit of a Series is the amount paid for the Unit reduced (but not below zero) by his share of any Series distributions, losses and expenses and increased by his share of Series income and gains. However, a Limited Partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is “at-risk.” The “at-risk” amount is similar to tax basis, except that it does not include any amount borrowed on a non-recourse basis or from someone with an interest in a Series.

“Passive-Activity Loss Rules” and Their Effect on the Treatment of Income and Loss

The trading activities of each Series are not a “passive activity.” Accordingly, a Limited Partner can deduct Series losses against taxable income. However, a Limited Partner cannot offset losses from “passive activities” against Series gains.

Cash Distributions and Unit Redemptions

Cash received from a Series by a Limited Partner as a distribution with respect to his Units in such Series or in redemption of less than all of his Units in such Series generally is not reportable as taxable income by a Limited Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of the remaining Units in such Series held by the Limited Partner after the redemption. Any cash distribution by a Series in excess of a Limited Partner’s adjusted tax basis for his Units in such Series is taxable to him as gain from the sale or exchange of such Units. Because a Limited Partner’s tax basis in his Units in a Series is not increased on account of his distributive share of such Series’ income until the end of such Series’ taxable year, distributions during the taxable year could result in taxable gain to a Limited Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of a Series’ income allocable to a Limited Partner at the end of the Series’ taxable year would also be includable in the Limited Partner’s taxable income and would increase his tax basis in his remaining Units in such Series as of the end of such taxable year.

Redemption for cash of all Units in a Series held by a Limited Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference, if any, between the amount of the cash distribution and the Limited Partner’s adjusted tax basis for such Units. A Limited Partner’s adjusted tax basis for his Units in a Series includes for this purpose his distributive share of such Series’ income or loss for the year of such redemption.

Potential Series-Level Consequences of Redemptions and Transfers of Units

If a Limited Partner receives a distribution of property in liquidation of his Units in a Series that would, if the Series had a Code Section 754 election in effect, require the Series to make a downward adjustment of more than $250,000 to the basis of its remaining assets, then even if the Series does not have a Code Section 754 election in effect, the Series will be required to make a downward adjustment to the basis of its remaining assets.

In addition, if immediately after the transfer of a Unit in a Series, the Series’ adjusted basis in its property exceeds the fair market value of such property by more than $250,000, the Series generally will be required to adjust the basis of its property with respect to the transferee Limited Partner.

Gain or Loss on Section 1256 Contracts and Non-Section 1256 Contracts

Section 1256 Contracts include futures and most options traded on U.S. exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open. Non-Section 1256 Contracts include, among other things, certain foreign currency transactions such as transactions when the amount paid or received is in a foreign currency. Gain and loss from these Non-Section 1256 Contracts is generally short-term capital gain or loss or ordinary income or loss.

Tax on Capital Gains and Losses

Long-term capital gains — net gain on capital assets held more than one year and 60% of the gain on Section 1256 Contracts — are currently taxed at a maximum rate of 15%. Short-term capital gains — net gain on capital assets held not more than one year and 40% of the gain on Section 1256 Contracts — are currently subject to tax at the same rates as ordinary income, with a maximum current tax rate of 35% for individuals. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000 per year. Accordingly, a Series could suffer significant losses and a Limited Partner could still be required to pay taxes on his share of such Series’ interest income. An individual taxpayer can carry back net capital losses on Section 1256 Contracts three years to offset earlier gains on Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely as losses on Section 1256 Contracts.

Interest Income

Interest received by a Series is taxed as ordinary income. Net capital losses can offset ordinary income only to the extent of $3,000 per year. See “— Tax on Capital Gains and Losses.”

Limited Deduction for Certain Expenses

Superfund Capital Management does not consider the management fees and the performance fees, as well as other ordinary expenses of each Series, to be investment advisory expenses or other expenses of producing income. Accordingly, Superfund Capital Management treats these expenses as ordinary business deductions not subject to the material deductibility limitations which apply to investment advisory expenses. The Internal Revenue Service (the “IRS”) could contend otherwise and to the extent the IRS recharacterizes these expenses, a Limited Partner’s distributive share of income from a Series would be increased accordingly (solely for tax purposes) and such expenses would be subject to material limitations as to their deductibility.

Syndication Fees

Neither Series nor any Limited Partner is entitled to any deduction for syndication expenses, if any, in the year they reduce net asset value, nor can these expenses be amortized by each Series or any Limited Partner even though the payment of such expenses reduces net asset value.

Investment Interest Deductibility Limitation

Individual taxpayers can deduct “investment interest” — interest on indebtedness allocable to property held for investment — only to the extent that it does not exceed net investment income. Net investment income does not include adjusted net capital gain taxed at the lower rate.

Medicare Tax

Recently enacted legislation provides that, effective with respect to taxable years beginning after December 31, 2012, individual taxpayers will generally be subject to a 3.8% tax on the lesser of (i) their “net investment income” for a taxable year or (ii) the excess of their modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will include a Limited Partner’s share of interest, dividends, gain and other income derived from a Series’ investment and trading activities.

Unrelated Business Taxable Income

Tax-exempt Limited Partners will not be required to pay tax on their share of income or gains of a Series, provided that such Limited Partners do not purchase Units with borrowed funds and that Superfund Capital Management does not utilize leverage.

Taxation of Foreign Limited Partners

A Foreign Limited Partner generally is not subject to taxation by the United States on capital gains from commodity or derivatives trading, provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his or her taxable year, and provided further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, loss or expense is treated as “effectively connected.” An investment in a Series should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of each Series will be conducted as described in this Prospectus. Pursuant to a “safe harbor” in the Code and proposed Treasury regulations, an investment fund whose United States business activities consist solely of trading commodities and derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that such investment fund is not a dealer in commodities or derivatives and that the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the transactions are of a kind customarily consummated at such place. Superfund Capital Management has advised Sidley Austin LLP of the contracts that each Series will trade. Based on a review of such contracts as of the date of this Prospectus, Superfund Capital Management has been advised by its counsel, Sidley Austin LLP, that such contracts should satisfy the safe harbor. If the contracts traded by a Series in the future were not covered by the safe harbor, there is a risk that such Series would be treated as engaged in a trade or business within the United States. In the event that a Series were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates. In the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% “branch profits” tax might be imposed. Furthermore, in such event such Series would be required to withhold taxes from the income or gain allocable to such a Foreign Limited Partner under Section 1446 of the Code.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year. Additionally, a Foreign Limited Partner not engaged in a trade or business within the United States is not subject to United States tax on interest income (other than certain so-called “contingent interest”) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Series in which such Limited Partner invests with the appropriate Form W-8.

Recently enacted legislation will (i) require certain foreign entities to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income made on or after January 1, 2014, and certain payments of proceeds from the sale of property that could give rise to U.S. source interest or dividends made on or after January 1, 2015 if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. As a result, certain Foreign Limited Partners may be subject to the 30% withholding tax in respect of certain of a Series’ investments if they fail to enter into an agreement with the IRS or otherwise fails to satisfy their obligations under the legislation. Foreign Limited Partners are encouraged to consult with their own tax advisors regarding the possible implications of this legislation of an investment in a Series.

IRS Audits of each Series and its Limited Partners

The IRS audits partnership-related items at the entity level rather than at the partner level. Superfund Capital Management acts as “tax matters partner” for each Series, and has the authority to determine each Series’ responses to an audit. If an audit results in an adjustment, all Limited Partners may be required to pay additional taxes, interest and penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, each Series and the Limited Partners may be subject to various state and other taxes. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENTS BY EMPLOYEE BENEFIT PLANS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Series (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Series, including the role that an investment in a Series plays in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Series, must be satisfied that the investment in such Series is a prudent investment for the Plan, that the investments of the Plan, including the investment in such Series, are diversified so as to minimize the risk of large losses and that an investment in such Series complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS OF A SERIES MUST CONSULT ITS OWN LEGAL AND TAX ADVISORS BEFORE DOING SO.

“Plan Assets”

ERISA and a regulation issued thereunder (the “ERISA Regulation”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code. The Publicly-Offered Security Exception applies if the equity interest acquired by Plans is a security that is: 1) “freely transferable” (as described below); 2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and 3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934, within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The ERISA Regulation states that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. The ERISA Regulation specifies that, in the case of a security that is part of an offering in which the minimum investment is

$10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (i) a requirement that no transfer or assignment of the security or rights in respect thereof be made that would violate any federal or state law; (ii) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security; and (iii) any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefit of ownership of the assignor may be transferred or assigned without regard to such restriction or consent” (other than compliance with any of the foregoing restrictions).

Superfund Capital Management believes that the Publicly-Offered Security Exception applies to each Series for the following reasons. First, the Units are part of a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934. Second, the Units are held by 100 or more investors that Superfund Capital Management believes are independent of a Series and of each other. Lastly, Superfund Capital Management believes that the Units should be considered to be “freely transferable” because the minimum investment for investors is $10,000 and Limited Partners may transfer their Units by providing 30 days’ prior written notice to Superfund Capital Management, provided that the transfer would not violate applicable federal or state securities laws. If Superfund Capital Management withholds consent, a transferee will be entitled to receive that share of capital or profits and to have that right of redemption to which the transferor would have been entitled and will remain subject to the other terms of the Partnership Agreement. Therefore, Superfund Capital Management believes that it is reasonable to take the position that the Units are freely transferable within the meaning of the ERISA Regulation. Accordingly, Superfund Capital Management believes that the underlying assets of each Series should not be considered to constitute assets of any Plan which purchases Units. This position has not been confirmed by, and is not binding on, the Department of Labor, which issued the ERISA Regulation and which has authority to issue opinion and information letters thereunder. Therefore, the Plan Fiduciary and each other potential investor should consult with his or her attorney on this matter.

Ineligible Purchasers

In general, Units of a Series may not be purchased with the assets of a Plan if Superfund Capital Management, HSBC Bank USA (the “Escrow Agent”), ADMIS, BCI, RCG, the Administrator, Superfund Asset Management, Superfund USA, any wholesaler, any other selling agent, any of their respective affiliates or any of their respective employees either: 1) has investment discretion with respect to the investment of such plan assets; 2) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or 3) is an employer maintaining or contributing to such Plan. A party that is described in clause 1) or 2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in a Series are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY SUPERFUND CAPITAL MANAGEMENT OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF AN INVESTMENT IN EACH SERIES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Subscription Procedure

Each Series will offer the Units to the public during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to calculation of such month-end net asset value by the Administrator. Investors must submit subscriptions at least five (5) business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. Investors may rescind their subscription agreement within five (5) business days of receipt of the Prospectus. Superfund Capital Management may suspend, limit or terminate the continuing offering period at any time. The Units are offered on a “best efforts” basis without any firm underwriting commitment through selling agents which are registered broker-dealers and members of FINRA and which serve as underwriters. Superfund Capital Management is also offering Units, through Superfund USA, which also serves as an underwriter, to potential investors by distributing this Prospectus and making it available on a special internet website (http://www.superfund.net). Superfund Capital Management intends to engage in marketing efforts through media including but not limited to third party websites, newspapers, magazines, other periodicals, television, radio, seminars, conferences, workshops, and sporting and charity events. Units are offered until such time as Superfund Capital Management terminates the continuing offering. Subscriptions received during the continuing offering period can be accepted on a monthly basis. Subscribers whose subscriptions are canceled or rejected will be notified of when their subscriptions will be returned, which shall be promptly after rejection. Subscribers whose subscriptions are accepted will be issued fractional Units, calculated to three decimal places. Each Series’ escrow account is maintained at the Escrow Agent, 452 Fifth Avenue, New York, New York 10018. All subscription funds are required to be promptly transmitted to the Escrow Agent. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. Subscriptions from customers of any of the selling agents may also be made by authorizing such selling agent to debit the Limited Partner’s customer securities account at the selling agent. Promptly after debiting the customer’s securities account, the selling agent shall send payment to the Escrow Agent as described above, in the amount of the subscription so debited. Subscribers must purchase Units for investment purposes only and not with a view toward resale. An investor who meets the suitability standards given below must complete, execute and deliver to the relevant selling agent a copy of the Subscription Agreement attached as Exhibit D. A Limited Partner can pay either by a check made payable to “Superfund Green, L.P. Series (A or B, as applicable), Escrow Account” or by authorizing his selling agent to debit his customer securities account. Superfund Capital Management will then accept or reject the subscription within five business days of receipt of the subscription. All subscriptions are irrevocable once subscription payments are deposited in escrow. Pursuant to an addendum to the Subscription Agreement, investors may subscribe for Units and receive them, and pay for them in equal installments, over a period of time to achieve an average price for the Units acquired; provided, however, that no Units will be issued until such Units have been fully paid for by the investor.

Superfund Capital Management and each person selling Units on behalf of the Fund may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus. This Prospectus is a final prospectus.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. Each Series’ primary intention in requiring the investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in each Series. Each Series is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in each Series. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to: 1) eligibility of investors to invest in each Series, including legal age, net worth and annual income; 2) representative capacity of investors; 3) information provided by investors; 4) information received by investors; and 5) investments made on behalf of employee benefit plans. See the Subscription Agreement attached as Exhibit D for further detail.

Minimum Investment

The minimum investment is $10,000 in one Series. Limited Partners in one Series may increase their investment in that same Series with an additional investment of $1,000 or more. Prospective investors must be aware that the price per Unit of a Unit in a Series during the continuing offering period will vary depending upon the month-end net asset value per Unit of such Series. Under the federal securities laws and those of certain states, investors may be subject to special minimum purchase and/or investor suitability requirements.

Investor Suitability

There can be no assurance that each Series will achieve its objectives or avoid substantial losses. An investment in each Series is suitable only for a limited segment of the risk portion of an investor’s portfolio and no one should invest more in each Series than he can afford to lose. Superfund Capital Management and each person selling Units on behalf of the Fund will make every reasonable effort to determine the suitability of prospective investors through information received on the Subscription Agreement. At an absolute minimum, investors must have (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (as calculated above) of at least $70,000. No one may invest more than 10% of his net worth (as calculated above) in the Fund. THESE STANDARDS (AND THE ADDITIONAL STANDARDS APPLICABLE TO RESIDENTS OF CERTAIN STATES AS SET FORTH UNDER “EXHIBIT C — SUBSCRIPTION REQUIREMENTS” HEREIN) ARE REGULATORY MINIMUMS ONLY. QUALIFICATION UNDER SUCH STANDARDS DOES NOT NECESSARILY IMPLY THAT AN INVESTMENT IN EACH SERIES IS SUITABLE FOR A PARTICULAR INVESTOR. PROSPECTIVE LIMITED PARTNERS SHOULD REVIEW EXHIBIT C AND CONSIDER THE HIGHLY SPECULATIVE AND ILLIQUID NATURE OF AN INVESTMENT IN EACH SERIES AS WELL AS THE HIGH RISK AND HIGHLY LEVERAGED NATURE OF THE FUTURES, FORWARD AND RELATED MARKETS IN DETERMINING WHETHER AN INVESTMENT IN EACH SERIES IS CONSISTENT WITH THEIR OVERALL PORTFOLIO OBJECTIVES.

The Selling Agents

The selling agents, the broker-dealers who offer the Units and serve as underwriters, offer the Units on a best efforts basis without any firm underwriting commitment. The selling agents, including Superfund USA, which also serves as an underwriter and is an affiliate of Superfund Capital Management, and certain foreign dealers who may elect to participate in the offering, are bound by their respective Selling Agreements with each Series. Subject to the limitations herein, Superfund USA and any additional selling agents will receive collectively an annual 4% selling commission (1/12 of 4% per month) of the month-end net asset value per Unit with respect to any Units they sell. Superfund Capital Management may also engage one or more registered broker-dealers to solicit other broker-dealers to become selling agents and to assist those selling agents with the offering and sale of Units, that is, to act as wholesalers. As compensation for its services, any such wholesaler will receive up to one-fourth of the selling commission that would otherwise be paid to the selling agents. Thus, the Units pay a commission of 4% of the month-end net asset value per Unit in the initial year after purchase. The Units pay additional selling commissions of 4% per annum of the month-end net asset value per Unit thereafter. Any wholesaler would receive up to 1% of the month-end net asset value per Unit (1/12 of 1% per month) in the initial year after purchase, and additional selling commissions of up to 1% per annum (1/12 of 1% per month) of the month-end net asset value per Unit thereafter (limited, when combined with payments in the first year, to 2.5% of the proceeds of the sale of the Units). If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is less than 4% of proceeds due to a decrease in the net asset value per Unit, the maximum additional selling commissions paid will exceed 6% of the proceeds. If the selling commission paid (including payments to any wholesaler) in the initial year after purchase is more than 4% of the proceeds due to an increase in the net asset value per Unit, the maximum additional selling commissions paid will be less than 6% of the proceeds. In either case, the maximum cumulative sales commission per Unit is 10% of the gross offering proceeds price of such Unit (which is equal to $51,200,678.70 out of the $512,006,787 in Units) and in no event will the maximum amount of compensation to be paid to FINRA members in connection with this offering exceed such amount. Other than as described above, Superfund Capital Management will pay no person any commissions or other fees in connection with the solicitation of purchases for Units. In the Selling Agreement with each selling agent, Superfund Capital Management has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act. Units will be sold on a continuing basis at the net asset value per Unit as of the end of each month.

Superfund USA may pay its sales representatives an upfront fee of 0.1% of the net asset value of the Series A Units or Series B Units on the date such Units are issued. Superfund USA will pay its sales representatives out of the selling commissions it receives with respect to such Series A Units and Series B Units.

The selling agents will use their best efforts to sell the Units offered but are not required to sell any particular number of Units. The Units are also offered through Superfund USA to potential investors on a special internet website (http://www.superfund.net), maintained by Superfund USA.

Other than as described above, no person will pay any commissions or other compensation in connection with the solicitation or purchase of Units.

Units acquired through Superfund USA in conjunction with a registered investment adviser’s asset-based fee or fixed fee advisory program where the investment adviser recommends a portfolio allocation to the Fund, and Units acquired through Superfund USA by commodity pools operated by commodity pool operators registered as such with the NFA, will not be subject to the selling commissions described above.

Selling Agent Compensation Table

Units Sold Without Wholesalers

Nature of Payment	Recipient	Amount of Payment

Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 10% of the gross offering proceeds by receiving annual selling commissions of 4% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Units Sold With Wholesalers

Nature of Payment	Recipient	Amount of Payment

Selling Commissions	Superfund USA and additional selling agents	Superfund USA shall receive from the Fund a selling commission of up to 7.5% of the gross offering proceeds by receiving annual selling commissions of 3% of the average month-end net asset value of all Units sold by the selling agents, including Superfund USA, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions. Superfund USA will pay all or a portion of such commissions to the additional selling agents with respect to the Units they sell.

Selling Commissions	Wholesalers	Wholesalers shall receive from the Fund a selling commission of up to 2.5% of the gross offering proceeds by receiving annual selling commissions of 1% of the average month-end net asset value of all Units sold by the selling agents introduced by such wholesalers, subject to the limitations of FINRA Rule 2310 pertaining to maximum allowable selling commissions.

Under no circumstances will the maximum aggregate compensation paid to the selling agents, including Superfund USA, and wholesalers exceed 10% of the gross offering proceeds of the sale of the Units.

Reimbursement of Bona Fide Due Diligence Expenses

Bona fide due diligence expenses that are presented in a detailed and itemized invoice to Superfund Capital Management by broker-dealers will be paid by Superfund Capital Management without reimbursement by the Fund.

CERTAIN LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, served as legal counsel to Superfund Capital Management in connection with the preparation of this Prospectus. Sidley Austin LLP may continue to serve in such capacity in the future, but has not assumed any obligation to update this Prospectus. Sidley Austin LLP may advise Superfund Capital Management in matters relating to the operation of the Fund on an ongoing basis. Sidley Austin LLP does not represent and has not represented the prospective investors or the Fund in the course of the organization of the Fund, the negotiation of its business terms, the offering of the Units or in respect of its ongoing operations. Prospective investors must recognize that, as they have had no representation in the organization process, the terms of the Fund relating to themselves and the Units have not been negotiated at arm’s length.

Sidley Austin LLP’s engagement by Superfund Capital Management in respect of the Fund is limited to the specific matters as to which it is consulted by Superfund Capital Management and, therefore, there may exist facts or circumstances which could have a bearing on the Fund’s (or Superfund Capital Management’s) financial condition or operations with respect to which Sidley Austin LLP has not been consulted and for which Sidley Austin LLP expressly disclaims any responsibility. More specifically, Sidley Austin LLP does not undertake to monitor the compliance of Superfund Capital Management and its affiliates with the investment program, valuation procedures and other guidelines set forth herein, nor does it monitor compliance with applicable laws. In preparing this Prospectus, Sidley Austin LLP relied upon information furnished to it by the Fund and/or Superfund Capital Management, and did not investigate or verify the accuracy and completeness of information set forth herein concerning Superfund Capital Management, the Fund’s service providers and their affiliates and personnel.

EXPERTS

The financial statements as of December 31, 2011 and 2010 of Superfund Green, L.P., Superfund Green, L.P. – Series A and Superfund Green, L.P. – Series B and the statement of financial condition as of December 31, 2011 of Superfund Capital Management, Inc. included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements and statement of financial condition have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B:

We have audited the accompanying statements of assets and liabilities of Superfund Green, L.P., Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B (collectively the “Funds”), including the condensed schedules of investments, as of December 31, 2011 and 2010, and the related statements of operations, changes in net assets, and cash flows for each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Superfund Green, L.P., Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B as of December 31, 2011 and 2010, and the results of their operations, changes in net assets, and their cash flows for each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 29, 2012

SUPERFUND GREEN, L.P.

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS
US Government securities, at fair value, (amortized cost $17,650,000 and $38,347,223 as of December 31, 2011 and December 31, 2010, respectively)	$17,650,000	$38,347,223
Due from brokers (net of reserve of $866,676) (See Note 4)	46,453,083	49,302,554

Unrealized appreciation on open forward contracts	372,011	865,855

Futures contracts sold	923,781	—

Futures contracts purchased	114,873	8,737,815

Cash	989,356	2,069,942

Total assets	66,503,104	99,323,389

LIABILITIES

Unrealized depreciation on open forward contracts	243,000	198,269

Futures contracts sold	—	1,410,287

Subscriptions received in advance	154,700	1,180,791

Redemptions payable	2,046,267	3,004,972

Management fees payable	213,322	148,834

Fees payable	416,117	314,765

Total liabilities	3,073,406	6,257,918

NET ASSETS	$63,429,698	$93,065,471

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (cost $17,650,000), securities are held in margin accounts as collateral for open futures and forwards	$17,650,000	27.8%	$17,650,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.6	372,011

Total unrealized appreciation on forward contracts		0.6	372,011

Unrealized depreciation on forward contracts
Currency		(0.4)	(243,000)

Total unrealized depreciation on forward contracts		(0.4)	(243,000)

Total forward contracts, at fair value		0.2%	$129,011

Futures contracts, at fair value
Futures contracts purchased
Currency		0.3	191,648
Energy		(0.2)	(135,434)
Financial
2 Year U.S. Treasury Note		0.0 *	8,297
Other		0.0 *	23,842
Total Financial		0.1	32,139
Food & Fiber		0.1	60,876
Indices		0.1	45,373
Metals		(0.1)	(79,729)

Total futures contracts purchased		0.2	114,873

Futures contracts sold
Currency		0.4	244,336
Energy		0.3	178,160
Food & Fiber		0.1	35,521
Indices		0.2	98,142
Livestock		0.0 *	21,080
Metals		0.5	346,542

Total futures contracts sold		1.5	923,781

Total futures contracts, at fair value		1.6%	$1,038,654

Futures and forward contracts by country composition
Australia		0.1%	$43,954
European Monetary Union		0.5	305,388
Great Britain		0.1	39,646
Japan		0.4	251,264
United States		0.8	480,241
Other		0.1	47,172

Total futures and forward contracts by country		1.8%	$1,167,665

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

		Percentage of
	Face Value	Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $38,347,223), securities are held in margin accounts as collateral for open futures and forwards	$38,355,000	41.2%	$38,347,223

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.9	865,855

Total unrealized appreciation on forward contracts		0.9	865,855

Unrealized depreciation on forward contracts
Currency		(0.2)	(198,269)

Total unrealized depreciation on forward contracts		(0.2)	(198,269)

Total forward contracts, at fair value		0.7%	$667,586

Futures contracts, at fair value
Futures contracts purchased
Currency		2.6	2,392,982
Energy		0.7	695,307
Financial		0.6	528,488
Food & Fiber		1.0	900,409
Indices		0.5	423,138
Livestock		0.4	340,160
Metals		3.7	3,457,331

Total futures contracts purchased		9.4	8,737,815

Futures contracts sold
Currency		0.1	114,862
Energy		(0.1)	(102,401)
Financial		(0.1)	(83,833)
Indices		0.1	53,323
Metals		(1.5)	(1,392,238)

Total futures contracts sold		(1.5)*	(1,410,287)

Total futures contracts, at fair value		7.9%	$7,327,528

Futures and forward contracts by country composition
Australia		0.0 *%	$30,575
Canada		0.2	229,304
European Monetary Union		0.4	369,324
Great Britain		0.3	255,318
Japan		1.7	1,536,949
United States		4.1	3,853,276
Other		1.9	1,720,368

Total futures and forward contracts by country		8.6%	$7,995,114

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income, interest	$44,362	$58,830

Expenses
Selling commission	3,456,091	3,418,467
Brokerage commissions	1,604,501	2,231,559
Management fee	1,598,542	1,581,025
Ongoing offering expenses	864,072	854,610
Operating expenses	129,613	128,189
MF Global reserve (See Note 4)	866,676	—
Other	51,129	34,178

Total expenses	8,570,624	8,248,028

Net investment loss	(8,526,262)	(8,189,198)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(78,663)	16,144,514
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(6,827,449)	7,312,721

Net gain (loss) on investments	(6,906,112)	23,457,235

Net increase (decrease) in net assets from operations	$(15,432,374)	$15,268,037

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations
Net investment loss	$(8,526,262)	$(8,189,198)
Net realized gain (loss) on futures and forward contracts	(78,663)	16,144,514
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(6,827,449)	7,312,721

Net increase (decrease) in net assets from operations	(15,432,374)	15,268,037

Capital share transactions
Issuance of Units	8,758,785	10,978,166
Redemption of Units	(22,962,184)	(18,316,575)

Net decrease in net assets from capital share transactions	(14,203,399)	(7,338,409)

Net increase (decrease) in net assets	(29,635,773)	7,929,628

Net assets, beginning of year	93,065,471	85,135,843

Net assets, end of year	$63,429,698	$93,065,471

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(15,432,374)	$15,268,037
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(110,846,760)	(144,921,765)
Sales and maturities of U.S. government securities	131,560,024	149,020,000
Amortization of discounts and premiums	(16,041)	(42,401)
Increase (decrease) in due from brokers	2,849,471	(6,064,445)
Increase (decrease) in unrealized appreciation on open forward contracts	493,844	(169,343)
Increase (decrease) in futures contracts purchased	8,622,942	(7,164,054)
Increase (decrease) in unrealized depreciation on open forward contracts	44,731	(1,353,979)
Increase (decrease) in futures contracts sold	(2,334,068)	1,374,655
Increase in management fees	64,488	14,584
Increase in fees payable	101,352	56,749

Net cash provided by operating activities	15,107,609	6,018,038

Cash flows from financing activities
Subscriptions, net of subscriptions received in advance	7,732,694	12,158,957
Redemptions, net of redemptions payable	(23,920,889)	(16,749,111)

Net cash used in financing activities	(16,188,195)	(4,590,154)

Net increase (decrease) in cash	(1,080,586)	1,427,884
Cash, beginning of year	2,069,942	642,058

Cash, end of year	$989,356	$2,069,942

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS

US Government securities, at fair value (amortized cost $8,300,000 and $16,066,728 as of December 31, 2011 and December 31, 2010, respectively)	$8,300,000	$16,066,728

Due from brokers (net of reserve of $337,063) (See Note 4)	22,845,252	20,354,921

Unrealized appreciation on open forward contracts	129,634	280,718

Futures contracts sold	349,440	—

Futures contracts purchased	42,325	2,839,432

Cash	333,206	770,535

Total assets	31,999,857	40,312,334

LIABILITIES

Unrealized depreciation on open forward contracts	87,311	57,275

Futures contracts sold	—	445,767

Subscriptions received in advance	64,000	259,196

Redemptions payable	674,637	806,835

Management fee payable	101,476	60,901

Fees payable	194,547	125,422

Total liabilities	1,121,971	1,755,396

NET ASSETS	$30,877,886	$38,556,938

Number of Units	23,634.331	24,863.954

Net asset value per Unit	$1,306.48	$1,550.72

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (cost $8,300,000), securities are held in margin accounts as collateral for open futures and forwards	$8,300,000	26.9%	$8,300,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.4	129,634

Total unrealized appreciation on forward contracts		0.4	129,634

Unrealized depreciation on forward contracts
Currency		(0.3)	(87,311)

Total unrealized depreciation on forward contracts		(0.3)	(87,311)

Total forward contracts, at fair value		0.1%	$42,323

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		0.2%	$74,826
Energy		(0.2)	(53,540)
Financial
2 Year U.S. Treasury Note		0.0 *	3,156
Other		0.0 *	6,226
Total Financial		0.0 *	9,382
Food & Fiber		0.1	24,213
Indices		0.1	16,419
Metals		(0.1)	(28,975)

Total futures contracts purchased		0.1	42,325

Futures Contracts Sold
Currency		0.3	93,543
Food & Fiber		0.0 *	12,966
Energy		0.2	65,240
Indices		0.1	42,193
Livestock		0.0 *	8,280
Metals		0.4	127,218

Total futures contracts sold		1.1	349,440

Total futures contracts, at fair value		1.2%	$391,765

Futures and forward contracts by country composition
Australian		0.1%	$17,684
European Monetary Union		0.3	114,090
Great Britain		0.1	16,951
Japan		0.2	89,702
United States		0.5	181,301
Other		0.1	14,360

Total futures and forward contracts by country		1.2%	$434,088

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $16,066,728), securities are held in margin accounts as collateral for open futures and forwards	$16,070,000	41.7%	$16,066,728

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	280,718

Total unrealized appreciation on forward contracts		0.7	280,718

Unrealized depreciation on forward contracts
Currency		(0.1)	(57,275)

Total unrealized depreciation on forward contracts		(0.1)	(57,275)

Total forward contracts, at fair value		0.6%	$223,443

Futures Contracts, at fair value
Futures Contracts Purchased
Currency		2.0%	$786,137
Energy		0.5	210,169
Financial		0.5	179,475
Food & Fiber		0.8	289,469
Indices		0.3	125,631
Livestock		0.3	109,620
Metals		3.0	1,138,931

Total futures contracts purchased		7.4	2,839,432

Futures Contracts Sold
Currency		0.1	38,756
Energy		(0.1)	(30,790)
Financial		(0.1)	(32,675)
Indices		0.1	23,130
Metals		(1.2)	(444,188)

Total futures contracts sold		(1.2)	(445,767)

Total futures contracts, at fair value		6.2%	$2,393,665

Futures and forward contracts by country composition
Australian		0.1%	$8,946
Canada		0.2	72,644
European Monetary Union		0.3	127,982
Great Britain		0.2	84,669
Japan		1.3	503,875
United States		3.3	1,263,872
Other		1.4	555,120

Total futures and forward contracts by country		6.8%	$2,617,108

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income, interest	$20,663	$28,761

Expenses
Selling commission	1,499,588	1,420,292
Brokerage commissions	544,421	702,326
Management fee	693,659	656,877
Ongoing offering expenses	374,951	355,069
Operating expenses	56,243	53,260
MF Global reserve (See Note 4)	337,063	—
Other	19,866	15,126

Total expenses	3,525,791	3,202,950

Net investment loss	(3,505,128)	(3,174,189)

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on futures and forward contracts	(334,077)	5,868,855
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,183,020)	2,396,138

Net gain (loss) on investments	(2,517,097)	8,264,993

Net increase (decrease) in net assets from operations	$(6,022,225)	$5,090,804

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)*	$(246.81)	$196.01

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(244.24)	$196.23

*	Weighted average number of Units outstanding for Series A for the Years Ended December 31, 2011 and December 31, 2010: 24,400.48 and 25,971.98, respectively.

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations:
Net investment loss	$(3,505,128)	$(3,174,189)
Net realized gain (loss) on futures and forward contracts	(334,077)	5,868,855
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(2,183,020)	2,396,138

Net increase (decrease) in net assets from operations	(6,022,225)	5,090,804
Capital share transactions
Issuance of Units	4,697,837	7,239,910
Redemption of Units	(6,354,664)	(7,086,271)

Net increase (decrease) in net assets from capital share transactions	(1,656,827)	153,639
Net increase (decrease) in net assets	(7,679,052)	5,244,443
Net assets, beginning of year	38,556,938	33,312,495

Net assets, end of year	$30,877,886	$38,556,938

Units, beginning of year	24,863.954	24,594.117
Issuance of Units	3,038.045	5,431.210
Redemption of Units	(4,267.668)	(5,161.373)

Units, end of year	23,634.331	24,863.954

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES A

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(6,022,225)	$5,090,804
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(47,684,521)	(60,809,701)
Sales and maturities of U.S. government securities	55,457,937	60,780,000
Amortization of discounts and premiums	(6,688)	(17,759)
Decrease in due from brokers	(2,490,331)	(3,193,478)
Increase (decrease) in unrealized appreciation on open forward contracts	151,084	(93,270)
Increase (decrease) in futures contracts purchased	2,797,107	(2,373,970)
Increase (decrease) in unrealized depreciation on open forward contracts	30,036	(363,992)
Increase (decrease) in futures contracts sold	(795,207)	435,094
Increase in management fee	40,575	8,390
Increase in fees payable	69,125	27,498

Net cash provided by (used in) operating activities	1,546,892	(510,384)

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	4,502,641	7,499,106
Redemptions, net of redemptions payable	(6,486,862)	(6,829,657)

Net cash provided by (used in) financing activities	(1,984,221)	669,449

Net increase (decrease) in cash	(437,329)	159,065
Cash, beginning of year	770,535	611,470

Cash, end of year	$333,206	$770,535

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES B

STATEMENTS OF ASSETS AND LIABILITIES

December 31, 2011 and December 31, 2010

	December 31, 2011	December 31, 2010
ASSETS

US Government securities, at fair value, (amortized cost $9,350,000 and $22,280,495 as of December 31, 2011 and December 31, 2010, respectively)	$9,350,000	$22,280,495

Due from brokers (net of reserve of $529,613) (See Note 4)	23,607,831	28,947,633

Unrealized appreciation on open forward contracts	242,377	585,137

Futures contracts sold	574,341	—

Futures contracts purchased	72,548	5,898,383

Cash	656,150	1,299,407

Total assets	34,503,247	59,011,055

LIABILITIES

Unrealized depreciation on open forward contracts	155,689	140,994

Redemptions payable	1,371,630	2,198,137

Futures contracts sold	—	964,520

Subscriptions received in advance	90,700	921,595

Management fee payable	111,846	87,933

Fees payable	221,570	189,343

Total liabilities	1,951,435	4,502,522

NET ASSETS	$32,551,812	$54,508,533

Number of Units	23,394.345	30,734.730

Net asset value per Unit	$1,391.44	$1,773.52

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2011

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 23, 2012 (cost $9,350,000), securities are held in margin accounts as collateral for open futures and forwards	$9,350,000	28.7%	$9,350,000

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		0.7	242,377

Total unrealized appreciation on forward contracts		0.7	242,377

Unrealized depreciation on forward contracts
Currency		(0.5)	(155,689)

Total unrealized depreciation on forward contracts		(0.5)	(155,689)

Total forward contracts, at fair value		0.2%	$86,688

Futures contracts, at fair value
Futures contracts purchased
Currency		0.4%	$116,822
Energy		(0.3)	(81,894)
Financial
2 Year U.S. Treasury Note		0.0 *	5,141
Other		0.0 *	17,616
Total Financial		0.1	22,757
Food & Fiber		0.1	36,663
Indices		0.1	28,954
Metals		(0.2)	(50,754)

Total futures contracts purchased		0.2	72,548

Futures contracts sold
Currency		0.5	150,793
Energy		0.3	112,920
Food & Fiber		0.1	22,555
Indices		0.2	55,949
Livestock		0.0 *	12,800
Metals		0.7	219,324

Total futures contracts sold		1.8	574,341

Total futures contracts, at fair value		2.0%	$646,889

Futures and forward contracts by country composition
Australia		0.1%	$26,270
European Monetary Union		0.5	191,298
Great Britain		0.1	22,695
Japan		0.5	161,562
United States		0.9	298,940
Other		0.1	32,812

Total futures and forward contracts by country		2.2%	$733,577

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES B

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2010

	Face Value	Percentage of Net Assets	Fair Value
Debt Securities United States, at fair value
United States Treasury Bills due February 24, 2011 (amortized cost $22,280,495), securities are held in margin accounts as collateral for open futures and forwards	$22,285,000	40.9%	$22,280,495

Forward contracts, at fair value
Unrealized appreciation on forward contracts
Currency		1.1	585,137

Total unrealized appreciation on forward contracts		1.1	585,137

Unrealized depreciation on forward contracts
Currency		(0.3)	(140,994)

Total unrealized depreciation on forward contracts		(0.3)	(140,994)

Total forward contracts, at fair value		0.8%	$444,143

Futures contracts, at fair value
Futures contracts purchased
Currency		2.9%	$1,606,845
Energy		0.9	485,138
Financial		0.6	349,013
Food & Fiber		1.1	610,940
Indices		0.5	297,507
Livestock		0.4	230,540
Metals		4.3	2,318,400

Total futures contracts purchased		10.7	5,898,383

Futures contracts sold
Currency		0.1	76,106
Energy		(0.1)	(71,611)
Financial		(0.1)	(51,158)
Indices		0.1	30,193
Metals		(1.7)	(948,050)

Total futures contracts sold		(1.7)	(964,520)

Total futures contracts, at fair value		9.0%	$4,933,863

Futures and forward contracts by country composition
Australia		0.0 *%	$21,629
Canada		0.3	156,660
European Monetary Union		0.4	241,342
Great Britain		0.3	170,649
Japan		1.9	1,033,074
United States		4.8	2,589,404
Other		2.1	1,165,248

Total futures and forward contracts by country		9.8%	$5,378,006

*	Due to rounding

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P.—SERIES B

STATEMENTS OF OPERATIONS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Investment income, interest	$23,699	$30,069

Expenses
Selling commission	1,956,503	1,998,175
Brokerage commissions	1,060,080	1,529,233
Management fee	904,883	924,148
Ongoing offering expenses	489,121	499,541
Operating expenses	73,370	74,929
MF Global reserve (See Note 4)	529,613	—
Other	31,263	19,052

Total expenses	5,044,833	5,045,078

Net investment loss	(5,021,134)	(5,015,009)

Realized and unrealized gain (loss) on investments
Net realized gain on futures and forward contracts	255,414	10,275,659
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(4,644,429)	4,916,583

Net gain (loss) on investments	(4,389,015)	15,192,242

Net increase (decrease) in net assets from operations	$(9,410,149)	$10,177,233

Net increase (decrease) in net assets from operations per unit (based upon weighted average number of units outstanding during period)*	$(337.97)	$297.46

Net increase (decrease) in net assets from operations per unit (based upon change in net asset value per unit during period)	$(382.08)	$318.88

*	Weighted average number of Units outstanding for Series B for the Years Ended December 31, 2011 and December 31, 2010: 27,843.37 and 34,214.30, respectively.

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. – SERIES B

STATEMENTS OF CHANGES IN NET ASSETS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Increase (decrease) in net assets from operations
Net investment loss	$(5,021,134)	$(5,015,009)
Net realized gain on futures and forward contracts	255,414	10,275,659
Net change in unrealized appreciation (depreciation) on futures and forward contracts	(4,644,429)	4,916,583

Net increase (decrease) in net assets from operations	(9,410,149)	10,177,233

Capital share transactions
Issuance of Units	4,060,948	3,738,256
Redemption of Units	(16,607,520)	(11,230,304)

Net decrease in net assets from capital share transactions	(12,546,572)	(7,492,048)

Net increase (decrease) in net assets	(21,956,721)	2,685,185

Net assets, beginning of year	54,508,533	51,823,348

Net assets, end of year	$32,551,812	$54,508,533

Units, beginning of year	30,734.730	35,626.349
Issuance of Units	2,282.737	2,613.002
Redemption of Units	(9,623.122)	(7,504.621)

Units, end of year	23,394.345	30,734.730

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P. – SERIES B

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2011 and December 31, 2010

	2011	2010
Cash flows from operating activities
Net increase (decrease) in net assets from operations	$(9,410,149)	$10,177,233
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash provided by operating activities:
Changes in operating assets and liabilities:
Purchases of U.S. government securities	(63,162,239)	(84,112,064)
Sales and maturities of U.S. government securities	76,102,087	88,240,000
Amortization of discounts and premiums	(9,353)	(24,642)
Increase (decrease) in due from brokers	5,339,802	(2,870,967)
Increase (decrease) in unrealized appreciation on open forward contracts	342,760	(76,073)
Increase (decrease) in futures contracts purchased	5,825,835	(4,790,084)
Increase (decrease) in unrealized depreciation on open forward contracts	14,695	(989,987)
Increase (decrease) in futures contracts sold	(1,538,861)	939,561
Increase in management fees	23,913	6,194
Increase in fees payable	32,227	29,251

Net cash provided by operating activities	13,560,717	6,528,422

Cash flows from financing activities
Subscriptions, net of change in advance subscriptions	3,230,053	4,659,851
Redemptions, net of redemption payable	(17,434,027)	(9,919,454)

Net cash used in financing activities	(14,203,974)	(5,259,603)

Net increase (decrease) in cash	(643,257)	1,268,819
Cash, beginning of year	1,299,407	30,588

Cash, end of year	$656,150	$1,299,407

See accompanying notes to financial statements.

SUPERFUND GREEN, L.P., SUPERFUND GREEN, L.P. – SERIES A and SUPERFUND GREEN, L.P. – SERIES B

NOTES TO FINANCIAL STATEMENTS

December 31, 2011

(1)	Nature of Operations

Organization	and Business

Superfund Green, L.P. (the “Fund”), a Delaware limited partnership, commenced operations on November 5, 2002. The Fund was organized to trade speculatively in the United States of America (“U.S.”) and international commodity futures markets using a fully-automated computerized trading system. The Fund has issued two classes of Units, Series A and Series B (the “Series”). The two Series are traded and managed the same way except for the degree of leverage.

The term of the Fund shall continue until December 31, 2050, unless terminated earlier by the Fund’s general partner, Superfund Capital Management, Inc. (“Superfund Capital Management”), or by operation of law or a decline in the aggregate net assets of such Series to less than $500,000.

(2)	Basis of Presentation and Significant Accounting Policies

(a)	Basis of Presentation

Pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”), audited financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and presented for the Fund as a whole, as the SEC registrant, and for Series A and Series B individually. For the avoidance of doubt, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the Fund generally or any other Series. Accordingly, the assets of one Series of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Series, including, without limitation, funds delivered to the Fund for the purchase of Units in that Series.

(b)	Valuation of Investments in Futures Contracts, Forward Contracts and U.S Treasury Bills

All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on a trade date basis and open contracts are recorded in the statements of assets and liabilities at fair value on the last business day of the period, which represents market value for those commodity interests for which market quotes are readily available.

Exchange-traded futures contracts are valued at settlement prices published by the recognized exchange. Any spot and forward foreign currency contracts held by the Fund will be valued at published settlement prices or at dealers’ quotes. The Fund uses the amortized cost method for valuing U.S. Treasury Bills due to the short-term nature of such instruments; accordingly, the cost of securities plus accreted discount, or minus amortized premium, approximates fair value (See Note (2)(h) – Fair Value Measurements).

(c)	Translation of Foreign Currency

Assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the period end exchange rates. Purchases and sales of investments and income and expenses that are denominated in foreign currencies are translated into U.S. dollar amounts on the transaction date. Adjustments arising from foreign currency transactions are reflected in the statements of operations.

The Fund does not isolate that portion of the results of operations arising from the effect of changes in foreign exchange rates on investments from fluctuations from changes in market prices of investments held. Such fluctuations are included in net realized and unrealized gain (loss) on investments in the statements of operations.

(d)	Investment Transactions, Investment Income and Expenses

Investment transactions are accounted for on a trade-date basis. Interest income and expenses are recognized on the accrual basis. The Fund uses the amortized cost method for valuing U.S. Treasury Bills. Operating expenses of the Fund are allocated to each Series in proportion to the net asset value of the Series at the beginning of each month. Expenses directly attributable to a particular Series are charged directly to that Series.

Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statements of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 210-20, Offsetting – Balance Sheet.

(e)	Income Taxes

The Fund does not record a provision for U.S. income taxes because the partners report their share of the Fund’s income or loss on their returns. The financial statements reflect the Fund’s transactions without adjustment, if any, required for income tax purposes.

Superfund Capital Management has evaluated the application of ASC 740, Income Taxes (“ASC 740”) to the Fund, to determine whether or not there are uncertain tax positions that require financial statement recognition. Based on this evaluation, the Fund has determined no reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no income tax liability or expense has been recorded in the accompanying financial statements. The Fund files federal and various state tax returns. The 2009 through 2011 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

(f)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

(g)	Recently Issued Accounting Pronouncements

ASU 2011-11

In December 2011, FASB issued Accounting Standards Update (“ASU”) No. 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). ASU 2011-11 requires disclosures to make financial statements that are prepared under U.S. GAAP more comparable to those prepared under International Financial Reporting Standards (“IFRS”). The new disclosure requirements mandate that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of assets and liabilities as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, ASU 2011-11 requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. New disclosures are required for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Superfund Capital Management is evaluating the impact of ASU 2011-11 on the financial statements and disclosures.

ASU 2011-04

In May 2011, FASB issued ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. ASU 2011-04 includes common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS. ASU 2011-04 will require reporting entities to disclose the following information for fair value measurements categorized within Level 3 of the fair value hierarchy: quantitative information about the unobservable inputs used in the fair value measurement, the valuation processes used by the reporting entity and a narrative description of the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs. In addition, ASU 2011-04 will require reporting entities to make disclosures about amounts and reasons for all transfers in and out of Level 1 and Level 2 fair value measurements. The new and revised disclosures are effective for interim and annual reporting periods beginning after December 15, 2011. Superfund Capital Management is currently evaluating the implications of ASU No. 2011-04 and its impact on the financial statements.

ASU 2010-06

In January 2010, FASB issued ASU No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which amends the disclosure requirements of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) and requires new disclosures regarding transfers in and out of Level 1 and 2 categories, as well as requires entities to separately present purchases, sales, issuances and settlements in their reconciliation of Level 3 fair value measurements (i.e., to present such items on a gross basis rather than on a net basis), and which clarifies existing disclosure requirements provided by ASC 820 regarding the level of disaggregation and the inputs and valuation techniques used to measure fair value for measurements that fall within either Level 2 or Level 3 of the fair value hierarchy. As of January 1, 2010, the Fund adopted ASU 2010-06 except for the disclosures about purchases, sales, issuances, and settlements in the rollforward activity in Level 3 fair value measurements, which were adopted as of January 1, 2011. The adoption of the remaining provisions has not had a material impact on the Fund’s financial statement disclosures.

(h)	Fair Value Measurements

The Fund follows ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. In determining fair value, the Fund separates its financial instruments into two categories: U.S. government securities and derivative contracts.

U.S. Government Securities. The Fund’s only market exposure in instruments held other than for trading is in its U.S. Treasury Bill portfolio. As the Fund uses the amortized cost method for valuing its U.S. Treasury Bill portfolio, which approximates fair value, this portfolio is classified within level 2 of the fair value hierarchy.

Derivative Contracts. Derivative contracts can be exchange-traded or over-the-counter (“OTC”). Exchange-traded derivatives typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. The Fund has exposure to exchange-traded derivative contracts through the Fund’s trading of exchange-traded futures contracts. The Fund’s exchange-traded futures contract positions are valued daily at settlement prices published by the applicable exchanges. In such cases, provided they are deemed to be actively traded, exchange-traded derivatives are classified within level 1 of the fair value hierarchy. Less actively traded exchange-traded derivatives fall within level 2 of the fair value hierarchy.

OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market-clearing transactions, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability of pricing information in the market. For OTC derivatives that trade in liquid markets, such as generic forwards and swaps, model inputs can generally be verified and model selection does not involve significant management judgment. The OTC derivatives held by the Fund may include forwards and swaps. Spot and forward foreign currency contracts held by the Fund are valued at published daily settlement prices or at dealers’ quotes. The Fund’s forward and swap positions are typically classified within level 2 of the fair value hierarchy.

Certain OTC derivatives traded in less liquid markets with limited pricing information, and the determination of fair value for these derivatives is inherently more difficult. Such instruments are classified within level 3 of the fair value hierarchy. Where the Fund does not have corroborating market evidence to support significant model inputs and cannot verify the model to market transactions, transaction price is initially used as the best estimate of fair value. Accordingly, when a pricing model is used to value such an instrument, the model is adjusted so that the model value at inception equals the transaction price. The valuations of these less liquid OTC derivatives are typically based on level 1 and/or level 2 inputs that can be observed in the market, as well as unobservable level 3 inputs. Subsequent to initial recognition, the Fund updates the level 1 and level 2 inputs to reflect observable market changes, with resulting gains and losses reflected within level 3. Level 3 inputs are only changed when corroborated by evidence such as similar market transactions, third-party pricing services and/or broker or dealer quotations, or other empirical market data. In circumstances where the Fund cannot verify the model value to market transactions, it is possible that a different valuation model could produce a materially different estimate of fair value. The Fund attempts to avoid holding less liquid OTC derivatives. However, once held, the market for any particular derivative contract could become less liquid during the holding period.

As of and during the year ended December 31, 2011 and December 31, 2010, the Fund held no investments or derivative contracts valued using level 3 inputs.

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2011:

Superfund Green, L.P.

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$17,650,000	$—	$17,650,000	$—
Unrealized appreciation on open forward contracts	372,011	—	372,011	—
Futures contracts sold	923,781	923,781	—	—
Futures contracts purchased	114,873	114,873	—	—

Total Assets Measured at Fair Value	$19,060,665	$1,038,654	$18,022,011	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$243,000	$—	$243,000	$—

Total Liabilities Measured at Fair Value	$243,000	$—	$243,000	$—

Superfund Green, L.P. – Series A

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$8,300,000	$—	$8,300,000	$—
Unrealized appreciation on open forward contracts	129,634	—	129,634	—
Futures contracts sold	349,440	349,440	—	—
Futures contracts purchased	42,325	42,325	—	—

Total Assets Measured at Fair Value	$8,821,399	$391,765	$8,429,634	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$87,311	$—	$87,311	$—

Total Liabilities Measured at Fair Value	$87,311	$—	$87,311	$—

Superfund Green, L.P. – Series B

	Balance December 31, 2011	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$9,350,000	$—	$9,350,000	$—
Unrealized appreciation on open forward contracts	242,377	—	242,377	—
Futures contracts sold	574,341	574,341	—	—
Futures contracts purchased	72,548	72,548	—	—

Total Assets Measured at Fair Value	$10,239,266	$646,889	$9,592,377	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$155,689	$—	$155,689	$—

Total Liabilities Measured at Fair Value	$155,689	$—	$155,689	$—

The following table summarizes the valuation of the Fund’s assets and liabilities by the ASC 820 fair value hierarchy as of December 31, 2010:

Superfund Green, L.P.

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$38,347,223	$—	$38,347,223	$—
Unrealized appreciation on open forward contracts	865,855	—	865,855	—
Futures contracts purchased	8,737,815	8,737,815	—	—

Total Assets Measured at Fair Value	$47,950,893	$8,737,815	$39,213,078	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$198,269	$—	$198,269	$—
Futures contracts sold	1,410,287	1,410,287	—	—

Total Liabilities Measured at Fair Value	$1,608,556	$1,410,287	$198,269	$—

Superfund Green, L.P. – Series A

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$16,066,728	$—	$16,066,728	$—
Unrealized appreciation on open forward contracts	280,718	—	280,718	—
Futures contracts purchased	2,839,432	2,839,432	—	—

Total Assets Measured at Fair Value	$19,186,878	$2,839,432	$16,347,446	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$57,275	$—	$57,275	$—
Futures contracts sold	445,767	445,767	—	—

Total Liabilities Measured at Fair Value	$503,042	$445,767	$57,275	$—

Superfund Green, L.P. – Series B

	Balance December 31, 2010	Level 1	Level 2	Level 3
ASSETS
U.S. Government securities	$22,280,495	$—	$22,280,495	$—
Unrealized appreciation on open forward contracts	585,137	—	585,137	—
Futures contracts purchased	5,898,383	5,898,383	—	—

Total Assets Measured at Fair Value	$28,764,015	$5,898,383	$22,865,632	$—

LIABILITIES
Unrealized depreciation on open forward contracts	$140,994	$—	$140,994	$—
Futures contracts sold	964,520	964,520	—	—

Total Liabilities Measured at Fair Value	$1,105,514	$964,520	$140,994	$—

(3)	Disclosure of derivative instruments and hedging activities

The Fund follows ASC 815, Disclosures about Derivative Instruments and Hedging Activities. ASC 815 is intended to improve financial reporting for derivative instruments by requiring enhanced disclosure that enables investors to understand how and why an entity uses derivatives, how derivatives are accounted for, and how derivative instruments affect an entity’s results of operations and financial position.

Derivative instruments held by the Fund do not qualify as derivative instruments held as hedging instruments, as defined in ASC 815. Instead, the Fund includes derivative instruments in its trading activity. Per the requirements of ASC 815, the Fund discloses the gains and losses on its trading activities for both derivative and nonderivative instruments in the Statement of Operations for each Series.

The Fund engages in the speculative trading of forward contracts in currency and futures contracts in a wide range of commodities, including equity markets, interest rates, food and fiber, energy, livestock and metals. ASC 815 requires entities to recognize all derivatives instruments as either assets or liabilities at fair value in the statement of financial position. Investments in forward contracts and commodity futures contracts are recorded in the Statements of Assets and Liabilities as “unrealized appreciation or depreciation on open forward contracts and futures contracts purchased and futures contracts sold.” Since the derivatives held or sold by the Fund are for speculative trading purposes, the derivative instruments are not designated as hedging instruments under the provisions of ASC 815. Accordingly, all realized gains and losses, as well as any change in net unrealized gains or losses on open positions from the preceding period, are recognized as part of the Fund’s realized and unrealized gain (loss) on investments in the Statements of Operations.

Superfund Capital Management believes futures and forward trading activity expressed as a percentage of net assets is indicative of trading activity. Information concerning the fair value of the Fund’s derivatives held long or sold short, as well as information related to the annual average volume of the Fund’s derivative activity, is as follows:

Superfund Green, L.P.

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$372,011	$—	$372,011
Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(243,000)	(243,000)
Futures contracts	Futures contracts purchased	114,873	—	114,873
Futures contracts	Futures contracts sold	923,781	—	923,781

Totals		$1,410,665	$(243,000)	$1,167,665

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$865,855	$—	$865,855

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(198,269)	(198,269)

Futures contracts	Futures contracts purchased	8,737,815	—	8,737,815

Futures contracts	Futures contracts sold	—	(1,410,287)	(1,410,287)

Totals		$9,603,670	$(1,608,556)	$7,995,114

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(441,511)	$(538,574)

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	362,848	(6,288,875)

Total		$(78,663)	$(6,827,449)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(2,128,246)	$1,523,322

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	18,272,760	5,789,399

Total		$16,144,514	$7,312,721

Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets	Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$17,051	0.0	*	$(72,108)	(0.1)	$354,960	0.6	$(170,892)	(0.3)	$129,011
Currency	197,746	0.3		(6,098)	(0.0)*	260,294	0.4	(15,958)	(0.0)*	435,984
Financial	130,897	0.1		(98,758)	(0.2)	—	—	—	—	32,139
Food & Fiber	66,564	0.1		(5,688)	(0.0)*	216,359	0.3	(180,838)	(0.3)	96,397
Indices	49,517	0.1		(4,144)	(0.0)*	188,120	0.3	(89,978)	(0.1)	143,515
Metals	—	—		(79,729)	(0.1)	452,224	0.7	(105,682)	(0.2)	266,813
Energy	285	0.0	*	(135,719)	(0.2)	183,020	0.3	(4,860)	(0.0)*	42,726
Livestock	—	—		—	—	43,860	0.1	(22,780)	(0.0)*	21,080

Totals	$462,060	0.6		$(402,244)	(0.6)	$1,698,837	2.7	$(590,988)	(0.9)	$1,167,665

*	Due to rounding

Superfund Green, L.P. gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$738,372	0.8	$(54,386)	(0.1)		$127,483	0.1		$(143,883)	(0.2)	$667,586
Currency	2,396,944	2.6	(3,962)	(0.0	)*	191,700	0.2		(76,838)	(0.1)	2,507,844
Financial	560,237	0.6	(31,749)	(0.0	)*	29,494	0.0	*	(113,327)	(0.1)	444,655
Food & Fiber	902,002	1.0	(1,593)	(0.0	)*	—	—		—	—	900,409
Indices	762,166	0.8	(339,028)	(0.4)		61,638	0.1		(8,315)	(0.0)*	476,461
Metals	3,486,182	3.7	(28,851)	(0.0	)*	—	—		(1,392,238)	(1.5)	2,065,093
Energy	791,456	0.9	(96,149)	(0.1)		—	—		(102,401)	(0.1)	592,906
Livestock	340,330	0.4	(170)	(0.0	)*	—	—		—	—	340,160

Totals	$9,977,689	10.7	$(555,888)	(0.6)		$410,315	0.4		$(1,837,002)	(2.0)	$7,995,114

*	Due to rounding

Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	196	207	$1,603,144	$1,440,368

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	3,591	785
Financial	5,965	1,015
Food & Fiber	442	272
Indices	2,426	1,715
Metals	872	309
Energy	1,138	1,405
Livestock	189	85

Total	14,819	5,793

*	Based on quarterly holdings

Superfund Green, L.P. average* contract volume by market sector for the Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	173	187	$1,896,542	$(2,119,850)

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	2,318	263
Financial	5,007	1,784
Food & Fiber	642	650
Indices	3,825	537
Metals	1,129	133
Energy	139	79
Livestock	1,396	943

Total	14,629	4,576

*	Based on quarterly holdings

Superfund Green, L.P. trading results by market sector:

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(441,511)	$(538,575)	$(980,086)
Currency	(3,878,505)	(2,071,860)	(5,950,365)
Financial	7,438,782	(412,516)	7,026,266
Food & Fiber	(1,921,994)	(804,012)	(2,726,006)
Indices	(7,045,520)	(332,946)	(7,378,466)
Metals	3,760,578	(1,798,280)	1,962,298
Livestock	(562,880)	(319,080)	(881,960)
Energy	2,572,387	(550,180)	2,022,207

Total net trading gain	$(78,663)	$(6,827,449)	$(6,906,112)

	For the Year Ended December 31, 2010
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(2,128,246)	$1,523,322	$(604,924)
Currency	2,744,244	3,138,981	5,883,225
Financial	12,868,844	780,657	13,649,501
Food & Fiber	708,330	(160,053)	548,277
Indices	2,314,961	(1,675,425)	639,536
Metals	5,336,009	3,117,669	8,453,678
Livestock	(697,290)	410,720	(286,570)
Energy	(5,002,338)	176,850	(4,825,488)

Total net trading loss	$16,144,514	$7,312,721	$23,457,235

Superfund Green, L.P.—Series A

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$129,634	$—	$129,634

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(87,311)	(87,311)

Futures contracts	Futures contracts purchased	42,325	—	42,325

Futures contracts	Futures contracts sold	349,440	—	349,440

Totals		$521,399	$(87,311)	$434,088

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$280,718	$—	$280,718

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(57,275)	(57,275)

Futures contracts	Futures contracts purchased	2,839,432	—	2,839,432

Futures contracts	Futures contracts sold	—	(445,767)	(445,767)

Totals		$3,120,150	$(503,042)	$2,617,108

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Loss on Derivatives Recognized in Income	Net Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized loss on futures and forward contracts	$(149,986)	$(181,120)

Futures contracts	Net realized and unrealized loss on futures and forward contracts	(184,091)	(2,001,900)

Total		$(334,077)	$(2,183,020)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives not Designated as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Net Realized Gain (Loss) on Derivatives Recognized in Income	Net Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign exchange contracts	Net realized and unrealized gain (loss) on futures and forward contracts	$(522,897)	$457,262

Futures contracts	Net realized and unrealized gain (loss) on futures and forward contracts	6,391,752	1,938,876

Total		$5,868,855	$2,396,138

Superfund Green, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$7,369	0.0	*	$(24,481)	(0.1)	$122,265	0.4		$(62,830)	(0.2)	$42,323
Currency	77,234	0.2		(2,408)	(0.0)*	98,600	0.3		(5,057)	(0.0)*	168,369
Financial	47,673	0.1		(38,291)	(0.1)	—	—		—	—	9,382
Food & Fiber	25,776	0.1		(1,563)	(0.0)*	79,767	0.2		(66,801)	(0.2)	37,179
Indices	17,854	0.1		(1,435)	(0.0)*	75,259	0.2		(33,066)	(0.1)	58,612
Metals	—	—		(28,975)	(0.1)	167,018	0.5		(39,800)	(0.1)	98,243
Energy	30	(0.0	)*	(53,570)	(0.2)	70,100	0.2		(4,860)	(0.0)*	11,700
Livestock	—	—		—	—	17,370	0.0	*	(9,090)	(0.0)*	8,280

Totals	$175,936	0.5		$(150,723)	(0.5)	$630,379	1.8		$(221,504)	(0.6)	$434,088

*	Due to rounding

Superfund Green, L.P. – Series A gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$239,419	0.6	$(21,762)	(0.0	)*	$41,299	0.1		$(35,513)	(0.1)	$223,443
Currency	787,461	2.0	(1,324)	(0.0	)*	63,900	0.2		(25,144)	(0.1)	824,893
Financial	189,781	0.5	(10,306)	(0.0	)*	5,112	0.0	*	(37,787)	(0.1)	146,800
Food & Fiber	290,036	0.8	(567)	(0.0	)*	—	—		—	—	289,469
Indices	236,418	0.6	(110,787)	(0.3)		27,165	0.1		(4,035)	(0.0)*	148,761
Metals	1,148,734	3.0	(9,803)	(0.0	)*	—	—		(444,188)	(1.2)	694,743
Energy	241,741	0.6	(31,572)	(0.1)		—	—		(30,790)	(0.1)	179,379
Livestock	109,680	0.3	(60)	(0.0	)*	—	—		—	—	109,620

Totals	$3,243,270	8.4	$(186,181)	(0.4)		$137,476	0.4		$(577,457)	(1.6)	$2,617,108

*	Due to rounding

Series A average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	75	81	$421,962	$358,827

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	1,098	207
Financial	1,769	394
Food & Fiber	149	70
Indices	829	502
Metals	262	107
Energy	314	426
Livestock	57	24

Totals	4,553	1,811

*	Based on quarterly holdings

Series A average* contract volume by market sector for the Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	77	82	$559,181	$(609,048)

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	744	86
Financial	1,480	622
Food & Fiber	217	197
Indices	1,289	159
Metals	355	42
Energy	434	305
Livestock	45	25

Totals	4,641	1,518

*	Based on quarterly holdings

Series A trading results by market sector:

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Loss	Net Trading Gain (Loss)
Foreign Exchange	$(149,986)	$(181,120)	$(331,106)
Currency	(1,590,241)	(656,524)	(2,246,765)
Financial	2,439,482	(137,418)	2,302,064
Food & Fiber	(694,402)	(252,290)	(946,692)
Indices	(2,176,386)	(90,149)	(2,266,535)
Metals	1,374,483	(596,500)	777,983
Livestock	(206,600)	(101,340)	(307,940)
Energy	669,573	(167,679)	501,894

Total net trading gain	$(334,077)	$(2,183,020)	$(2,517,097)

	For the Year Ended December 31, 2010
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(522,897)	$457,262	$(65,635)
Currency	1,096,391	1,001,488	2,097,879
Financial	4,048,496	224,227	4,272,723
Food & Fiber	176,523	(5,505)	171,018
Indices	792,597	(448,785)	343,812
Metals	1,881,266	978,538	2,859,804
Livestock	(212,180)	129,680	(82,500)
Energy	(1,391,341)	59,233	(1,332,108)

Total net trading loss	$5,868,855	$2,396,138	$8,264,993

Superfund Green, L.P. – Series B

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2011, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2011	Liability Derivatives at December 31, 2011	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$242,377	$—	$242,377

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(155,689)	(155,689)

Futures contracts	Futures contracts purchased	72,548	—	72,548

Futures contracts	Futures contracts sold	574,341	—	574,341

Totals		$889,266	$(155,689)	$733,577

The fair value of the Fund’s derivatives by instrument type, as well as the location of those instruments on the Statement of Assets and Liabilities, as of December 31, 2010, is as follows:

Type of Instrument	Statement of Assets and Liabilities Location	Asset Derivatives at December 31, 2010	Liability Derivatives at December 31, 2010	Net
Foreign exchange contracts	Unrealized appreciation on open forward contracts	$585,137	$—	$585,137

Foreign exchange contracts	Unrealized depreciation on open forward contracts	—	(140,994)	(140,994)

Futures contracts	Futures contracts purchased	5,898,383	—	5,898,383

Futures contracts	Futures contracts sold	—	(964,520)	(964,520)

Totals		$6,483,520	$(1,105,514)	$5,378,006

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2011:

Derivatives Not Accounted for as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Depreciation on Derivatives Recognized in Income
Foreign exchange contracts	Realized and unrealized loss on futures and forward contracts	$(291,525)	$(357,454)

Futures contracts	Realized and unrealized gain (loss) on futures and forward contracts	546,939	(4,286,975)

Total		$255,414	$(4,644,429)

Effects of Derivative Instruments on the Statement of Operations for the Year Ended December 31, 2010:

Derivatives Not Accounted for as Hedging Instruments under ASC 815	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Appreciation on Derivatives Recognized in Income
Foreign exchange contracts	Realized and unrealized gain (loss) on futures and forward contracts	$(1,605,349)	$1,066,060

Futures contracts	Realized and unrealized gain on futures and forward contracts	11,881,008	3,850,523

Total		$10,275,659	$4,916,583

Superfund Green, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2011:

	As of December 31, 2011
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets		Losses	% of Net Assets	Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$9,682	0.0	*	$(47,627)	(0.1)	$232,695	0.7		$(108,062)	(0.4)	$86,688
Currency	120,512	0.4		(3,690)	(0.0)*	161,694	0.5		(10,901)	(0.0)*	267,615
Financial	83,224	0.3		(60,467)	(0.2)	—	—		—	—	22,757
Food & Fiber	40,788	0.1		(4,125)	(0.0)*	136,592	0.4		(114,037)	(0.4)	59,218
Indices	31,663	0.1		(2,709)	(0.0)*	112,861	0.4		(56,912)	(0.2)	84,903
Metals	—	—		(50,754)	(0.2)	285,206	0.9		(65,882)	(0.2)	168,570
Energy	255	(0.0	)*	(82,149)	(0.3)	112,920	0.3		—	—	31,026
Livestock	—	—		—	—	26,490	0.0	*	(13,690)	(0.0)*	12,800

Totals	$286,124	0.9		$(251,521)	(0.8)	$1,068,458	3.2		$(369,484)	(1.2)	$733,577

*	Due to rounding

Superfund Green, L.P. – Series B gross and net unrealized gains and losses by long and short positions as of December 31, 2010:

	As of December 31, 2010
	Long Positions Gross Unrealized					Short Positions Gross Unrealized
	Gains	% of Net Assets	Losses	% of Net Assets		Gains	% of Net Assets		Losses	% of Net Assets	Net Unrealized Gain on Open Positions
Foreign Exchange	$498,953	0.9	$(32,624)	(0.1)		$86,184	0.2		$(108,370)	(0.2)	$444,143
Currency	1,609,483	2.9	(2,638)	(0.0	)*	127,800	0.2		(51,694)	(0.1)	1,682,951
Financial	370,456	0.6	(21,443)	(0.0	)*	24,382	0.0	*	(75,540)	(0.1)	297,855
Food & Fiber	611,966	1.1	(1,026)	(0.0	)*	—	—		—	—	610,940
Indices	525,748	0.9	(228,241)	(0.4)		34,473	0.1		(4,280)	(0.0)*	327,700
Metals	2,337,448	4.3	(19,048)	(0.0	)*	—	—		(948,050)	(1.7)	1,370,350
Energy	549,715	1.0	(64,577)	(0.1)		—	—		(71,611)	(0.1)	413,527
Livestock	230,650	0.4	(110)	(0.0	)*	—	—		—	—	230,540

Totals	$6,734,419	12.1	$(369,707)	(0.6)		$272,839	0.5		$(1,259,545)	(2.2)	$5,378,006

*	Due to rounding

Series B average* contract volume by market sector for the Year Ended December 31, 2011:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	121	126	$1,181,182	$1,081,541

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	2,493	578
Financial	4,196	621
Food & Fiber	293	202
Indices	1,597	1,213
Metals	610	202
Livestock	132	61
Energy	824	979

Totals	10,266	3,982

*	Based on quarterly holdings

Series B average contract volume by market sector for the Year Ended December 31, 2010:

	Average Number of Long Contracts	Average Number of Short Contracts	Average Value of Long Positions	Average Value of Short Positions
Foreign Exchange	96	105	$1,337,361	$(1,510,802)

	Average Number of Long Contracts	Average Number of Short Contracts
Currency	1,574	177
Financial	3,527	1,162
Food & Fiber	425	453
Indices	2,536	378
Metals	774	91
Livestock	94	54
Energy	962	638

Totals	9,988	3,058

*	Based on quarterly holdings

Series B trading results by market sector:

	For the Year Ended December 31, 2011
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(291,525)	$(357,455)	$(648,980)
Currency	(2,288,264)	(1,415,336)	(3,703,600)
Financial	4,999,300	(275,098)	4,724,202
Food & Fiber	(1,227,592)	(551,722)	(1,779,314)
Indices	(4,869,134)	(242,797)	(5,111,931)
Metals	2,386,095	(1,201,780)	1,184,315
Livestock	(356,280)	(217,740)	(574,020)
Energy	1,902,814	(382,501)	1,520,313

Total net trading gain	$255,414	$(4,644,429)	$(4,389,015)

	For the Year Ended December 31, 2010
	Net Realized Gain (Loss)	Change in Net Unrealized Gain (Loss)	Net Trading Gain (Loss)
Foreign Exchange	$(1,605,349)	$1,066,060	$(539,289)
Currency	1,647,853	2,137,493	3,785,346
Financial	8,820,348	556,430	9,376,778
Food & Fiber	531,807	(154,548)	377,259
Indices	1,522,364	(1,226,640)	295,724
Metals	3,454,743	2,139,131	5,593,874
Livestock	(485,110)	281,040	(204,070)
Energy	(3,610,997)	117,617	(3,493,380)

Total net trading gain	$10,275,659	$4,916,583	$15,192,242

(4)	Due from/to Brokers

Due from brokers consist of proceeds from securities sold. Amounts due from brokers may be restricted to the extent that they serve as deposits for securities sold short. Amounts due to brokers represent margin borrowings that are collateralized by certain securities. As of December 31, 2011, there were no amounts due to brokers.

In the normal course of business, all of the Fund’s marketable securities transactions, money balances and marketable security positions are transacted with brokers. The Fund is subject to credit risk to the extent any broker with whom it conducts business is unable to fulfill contractual obligations on its behalf. On October 31, 2011, MF Global reported to the SEC and the CFTC possible deficiencies in customer segregated accounts held at the firm. As a result, the SEC and CFTC determined that a liquidation proceeding led by SIPC would be the safest and most prudent course of action to protect customer accounts and assets, and SIPC initiated the liquidation of MF Global under the Securities Investor Protection Act. Superfund Capital Management closely monitored MF Global in the weeks prior to October 31, 2011 and began reducing the Fund’s exposure to MF Global. In October, total trading positions and assets of the Fund held at MF Global were reduced and steps were initiated to transfer all remaining positions and assets from MF Global to other clearing brokers prior to the bankruptcy filing. On November 21, 2011, the SIPC liquidation Trustee announced that the shortfall in the customer segregated funds account could be as much as 22% or more. After consideration of the Fund’s exposure, the General Partner caused the Fund to take a reserve to account for the Fund’s estimated exposure to such 22% shortfall as of October 31, 2011. As of December 31, 2011 approximately $1.27 million of Series A assets were still on deposit in an account(s) at MF Global. These assets represented approximately 4.1% of Series A’s net asset value of approximately $30.88 million as of December 31, 2011. On October 31, 2011, Series A recorded a reserve that reduced the net asset value by $337,063 (or approximately $14.26 per Series A Unit) as of December 31, 2011. As of December 31, 2011 approximately $2.35 million of Series B assets were still on deposit in an account(s) at MF Global. These assets represent approximately 7.2% of Series B’s net asset value of approximately $32.55 million as of December 31, 2011. On October 31, 2011, Series B recorded a reserve that reduced the net asset value by $529,613 (or approximately $22.51 per Series B Unit) as of December 31, 2011. The General Partner does not believe that the MF Global liquidation will have a material impact on the ongoing trading operations of the Fund. However, because MF Global is still in the liquidation process as of today, further developments in the MF Global liquidation proceedings may have an impact on the ability of the Fund to:

•	satisfy redemption requests in the normal 20-day time period;

•	adequately value redemption requests in the ordinary timeframe;

•	accept new subscriptions and properly value the net asset value for new subscribers; and

•	provide for accurate valuation in the Fund’s account statements provided to Limited Partners.

There can be no assurances:

•	that the Fund will have immediate access to any or all of its assets in accounts held at MF Global; and

•	as to the amount or value of those assets in the context of the bankruptcy.

Future actions involving MF Global may impact the Fund’s ability to value the portion of its assets held at MF Global and/or delay the payment of a Limited Partner’s pro rata share of such assets upon redemption. The foregoing reserve is based upon available information. As additional information becomes available, additional reserves may be taken or prior reserves reversed. As a result, all Limited Partners will participate in any future reserves taken (resulting in decreases in the Fund’s net asset value) or any reversal of prior reserves (resulting in increases in the Fund’s net asset value) to the extent that such Limited Partner holds Units at the time that such reserve is taken or reversed.

(5)	Allocation of Net Profits and Losses

In accordance with the Fifth Amended and Restated Limited Partnership Agreement, net profits and losses of the Fund are allocated to partners according to their respective interests in the Fund as of the beginning of each month.

Subscriptions received in advance, if any, represent cash received prior to December 31 for contributions of the subsequent month and do not participate in the earnings of the Fund until the following January.

(6)	Related Party Transactions

Superfund Capital Management shall be paid a management fee equal to one-twelfth of 1.85% of month-end net assets (1.85% per annum) of net assets, ongoing offering expenses equal to one-twelfth of 1% of month-end net assets (1% per annum), not to exceed the amount of actual expenses incurred, and monthly operating expenses equal to one-twelfth of 0.15% of month-end net assets (0.15% per annum), not to exceed the amount of actual expenses incurred. Superfund Capital Management will also be paid a monthly performance/incentive fee equal to 25% of the new appreciation without respect to interest income. Trading losses will be carried forward and no further performance/incentive fee may be paid until the prior losses have been recovered. In addition, Superfund Asset Management, Inc., an affiliate of Superfund Capital Management, serves as the introducing broker for the Fund’s futures transactions and receives a portion of the brokerage commissions paid by the Fund in connection with its futures trading, Superfund USA, an entity related to Superfund Capital Management by common ownership, shall be paid monthly selling commissions equal to one-twelfth of 4% (4% per annum) of the month-end net asset value of the Fund. However, the maximum cumulative selling commission per Unit is limited to 10% of the initial public offering price of Units sold. Selling commissions charged as of the end of each month in excess of 10% of the initial public offering price of Units sold shall not be paid out to any selling agent but shall instead be held in a separate account. Accrued monthly performance fees, if any, will then be charged against both net assets of the Fund as of month-end, as well as against amounts held in the separate account. Any increase or decrease in net assets and any accrued interest will then be credited or charged to each investor (a “Limited Partner”) on a pro rata basis. The remainder of the amounts held in the separate account, if any, shall then be reinvested in Units as of such month-end, at the current net asset value, for the benefit of the appropriate Limited Partner. The amount of any distribution to a Limited Partner, any amount paid to a Limited Partner on redemption of Units and any redemption fee paid to Superfund Capital Management upon the redemption of Units will be charged to that Limited Partner. Selling commissions are shown gross on the statement of operations and amounts over the 10% selling commission threshold are rebated to the Limited Partner by purchasing Units of the Fund. For the year ended December 31, 2011, rebated selling commissions amounted to $555,389 for Series A and $643,905 for Series B.

As of December 31, 2011, Superfund Capital Management owned 386.799 Units of Series A, representing 1.60% of the total issued Units of Series A, and 532.732 Units of Series B, representing 2.18% of the total issued Units of Series B, having a combined value of $1,245,854. Losses allocated to Units of Series A and Series B owned by Superfund Capital Management were $297,773 for the year ended December 31, 2011. Selling commissions over the 10% threshold in the amount of $7,003 were rebated to Superfund Capital Management during this period through the purchase of 4.511 Units of Series A. Superfund Capital Management did not make any other contributions to or withdrawals from either Series during this period. Superfund Capital Management’s ownership of Units of Series A and Series B is included in the overall changes in capital activity reported in the Statements of Changes in Net Assets.

(7)	Financial Highlights

Financial highlights for the year ended December 31, 2011, are as follows:

	SERIES A	SERIES B
Total return*
Total return before incentive fees and MF Global reserve	(14.8)%	(20.3)%
Incentive fees	0.0	0.0
MF Global reserve	(0.9)%	(1.3)%

Total return after incentive fees	(15.7)%	(21.6)%

Ratio to average partners’ capital
Operating expenses before incentive fees	8.5%	9.2%
Incentive fees	0.0	0.0
MF Global reserve	0.9%	1.1%

Total expenses	9.4%	10.3%

Net investment loss	(9.4)%	(10.2)%

Net asset value per unit, beginning of period	$1,550.72	$1,773.52
Net investment loss	(143.34)	(178.54)
Net loss on investments	(100.90)	(203.54)

Net asset value per unit, end of period	$1,306.48	$1,391.44
*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:
Net decrease in net assets from operations per Unit (based upon weighted average Number of Units during period)	$(246.81)	$(337.97)

Net decrease in net assets from operations per Unit (based upon change in net asset value per Unit)	$(244.24)	$(382.08)

Financial highlights for the year ended December 31, 2010, are as follows:

	SERIES A	SERIES B
Total return
Total return before incentive fees	14.5%	21.9%
Incentive fees	0.0	0.0

Total return after incentive fees	14.5%	21.9%

Ratio to average partners’ capital
Operating expenses before incentive fees	9.1%	10.1%
Incentive fees	0.0	0.5

Total expenses	9.1%	10.1%

Net investment loss	(9.0)%	(10.1)%

Net asset value per unit, beginning of period	$1,354.49	$1,454.64
Net investment loss	(122.46)	(145.97)
Net gain on investments	318.69	464.85

Net asset value per unit, end of period	$1,550.72	$1,773.52
*	Total return is calculated for each Series of the Fund taken as a whole. An individual investor’s return may vary from these returns based on the timing of capital transactions.

Other per Unit information:
Net increase in net assets from operations per Unit (based upon weighted average Number of Units during period)	$196.01	$297.46

Net increase in net assets from operations per Unit (based upon change in net asset value per Unit)	$196.23	$318.88

(8)	Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specific future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or OTC. Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

For the Fund, gross unrealized gains and losses related to exchange traded futures were $1,788,886 and $750,232, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $372,011 and $243,000, respectively, at December 31, 2011.

For Series A, gross unrealized gains and losses related to exchange traded futures were $676,681 and $284,916, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $129,634 and $87,311, respectively, at December 31, 2011.

For Series B, gross unrealized gains and losses related to exchange traded futures were $1,112,205 and $465,316, respectively, and gross unrealized gains and losses related to non-exchange traded forwards were $242,377 and $155,689, respectively, at December 31, 2011.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity prices. In entering into these contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interest positions at the same time, and Superfund Capital Management is unable to offset such positions, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of assets and liabilities and not represented by the contract or notional amounts of the instruments. As the Fund’s assets are held in segregated accounts with futures commission merchants, the Fund has credit risk and concentration risk. The Fund’s futures commission merchants are currently ADM Investor Services, Inc., Barclays Capital Inc., and Rosenthal Collins Group, L.L.C. Prior to its insolvency, the Fund used MF Global, Inc. as one of its futures commission merchants. See Note 4 for MF Global discussion.

Superfund Capital Management monitors and attempts to control the Fund’s risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Fund is subject. These monitoring systems allow Superfund Capital Management to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures and forward positions by sector, margin requirements, gain and loss transactions and collateral positions.

The majority of these instruments mature within one year of December 31, 2011. However, due to the nature of the Fund’s business, these instruments may not be held to maturity.

(9)	Subscriptions and Redemptions

Investors must submit subscriptions at least five business days prior to the applicable month-end closing date and they will be accepted once payments are received and cleared. All subscription funds are required to be promptly transmitted to the escrow agent, HSBC Bank USA. Subscriptions must be accepted or rejected by Superfund Capital Management within five business days of receipt, and the settlement date for the deposit of subscription funds in escrow must be within five business days of acceptance. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or the subscription funds are returned.

A Limited Partner may request any or all of his investment in such Series be redeemed by such Series at the net asset value of a Unit within such Series as of the end of each month, subject to a minimum redemption of $1,000 and subject further to such Limited Partner having an investment in such Series, after giving effect to the requested redemption, at least equal to the minimum initial investment amount of $5,000. Limited Partners must transmit a written request of such withdrawal to Superfund Capital Management not less than five business days prior to the end of the month (or such shorter period as permitted by Superfund Capital Management) as of which redemption is to be effective. Redemptions will generally be paid within twenty days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due to each Series from clearing brokers, banks or other persons or entities, each Series may in turn delay payment to persons requesting redemption of the proportionate part of the net assets of each Series represented by the sums that are the subject of such default or delay. The Fund’s prospectus provides “if the net asset value per Unit within a Series as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value of such Series, Superfund Capital Management will suspend trading activities, notify all Limited Partners within such Series of the relevant facts within seven business days and declare a special redemption period.”

(10)	Indemnification

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these arrangements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, based on experience, the risk of loss from such claims is considered remote.

(11)	Subsequent events

Superfund Capital Management has evaluated the impact of all subsequent events on the Fund through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Superfund Capital Management, Inc.

We have audited the accompanying statement of financial condition of Superfund Capital Management, Inc. (the “Company”) as of December 31, 2011 (expressed in United States dollars). This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statement presents fairly, in all material respects, the financial position of Superfund Capital Management, Inc. as of December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the accompanying financial statement has been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company.

/S/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

April 30, 2012

SUPERFUND CAPITAL MANAGEMENT, INC.

Statement of Financial Condition

December 31, 2011

(In U.S. Dollars)

Assets
Current Assets:
Cash	$4,625,088
Due from affiliates	1,219,596
Equity investment in affiliated limited partnerships (cost $2,007,003)	2,555,428
Other short term investments	20,917
Other current assets	11,447

Total Current Assets	8,432,476

Non-current Assets:
Fixed assets, net of accumulated depreciation of $198,101	1,646
Other assets	1,864

Total Assets	$8,435,986

Liabilities and Stockholder’s Equity

Current Liabilities:
Accrued expenses	$410,000
Accrued expense—affiliated	13,521

Total Liabilities	423,521

Stockholder’s equity:
Contributed capital, $50 par value. Authorized, issued and outstanding 2,000 shares	100,000
Additional paid-in-capital	2,227,378
Retained earnings	5,685,087

Total Stockholder’s Equity	8,012,465

Total Liabilities and Stockholder’s Equity	$8,435,986

See accompanying notes to the statement of financial condition.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition

December 31, 2011

(1)	General Information and Summary of Significant Accounting Policies

Nature of Business

Superfund Capital Management Inc. (the “Company”) was incorporated in Grenada, West Indies, in March 2001. The Company’s business is the trading and management of discretionary futures trading accounts, including commodity pools which are domiciled in the United States of America. The Company presently serves as commodity pool operator for Superfund Green, L.P. (“Superfund Green”) (formerly Quadriga Superfund, L.P.) and Superfund Gold, L.P. (“Superfund Gold”). The Company is also the investment advisor for Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, Superfund Red SPC, Superfund Red Master SPC, and Superfund Diversified Notes SPC. The Company has no investment in the above mentioned SPCs. The Company is wholly owned by one shareholder.

A summary of the significant accounting policies which have been followed in preparing the accompanying statement of financial condition is set forth below:

Use of Estimates

The accompanying statement of financial condition has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of financial condition, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from such estimates.

Cash

Cash consists of cash on hand and balances held at banks.

Investment in Affiliated Limited Partnerships

The Company has invested in Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B is recorded based upon the equity method of accounting.

The Company has invested in Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B, Delaware limited partnerships, organized to trade speculatively in the United States of America and international commodity equity markets using a strategy developed by the Company. The Company’s investment in Superfund Gold, L.P. – Series A and Superfund Gold, L.P. – Series B is recorded based upon the equity method of accounting.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is calculated utilizing the straight-line method over the estimated useful lives of the assets, ranging from one to three years.

Income Taxes

The Company is incorporated and operates in Grenada, West Indies, which does not have corporate income taxes. Additionally, the Company has no income or loss that is effectively connected to trade or business carried on in the United States of America, and services are performed outside the United States. Therefore, the Company was not subject to income tax for the year ended December 31, 2011.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2011

The Company has evaluated the application of Accounting Standards Codification (“ASC”) 740, Income Taxes (“ASC 740”) to its statement of financial condition, and has determined whether or not there are uncertain tax positions that require financial statement recognition.

The Company is incorporated as an International Business Company (“IBC”) under the laws of Grenada in accordance with the International Companies Act Chapter 152 and thus income tax exempted. No reserves for uncertain tax position are required to be recorded as a result of the application of ASC 740.

Functional Currency

The Company’s functional as well as the reporting currency, is the U.S. dollar (“USD”). This is due to the fact that the Company’s major business is carried out in USD and most of its income and expenditure are generated in USD. In addition to maintaining a bank account in the USD, the Company also has two cash accounts denominated in foreign currencies (Eastern Caribbean dollars and Euros) used for various operating expenses. Transactions denominated in these foreign currencies are translated to the USD as follows: the current exchange rate is used when translating transactions based in Euros to the USD and a fixed currency exchange rate of 2.6882 when translating transactions based in Eastern Caribbean dollar to the USD. Management believes that such exchange rate of the Eastern Caribbean dollar approximates the average exchange rate throughout 2011. At initial recording, any receivable or payable is recognized by translating the foreign currency into USD using the foreign exchange rate at the given date. At the end of the reporting period, all financial assets and liabilities are translated using the year-end foreign exchange rate, and any gain or loss resulting from a change in the foreign exchange rate between the date of recognition and year-end is recognized as a gain or loss.

Recently Issued Accounting Pronouncements

Consolidation (ASC Topic 810)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest

Entities” (“ASU 2009-17”), which amended the consolidation guidance for Variable Interest Entities (“VIEs”). Primarily, the quantitative analysis previously required under the ASC 810 was eliminated and replaced with a qualitative approach for identifying the variable interest that has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive returns that could potentially be significant to the VIE. In addition, variable interest holders are required to perform an ongoing reassessment of the primary beneficiary of the VIE. Upon adoption of ASU 2009-17, an entity was required to reconsider prior consolidation assessments for VIEs in which the entity continues to hold a variable interest.

In February 2010, the FASB issued ASU No. 2010-10, “Amendments to Certain Investment Funds” (“ASU 2010-10”), which deferred application of the guidance in ASU 2009-17 for reporting entities with interest in an entity for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies, provided that the reporting entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the legal entity.

Effective January 1, 2010, the Company adopted the amendments in ASU 2009-17 and ASU 2010-10, and determined that although the Company has an equity interest in both Superfund Green, L.P. and Superfund Gold, L.P. for which the Company serves as a general partner, the Company does not have an obligation to fund any losses attributable to these funds, and therefore qualifies for the deferral under ASU 2010-10. Similarly, the Company does not have an obligation to fund any losses attributable to the Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies (“SPCs”) for which the Company serves as investment adviser. The Company has therefore deferred adoption of ASU 2009-17.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2011

Consistent with the Company’s past analysis, the Company concludes that Superfund Green, L.P. and Superfund Gold, L.P. are not VIEs, and the Company is not required to consolidate the assets and liabilities of these partnerships with its own statement of financial condition. The Company has likewise concluded that the Company does not hold a variable interest in the SPCs, and the Company is not required to consolidate the assets and liabilities of these companies with its own statement of financial condition. The Company has not yet completed its assessment of the effect, if any, that the lapsing of the deferral period might have on the Company’s statement of financial condition.

(2) Related Parties

The Company is the general partner and is responsible for the trading and management of Superfund Green, L.P. As general partner of Superfund Green, L.P., the Company receives an annual management fee at the rate of 1.85% of each Series’ net assets (1/12 of 1.85% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and as adjusted for subscriptions and redemptions and one-twelfth of 1% of month end net assets (1% per annum), not to exceed the amount of actual expenses incurred, for ongoing organization and offering expenses. Any organization and offering costs above 1% of net assets per year will be borne by the Company. The Company also earns monthly operating fees equal to one-twelfth of 0.15% of month end net assets (0.15% per annum). At December 31, 2011, the Company had accrued management fee, ongoing organization and offering fee and operating fee revenue of $345,928, which is included in due from affiliates in the accompanying statement of financial condition.

The Company is also the general partner and is responsible for the trading and management of Superfund Gold. As general partner of Superfund Gold, the Company receives an annual management fee at the rate of

2.25% of each Series’ net assets (1/12 of 2.25% payable monthly). In addition, the Company receives an incentive fee of 25% of new appreciation in each Series’ net assets computed on a monthly basis and excluding interest income and changes in the Series’ dollar for dollar investment in gold and adjusted for subscriptions and redemptions. The Company is also reimbursed by Superfund Gold for actual ongoing offering and operating expenses. The General Partner is liable for ongoing offering and operating expenses which, when considered together, are in excess of 0.75% of average month-end net assets per year of each Series. At December 31, 2011, the Company had accrued management fee and operating fee revenue of $143,540, which is included in due from affiliates in the accompanying statement of financial condition.

The Company also acts as investment advisor for the following companies which are also Cayman Island Exempted Limited Liability companies registered as Segregated Portfolio Companies:

-	Superfund Red SPC

-	Superfund Red Master SPC

-	Superfund Blue Master SPC

-	Superfund Blue SPC

-	Superfund Green Master SPC

-	Superfund Green SPC

-	Superfund Green Euro SPC

-	Superfund Green Gold Master SPC

-	Superfund Green Gold SPC

-	Superfund HF SPC

-	Superfund Garant SPC

-	Superfund Diversified Notes SPC

The Company is affiliated with the above companies by virtue of common (voting) shareholdership (more than 50% of voting shares owned by the same shareholder).

As investment advisor, the Company provides investment advisory services and acts as investment advisor in the management of investment and re-investment of the funds’ assets in securities and other financial instruments. Therefore, the Company is entitled to receive management fees being a certain percentage of the

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2011

net asset value of the respective share class. In addition, the Company receives an incentive fee being a percentage of the increase of the net asset value of the respective share class as at each value date (as defined in the respective Offering Memorandum), with the increase of such shares calculated as being the increase (if any) of the net asset value as at each value date (before the payment of any incentive fee) above the previous net asset value of the shares after deduction of the incentive fees payable to the investment advisor (“high watermark”). An incentive fee will not be payable with respect to any share where the net asset value of such share is less than the previous highest net asset value of such share. The incentive fee will be calculated after all other fees and expenses are paid. For each fund and sub-fund, the Company receives between 0.208% and 6% management fees (1/12 of the respective percentage payable monthly) based on each respective fund’s advisory agreements. Additionally, the Company is entitled to receive Incentive fees between 20% and 50% payable monthly if any based on each respective fund’s advisory agreements. At Superfund Garant SPC, as well as at Superfund Green Gold SPC in respect of Class A2 (USD) shares, the Company additionally receives staggered “Early Redemption Fees” (up to 4% at Superfund Garant SPC, up to 5% at Superfund Green Gold SPC) of the present value of the Capital Protection amount corresponding to such share, plus the net asset value per share, less any applicable Early Redemption Fee) for shares redeemed before the expiration of six years from the date of subscription. For redemptions within 12 month of initial subscription at Superfund Green Gold SPC in respect of Class A and Class B shares (both USD and JPY) as well as for Class C (USD and EUR) the Company receives a redemption charge of 2% of the redemption price, as well as, at Superfund Blue SPC the Company receives a redemption charge of 2% of the redemption price. As investment advisor of Superfund HF SPC, the Company additionally receives coordination fees of 0.167% per month of the Superfund Garant SPC net asset value to be charged to the net asset value of the Class B Participating shares are attributable to and payable monthly by Superfund HF Segregated Portfolio C to the Company. At December 31, 2011, the Company had accrued management fee and incentive fee of $730,128, redemption charges of $2,770 and coordination fees of $41,323 from these funds which are included in due from affiliates in the accompanying statement of financial condition.

The Company utilizes an automated trading system provided by one or more affiliates. This trading system executes its commodity trades on behalf of Superfund Green, L.P., Superfund Gold, L.P., Superfund Blue Master SPC, Superfund Blue SPC, Superfund Garant SPC, Superfund Green Master SPC, Superfund Green SPC, Superfund Green Euro SPC, Superfund Green Gold Master SPC, Superfund Green Gold SPC, Superfund HF SPC, and Superfund Diversified Notes SPC, on a non–exclusive basis and at no cost.

The Company executes its trades through Superfund Asset Management, Inc. (“SAM”), an introducing broker located in Chicago, Illinois. The sole shareholder of the Company is also the sole shareholder of SAM. Brokerage costs are recognized in the account for which the Company is trading. No brokerage costs are incurred directly by the Company.

Since November 1, 2005 the Company has been using office space, provided by Quadriga Office Management Inc. (“Quadriga Office Management”), an affiliated company incorporated in Grenada W.I. At December 31, 2011, the Company incurred rent (license fee) expense and utility expense (which also includes Security Officers, Receptionist, Satellite & Broadband Internet and Janitorial Expense) payable to Quadriga Office Management Inc. At December 31, 2011, the Company accrued rent expense (license fees) of $12,595 included in the affiliated accrued expenses on the Statement of Financial Condition.

The accompanying statement of financial condition have been prepared from the separate records maintained by the Company and may not necessarily be indicative of the conditions or results of the cash flows that would have existed if the Company had been operated as an unaffiliated company.

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2011

(3) Fixed Assets

The following represents Fixed Assets held as of December 31, 2011:

Cost:
Software	$20,243
Furniture and Fixtures	44,404
Computers and Computer-related Equipment	133,843

Total	198,490
Acquisitions	1,257
Accumulated Depreciation	(198,101)

Carrying Amount as of December 31, 2011	$1,646

(4) Investment in Affiliated Limited Partnerships

(a) The following represents investments in Superfund Green, L.P.—Series A and Superfund Green, L.P.—Series B as of December 31, 2011:

	Superfund Green, L.P.	Superfund Green, L.P.
	Series A	Series B
Investment at December 31, 2011	$505,345	740,509

The summarized assets, liabilities, and net assets from operations for Superfund Green L.P. as of December 31, 2011 are as follows:

Assets	$66,503,104

Liabilities	$(3,073,406)

Net assets	$(63,429,698)

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

SUPERFUND CAPITAL MANAGEMENT, INC.

Notes to Statement of Financial Condition (Continued)

December 31, 2011

(b) The following represents investments in Superfund Gold, L.P.—Series A and Superfund Gold, L.P.—Series B as of December 31, 2011:

	Superfund Gold, L.P.	Superfund Gold, L.P.
	Series A	Series B
Investment at December 31, 2011	$770,395	539,179

The summarized assets, liabilities, and net assets from operations for Superfund Gold L.P. as of December 31, 2011 are as follows:

Assets	$29,723,855

Liabilities	$(4,364,409)

Net assets	$(25,359,446)

The summarized assets, liabilities, and net decrease in net assets from operations for Superfund Gold L.P. as of December 31, 2011 are as follows:

Assets	$29,723,855

Liabilities	$(4,364,409)

Net increase in net assets from operations	$(1,614,516)

(5) Indemnification

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred. The Company expects the risk of any future obligation under these indemnifications to be remote.

(6) Subsequent Events

Management has evaluated the impact of all subsequent events on the Company through the date the statement of financial condition were available to be issued, and has determined there are no subsequent events except for Board of Director’s resolutions declared on January 4, 2012, declaring dividend payments to the sole shareholder in the amount of $2,771,010. Net Income subsequent to the year end in addition to retained earnings as of December 31, 2011 was sufficient to cover the dividends declared in 2012.

*****

PURCHASERS OF UNITS WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

PART TWO — STATEMENT OF ADDITIONAL INFORMATION

SUPERFUND GREEN, L.P.

$204,407,232 SERIES A

$307,599,555 SERIES B

UNITS OF LIMITED PARTNERSHIP INTEREST

THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. SEE “THE RISKS YOU FACE” BEGINNING AT PAGE 12 IN PART ONE.

THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

SUPERFUND CAPITAL MANAGEMENT, INC.

GENERAL PARTNER

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Exhibits

STRATEGY

Market Diversification

Superfund Capital Management, Inc. and its affiliates and members of the Superfund group of companies (collectively, “Superfund”) use proprietary trading systems designed to identify trading opportunities that are minimally correlated to traditional investments. The spectrum of instruments traded globally consists of more than 120 futures and forward markets in both commodity and financial futures and currency forwards, although trading does not occur in all markets at all times. Superfund’s trading style emphasizes low correlation between different instruments traded and high liquidity for order execution.

Variety of Markets Traded

The above chart is only an indication of the variety of markets traded or that may be traded by Superfund and is not indicative of relative allocations among these markets. The actual allocations among these markets change over time due to liquidity, volatility and risk considerations.

On February 29, 2012, the approximate allocations among market sectors traded on behalf of the Series, based on amounts committed as margin or collateral, were as follows: stock indices, 18%; currencies, 24%; bonds, 8%; interest rates, 21%, energy, 16%; metals, 10%; agricultural markets, 2%; and grains, 1%.

Technical Trading Systems

Positions are initiated using proprietary technical algorithms generally that attempt to identify price trends at their early stages. Most systematic trend following systems employ technical indicators such as moving averages or Bollinger Bands to identify trending markets. The Superfund trading strategy is based on the premise that the key to using such indicators successfully lies in the way they are interrelated and applied in combination.

As of July 1, 2010, Superfund Capital Management integrated a systematic, technical short-term trading strategy into the Fund’s primary trend-following methodology. Similar to the Fund’s trend following strategy, this short-term strategy is based on proprietary algorithms and analyses of technical indicators.

Risk Management

Risk management plays a key role in the Superfund investment strategy. The proprietary program limits initial risk per trade to a theoretical maximum of 1.5 percent of total Fund assets. In addition, the systems continuously screen volatility and signal adjustments of portfolio exposure accordingly.

Additional Performance Information

Certain Units are not subject to selling commissions: (1) Units purchased through Superfund USA by investors that participate in a registered investment adviser’s asset-based fee or fixed fee advisory program; (2) Units purchased through Superfund USA by investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (3) Units for which the investor has paid the maximum cumulative selling commissions of 10% of the original purchase price. Series A Units not subject to selling commissions were first sold as of November 1, 2007, and Series B Units not subject to selling commissions were first sold as of December 1, 2006.

If a Limited Partner’s Units are not subject to the selling commissions described above (and further described in this Prospectus at CHARGES TO EACH SERIES — Sales Compensation), as of the end of each month, the Limited Partner’s Units will be charged, as a Fund bookkeeping entry only, the same 1/12 of the 4% annual selling commission as other investors. However, the amount of that charge will not be taken from the Fund or paid to any person and, as of the beginning of the next month, that charge will be reversed and the Fund will issue that Limited Partner additional Units, calculated to three decimal places, at the then current Unit net asset value. Accordingly, the net asset value of that Limited Partner’s investment in the Fund will reflect the inapplicability of the annual selling commission to the Limited Partner’s Units and a somewhat higher performance fee, if applicable, as a result of the Limited Partner’s Units not paying the annual selling commission. The Fund will use this bookkeeping procedure and the issuance of additional Units to maintain a uniform net asset value across all Units.

The following tables compare the historical performance of Series A Units to the pro-forma performance of Series A Units for investors not subject to sales commissions from January 2007 through October 2007 and to the historical performance of Series A Units for investors not subject to sales commissions since November 2007. Please see “Note to Additional Performance Information” on page 120.

Historical Performance of Series A Units

2007		2008		2009		2010		2011		2012
Jan	(3.09%)	Jan	(2.73%)	Jan	0.35%	Jan	(9.38%)	Jan	(4.22%)	Jan	(0.20)%
Feb	(7.54%)	Feb	17.93%	Feb	0.04%	Feb	1.49%	Feb	4.10%	Feb	0.95%
Mar	(8.73%)	Mar	2.29%	Mar	(2.33%)	Mar	14.41%	Mar	(0.60%)
Apr	7.99%	Apr	(1.57%)	Apr	(6.92%)	Apr	4.59%	Apr	9.30%
May	2.39%	May	5.21%	May	(12.03%)	May	(13.14%)	May	(8.84%)
Jun	6.84%	Jun	7.73%	Jun	(2.39%)	Jun	(0.33%)	Jun	(2.01%)
Jul	(6.78%)	Jul	(9.65%)	Jul	(7.86%)	Jul	(2.55%)	Jul	5.55%
Aug	(3.27%)	Aug	(4.64%)	Aug	3.52%	Aug	4.15%	Aug	(0.09%)
Sep	5.57%	Sep	(0.07%)	Sep	2.81%	Sep	4.55%	Sep	(2.81%)
Oct	9.92%	Oct	12.19%	Oct	(11.60%)	Oct	5.70%	Oct	(7.83%)
Nov	(4.69%)	Nov	1.47%	Nov	13.93%	Nov	(2.71%)	Nov	(3.04%)
Dec	2.82%	Dec	1.32%	Dec	(9.43%)	Dec	10.13%	Dec	(4.94%)
Annual	(0.92%)	Annual	30.00%	Annual	(29.90%)	Annual	14.49%	Annual	(15.75%)	Annual	0.75%
	-									(2 mos.)

Pro-forma Performance of Series A Units for Investors Not Subject to Sales Commissions

2007
Jan	(2.76%)
Feb	(7.21%)
Mar	(8.40%)
Apr	8.32%
May	2.72%
Jun	7.17%
Jul	(6.45%)
Aug	(2.94%)
Sep	5.90%
Oct	10.25%
Annual	4.50%
(10 mos.)

Historical Performance of Series A Units for Investors Not Subject to Sales Commissions

2007		2008		2009		2010		2011		2012
		Jan	(2.40%)	Jan	0.69%	Jan	(9.08%)	Jan	(3.90%)	Jan	0.13%
		Feb	18.23%	Feb	0.37%	Feb	1.83%	Feb	4.43%	Feb	1.28%
		Mar	2.55%	Mar	(2.01%)	Mar	14.79%	Mar	(0.27%)
		Apr	(1.24%)	Apr	(6.61%)	Apr	4.94%	Apr	9.66%
		May	5.48%	May	(11.74%)	May	(12.86%)	May	(8.54%)
		Jun	8.01%	Jun	(2.07%)	Jun	(0.01%)	Jun	(1.68%)
		Jul	(9.35%)	Jul	(7.55%)	Jul	(2.23%)	Jul	5.90%
		Aug	(4.32%)	Aug	3.87%	Aug	4.49%	Aug	0.24%
		Sep	0.26%	Sep	3.16%	Sep	4.91%	Sep	(2.49%)
		Oct	12.57%	Oct	(11.30%)	Oct	6.06%	Oct	(7.53%)
Nov	(4.37%)	Nov	1.81%	Nov	14.31%	Nov	(2.38%)	Nov	(2.72%)
Dec	3.17%	Dec	1.66%	Dec	(9.12%)	Dec	10.50%	Dec	(4.63%)
Annual	(1.35%)	Annual	34.88%	Annual	(27.03%)	Annual	19.17%	Annual	(12.35%)	Annual	1.41%
	(2 mos.)										(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following tables compare the historical performance of Series B Units to the historical performance of Series B Units for investors not subject to sales commissions since January 2007. Please see “Note to Additional Performance Information” on page 120.

Historical Performance of Series B Units

2007		2008		2009		2010		2011		2012
Jan	(4.59%)	Jan	(3.61%)	Jan	1.01%	Jan	(14.51%)	Jan	(5.22%)	Jan	(0.21%)
Feb	(10.67%)	Feb	24.60%	Feb	0.68%	Feb	2.60%	Feb	7.17%	Feb	1.46%
Mar	(12.65%)	Mar	1.95%	Mar	(4.49%)	Mar	22.85%	Mar	(0.81%)
Apr	11.38%	Apr	(1.20%)	Apr	(10.83%)	Apr	7.04%	Apr	14.09%
May	3.41%	May	7.33%	May	(19.31%)	May	(20.23%)	May	(13.28%)
Jun	9.77%	Jun	12.54%	Jun	(3.52%)	Jun	(0.36%)	Jun	(2.79%)
Jul	(10.11%)	Jul	(15.00%)	Jul	(12.24%)	Jul	(3.74%)	Jul	8.49%
Aug	(4.66%)	Aug	(7.28%)	Aug	5.62%	Aug	6.43%	Aug	0.16%
Sep	8.26%	Sep	0.46%	Sep	4.58%	Sep	7.45%	Sep	(4.59%)
Oct	14.57%	Oct	20.14%	Oct	(18.34%)	Oct	8.34%	Oct	(11.69%)
Nov	(6.79%)	Nov	2.78%	Nov	22.10%	Nov	(3.24%)	Nov	(4.76%)
Dec	4.44%	Dec	2.60%	Dec	(14.18%)	Dec	15.25%	Dec	(7.15%)
Annual	(2.60%)	Annual	46.56%	Annual	(44.07%)	Annual	21.92%	Annual	(21.54%)	Annual	1.24%
											(2 mos.)

Historical Performance of Series B Units for Investors Not Subject to Sales Commissions

2007		2008		2009		2010		2011		2012
Jan	(4.27%)	Jan	(3.29%)	Jan	1.27%	Jan	(14.22%)	Jan	(4.90%)	Jan	0.12%
Feb	(10.37%)	Feb	24.93%	Feb	0.93%	Feb	2.94%	Feb	7.53%	Feb	1.79%
Mar	(12.36%)	Mar	2.21%	Mar	(4.17%)	Mar	23.26%	Mar	(0.48%)
Apr	11.76%	Apr	(0.87%)	Apr	(10.53%)	Apr	7.40%	Apr	14.47%
May	3.75%	May	7.61%	May	(19.03%)	May	(19.96%)	May	(12.99%)
Jun	10.14%	Jun	12.83%	Jun	(3.20%)	Jun	(0.02%)	Jun	(2.47%)
Jul	(9.81%)	Jul	(14.71%)	Jul	(11.95%)	Jul	(3.42%)	Jul	8.85%
Aug	(4.34%)	Aug	(6.97%)	Aug	5.97%	Aug	6.78%	Aug	0.49%
Sep	8.62%	Sep	0.79%	Sep	4.93%	Sep	7.81%	Sep	(4.27%)
Oct	14.95%	Oct	20.54%	Oct	(18.07%)	Oct	8.70%	Oct	(11.40%)
Nov	(6.48%)	Nov	3.12%	Nov	22.51%	Nov	(2.92%)	Nov	(4.45%)
Dec	4.79%	Dec	2.94%	Dec	(13.89%)	Dec	15.64%	Dec	(6.84%)
Annual	1.39%	Annual	52.09%	Annual	(41.88%)	Annual	26.91%	Annual	(18.38%)	Annual	1.91%
											(2 mos.)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Note to Additional Performance Information

Series A Units not subject to selling commissions were first sold as of November 1, 2007. Performance information presented for Series A Units not subject to selling commissions prior to their first sale is presented on a pro-forma basis. Performance information presented for Units not subject to selling commissions since their first sale is the actual performance of such Units.

The purpose of the pro-forma presentation is to provide an approximation of the rates of return Units that are not subject to selling commissions would have achieved had they been traded since January 2007. However, there are material limitations inherent in pro-forma comparisons. It is not feasible to make all the pro-forma adjustments necessary to reflect the effect of the absence of selling commissions on the actual performance of Units prior to their commencement of trading. The pro-forma performance presented should not be considered indicative of how such Series A Units would have actually performed had they not been subject to selling commissions.

The pro-forma calculations were made on a month-to-month basis. That is, the adjustments of fees and income in one month does not affect the actual figures used in the following month for making similar pro-forma calculations. Accordingly, the pro-forma performance does not reflect on a cumulative basis the effect of the differences between the fees to be charged and interest to be earned by Series A Units not subject to selling commissions and the fees charged and interest earned by Series A Units that are subject to selling commissions. The following assumptions were made in calculating the pro-forma rates of return: a management fee of 1.85%, a performance fee of 25%, actual interest income, actual brokerage fees, actual ongoing offering expenses (up to a maximum of 1% per annum of month-end net assets), actual operating expenses (up to a maximum of 0.15% per annum of month-end net assets), and no selling commissions.

SUPERFUND GREEN, L.P., SERIES A – SUPERFUND Q-AG – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series A*	Superfund Q-AG	S&P 500 Total Return	NASDAQ Comp.	MSCI World
PERFORMANCE
Performance since 03/96	31.62%	531.03%	184.69%	169.70%	73.19%
Performance p.a.	2.99%	12.21%	6.75%	6.39%	3.49%

RISK
Maximum Drawdown	-36.92%	-32.83%	-50.95%	-75.04%	-55.37%
Volatility p.a.	26.15%	23.76%	16.35%	26.10%	16.34%

STATISTICS
Mod. Sharpe Ratio	0.11	0.51	0.41	0.24	0.21
Correlation to Superfund Q-AG	0.94	—	-0.09	-0.07	-0.05
03/08/96–02/29/2012	*11/01/02–02/29/2012

	Series A	Superfund Q-AG	S&P 500 Total Return	NASDAQ Comp.	MSCI World
PERFORMANCE
Performance since 11/02	31.62%	54.04%	85.97%	123.12%	64.00%
Performance p.a.	2.99%	4.74%	6.87%	8.98%	5.44%

RISK
Maximum Drawdown	-36.92%	-32.83%	-50.95%	-51.81%	-55.37%
Volatility p.a.	26.15%	24.08%	15.27%	19.03%	16.55%

STATISTICS
Mod. Sharpe Ratio	0.11	0.20	0.45	0.47	0.33
Correlation to Series A	—	0.94	0.06	0.09	0.10
11/01/02–02/29/2012

Series A – Superfund Green, L.P. Series A

Superfund Q-AG – The Superfund group of companies’ flagship product. Inception: March 1996. This product is not available to U.S. investors.

S&P 500 Total Return– A market value-weighted benchmark equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.

MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.

Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.

Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. Superfund Q-AG is not available for US investors. Superfund Green, L.P. – Series A employs a very similar strategy to Superfund Q-AG. But please understand, there is no guarantee of Superfund Green, L.P. – Series A achieving the same results as Superfund Q-AG as (i) Superfund Green, L.P. – Series A has higher fees than Superfund Q-AG, (ii) Superfund Green, L.P. – Series A may not trade certain futures contracts traded by Superfund Q-AG due to CFTC restrictions, (iii) Superfund Green, L.P. – Series A and Superfund Q-AG have different levels of net assets and (iv) Superfund Green, L.P. – Series A and Superfund Q-AG will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

SUPERFUND GREEN, L.P., SERIES B – SUPERFUND GCT – S&P 500 – NASDAQ COMP – MSCI WORLD

	Series B*	Superfund GCT	S&P 500 Total Return	NASDAQ Comp.	MSCI World
PERFORMANCE
Performance since 01/00	40.87%	242.84%	16.42%	-27.09%	-8.60%
Performance p.a.	3.74%	10.66%	1.26%	-2.56%	-0.74%

RISK
Maximum Drawdown	-52.98%	-50.34%	-50.95%	-75.04%	-55.37%
Volatility p.a.	38.50%	36.45%	16.29%	25.80%	16.86%

STATISTICS
Mod. Sharpe Ratio	0.10	0.29	0.08	-0.10	-0.04
Correlation to Superfund GCT	0.95	—	-0.15	-0.15	-0.10
01/04/00–02/29/2012	*11/01/02–02/29/2012

	Series B	Superfund GCT	S&P 500 Total Return	NASDAQ Comp.	MSCI World
PERFORMANCE
Performance since 11/02	40.87%	18.66%	85.97%	123.12%	64.00%
Performance p.a.	3.74%	1.85%	6.87%	8.98%	5.44%

RISK
Maximum Drawdown	-52.98%	-50.34%	-50.95%	-51.81%	-55.37%
Volatility p.a.	38.50%	36.11%	15.27%	19.03%	16.55%

STATISTICS
Mod. Sharpe Ratio	0.10	0.05	0.45	0.47	0.33
Correlation to Series B	—	0.95	0.04	0.07	0.09
11/01/02–02/29/2012

Series B – Superfund Green, L.P. Series B

Superfund GCT – Superfund GCT applies a more aggressive investment strategy than Superfund Q-AG. Inception: January 2000. This product is not available to U.S. investors.

S&P 500 Total Return – An equity index consisting of 500 stocks chosen for market size, liquidity and industry grouping, that assumes cash distributions are reinvested back into the index.

NASDAQ Comp. – The NASDAQ Composite Index, an equity index that measures the performance of all NASDAQ listed companies.

MSCI World – The MSCI World Index, a market capitalization-weighted index consisting of 24 developed market country indices.

Maximum Drawdown – The greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Series during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Volatility – A statistical measure of the dispersion of returns for a particular investment. The higher the percentage, the more likely an investment experiences swings between gains and/or losses.

Mod. Sharpe Ratio – The Sharpe Ratio is calculated by subtracting the risk-free rate from the rate of return for a portfolio and dividing the result by the standard deviation of the portfolio. The Sharpe Ratio, in this instance, is modified to assume a 0% risk-free rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

This chart was prepared by Superfund Capital Management, Inc. See the glossary beginning on page 125 for information integral to this chart.

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. Superfund GCT is not available for US investors. Superfund Green, L.P. – Series B employs a very similar strategy to Superfund GCT. But please understand, there is no guarantee of Superfund Green, L.P. – Series B achieving the same results as Superfund GCT as (i) Superfund Green, L.P. – Series B has higher fees than Superfund GCT, (ii) Superfund Green, L.P. – Series B may not trade certain futures contracts traded by Superfund GCT due to CFTC restrictions, (iii) Superfund Green, L.P. – Series B and Superfund GCT have different levels of net assets and (iv) Superfund Green, L.P. – Series B and Superfund GCT will not necessarily have the same entry and exit points and thus may execute similar trades at different times.

WHY SUPERFUND?

Why a Managed Futures Fund?

Managed futures investments are intended to generate medium-to long-term capital growth and provide global portfolio diversification. A primary reason to invest in a managed futures product, such as Superfund Green, is to provide a non-correlated investment to a portfolio of traditional stock and bond investments that has the potential to improve returns and lower the portfolio’s volatility. This is possible because managed futures products historically have not been correlated to traditional markets, such as stocks and bonds.

Why Superfund?

The Superfund trading strategy has a track record of positive performance over the past fifteen years. The Superfund funds trade more than 120 futures and forward markets worldwide using proprietary trading systems, although not in all markets at all times. Funds utilizing the Superfund proprietary trading systems have a demonstrable record of non-correlation to traditional investments and have often produced positive returns during difficult markets for stocks and bonds. The past performance of these Superfund funds is not necessarily indicative of the future results of Superfund Green.

Why Now?

Stock market performance during this decade has demonstrated that long-only equity portfolios generally do not make money during downward economic cycles. For continued portfolio performance, it is potentially advantageous for investors to own investments that have the potential to appreciate in any economic environment.

Historical Low-Correlated Performance

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short provides managed futures the opportunity to make potentially profitable trades in both up and down markets. In other words, profit or loss in managed futures funds is not dependent on economic cycles. There can be no assurance, however, that the Fund will trade profitably in the futures and forward markets or not incur losses.

GLOSSARY

Superfund Green

Superfund Green, L.P. has two series of Units, Series A and Series B. Series A has a strategy similar to Superfund Q-AG, which has a managed futures trading strategy and a twelve year track record. Series B has a strategy similar to Superfund GCT, which employs more leverage than Superfund Q-AG, and also has a managed futures trading strategy.

Superfund Q-AG

Superfund Q-AG is the Superfund group of companies’ flagship product and was introduced to the retail investor in Europe on March 8, 1996. This product is not available for U.S. investors.

Superfund GCT

Superfund GCT is the more aggressive fund strategy and was introduced on January 4, 2000 to investors. This product is not available for U.S. investors.

Aggregate subscriptions

Total gross capital subscriptions made to a pool or account from inception through the date indicated.

Drawdown

Losses experienced by a pool or account over a specified period.

Worst month peak-to-valley drawdown

Greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool or account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

MSCI World Index

The MSCI World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. The MSCI World Index consists of the following 24 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States.

Nasdaq Composite Index

The National Association of Securities Dealers Automated Quotation (“NASDAQ”) is an electronic exchange. Unlike the New York Stock Exchange auction market where orders meet on a trading floor, NASDAQ orders are paired and executed on a computer network. The NASDAQ Composite Index measures the performance of all domestic and international stocks traded on the NASDAQ. The NASDAQ Composite Index includes over 3,000 companies.

Net Asset Value

Net Asset Value of each Series is that Series’ assets less liabilities determined in accordance with accounting principles generally accepted in the United States.

S&P 500

The S&P 500 is one of the most commonly used benchmarks for the overall U.S. stock market. It is an index consisting of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 Index represents the price trend movements of the common stock of major U.S. public companies.

CISDM

Center for International Securities and Derivatives Markets (“CISDM”) is a non-profit academic research center that focuses on security and investment fund performance in both U.S. and international asset markets for approximately 1,800 active hedge funds and 600 active commodity trading advisors, commodity pool operators and managed futures programs.

CSFB

The Credit Suisse/Tremont Hedge Fund Index (the “CSFB”) is an asset-weighted hedge fund index. The methodology utilized in the CSFB starts by defining the universe it is measuring. The index universe is defined as funds with: (i) a minimum of $50 million in assets under management, (ii) a minimum one-year track record, and (iii) current audited financial statements. The CSFB uses a rules-based construction methodology, identifies its constituent funds, and minimizes subjectivity in the CSFB member selection process. It aims at a maximum representation of the index universe. To minimize survivorship bias, funds are not removed from the CSFB until they are fully liquidated or fail to meet the financial reporting requirements. Funds are separated into ten primary subcategories based on their investment style. The CSFB in all cases represents at least 85% of the assets under management in each respective category of the index universe.

THE FUTURES AND FORWARD MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is “long” the contract, or has “bought” the contract. A trader that is obligated to make delivery is “short” the contract or has “sold” the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as “open” contracts or positions. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. commodity exchanges.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Superfund Capital Management will use the dealer market in foreign exchange contracts for most of the Fund’s trading in currencies. Such dealers will act as “principals” in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange forward contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not currently “cleared” or guaranteed by a third party. When forward contracts are not cleared or guaranteed by a third party, each Series is subject to the creditworthiness of the foreign exchange dealer with whom the Fund maintains assets and positions relating to each Series’ forward contract investments.

Swap Transactions

The Fund may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve commodities, interest rates, currencies, stock indices, and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal (“notional”) amount or quantity. Transactions in these markets present certain risks similar to those in the futures, forward and options markets: (1) the swap markets may not be regulated by any United States or foreign governmental authorities; (2) there may not be limitations on daily price moves in swap transactions; (3) speculative position limits may not be applicable to swap transactions, although the counterparties with which the Series may deal may limit the size or duration of positions available as a consequence of credit considerations; (4) participants in the swap markets are not required to make continuous markets in swaps contracts; and (5) the swap markets are “principal markets,” in which performance with respect to a swap contract may only be the responsibility of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, each Series may be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades. Also, the CFTC or a court could conclude in the future that certain primarily agricultural, swap transactions entered into by the Fund could constitute unauthorized futures or commodity option contracts. Such a conclusion could limit the Fund’s access to certain agricultural markets in the United States, possibly to the detriment of the Fund.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as “futures commission merchants.” Superfund Capital Management is registered with the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If the pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Superfund Capital Management would be unable to act as each Series’ commodity pool operator and commodity trading advisor. The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require commodity pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool’s income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant. The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect each Series’ trading.

In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as “margin,” of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, clearing brokers may require higher margins from their customers than the exchange minimums. When a position is established, “initial margin” is deposited. On most exchanges, at the close of each trading day “variation margin,” representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader’s account. If “variation margin” payments cause a trader’s “initial margin” to fall below “maintenance margin” levels, a “margin call” is made, requiring the trader to deposit additional margin or have his position closed out. Collateral is deposited in connection with forward contracts but is not required by any applicable regulation. Additional collateral may be required by the relevant dealer to maintain a forward contract position, similar to variation margin payments.

The Reform Act was enacted in July 2010. The Reform Act mandates that a substantial portion of over-the-counter derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The mandates imposed by the Reform Act may result in the Fund bearing higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

INVESTMENT CONSIDERATIONS

Both the futures and forward markets and funds investing in those markets offer many potential structural advantages that make managed futures an efficient way to participate in global markets.

Profit Potential

Established managed futures funds, including Superfund funds, have produced strong absolute returns during certain periods and, in many cases, have outperformed stocks and bonds during periods in which those asset classes have not performed well. There can be no assurance, however, that the Fund will perform positively under any given set of market conditions or that it will not incur losses.

Low Correlation to Traditional Asset Classes and Other Alternative Asset Classes

Because they trade in numerous financial and commodities futures markets ranging from cotton to palladium and currencies to stock indices, managed futures funds, in aggregate, have historically experienced low long-term correlation to most traditional asset classes, including stocks, bonds, and real estate. Managed futures funds may provide a valuable element of diversification to an investor’s portfolio, even one in which other alternative asset classes are represented, because of the low correlation of their returns to the returns of other alternative asset classes, including many hedge fund strategies. There can be no assurance, however, that the Fund’s performance will be non-correlated to the performance of traditional asset classes or that it will not experience sustained periods of significant correlation to the performance of traditional asset classes.

Non-Correlated Investments within the Fund

The Fund trades on more than 120 futures and forward markets, many of which react differently from each other to the same economic or market condition. Broadly diversifying across a wide range of futures markets can increase the potential to trade profitably while protecting the overall portfolio from extensive losses from a single market. However, the Fund does not trade in all available markets at all times and may be concentrated in one or two sectors from time to time.

Potential to Profit in Bull and Bear Markets

Managed futures funds, unlike most mutual funds, which are “long only,” have the potential to profit from market movements in both directions. By having the ability to “go short,” managed futures funds may also profit from anticipating that a future’s price will go down in the future. This potential to profit, whether markets are rising or falling around the globe, makes managed futures particularly attractive as a diversification tool. There can be no assurance, however, that Superfund Capital Management’s trading systems will correctly recognize any particular profit opportunity or correctly anticipate price direction or that the Fund will not incur losses.

Interest Credit

Unlike some alternative, or non-traditional, investment funds, the Fund does not borrow money in order to obtain leverage and does not incur any interest expense. Rather, margin deposits and reserve assets are maintained in cash equivalents, such as U.S. Treasury Bills, and interest is earned on close to half of the Fund’s assets, which include unrealized profits credited to the Series’ accounts. The balance of the Fund’s assets is maintained at each Series’ banks in non-interest bearing deposit accounts. Given the historically low interest rate environment in which the Fund is currently operating, any interest earned on the Fund’s assets may be nominal.

Global Diversification Within a Single Investment

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the globe. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in each Series is not a complete investment program, but rather should be considered as a diversification opportunity for an overall portfolio.

Professional Trading

Superfund Capital Management’s approach includes the following elements:

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Disciplined Money Management. Superfund Capital Management generally allocates between 0.6% to 0.8% of portfolio equity to the initial entry of any single market position with a maximum risk of 1% to 1.5% from initial risk. However, no guarantee is provided that losses will be limited to these percentages.

•

Balanced Risk. Superfund Capital Management will allocate each Series’ capital from among more than 120 markets around the world 24 hours a day. Among the factors considered to determine the portfolio mix are market volatility, liquidity and trending characteristics. Of course, the Fund will generally not hold positions in all such markets at all times and may be concentrated in one or two market sectors from time to time.

•

Ongoing Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Superfund trading system may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

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Multiple Systems. The Superfund trading systems analyze multiple technical indicators and parameters in combination in an attempt to identify trends in significant upward or downward movements, such as trends or other patterns which indicate the potential to profit from a change in futures and forward price movements. Once potential trades are identified, additional filters are applied which consider volatility and the availability of risk capital before final trade signals are generated.

Convenience

Through an investment in Units, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

Liquidity

In most cases the markets traded by the Fund are highly liquid. Some markets trade 24 hours on business days. While there can be cases where there may be no buyer or seller for a particular futures contract, Superfund Capital Management attempts to select markets for investment based upon, among other things, their perceived liquidity. Exchanges impose limits on the amount that a futures price can move in one day. Situations in which markets have moved the limit for several days in a row have not been common, but do occur. See “The Risks You Face — Illiquidity of Your Investment.” Investors may redeem all or a portion of their Units on a monthly basis. See “Distributions and Redemptions.”

Limited Liability

Investors’ liability is limited to the amount of their investment in each Series. Investors will not be required to contribute additional capital to either Series.

EXHIBIT A

SUPERFUND GREEN, L.P.

FORM OF SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

This Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) is made as of May 8, 2012, by and among Superfund Capital Management, Inc. (formerly, Quadriga Capital Management, Inc.), a Grenada corporation (the “General Partner”) and each other party who becomes a party to this Limited Partnership Agreement, whether by execution of a counterpart hereof pursuant to a power of attorney or otherwise agrees to be bound hereto by separate instrument, as an owner of a unit (“Unit”) of beneficial interest in a series (“Series”) created hereunder and who is shown on the books and records of such Series as a Limited Partner (individually, a “Limited Partner” and collectively, the “Limited Partners”).

1. Formation; Name. The parties to this Agreement have formed a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on the date of this Agreement (the “Act”). The name of the limited partnership is Superfund Green, L.P. (the “Partnership”). The General Partner has executed and filed a Certificate of Limited Partnership of the Partnership (the “Certificate of Limited Partnership”) in accordance with the Act, and has executed, filed, recorded and published as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable in connection with the operation of the Partnership, as determined by the General Partner, and will take all steps which the General Partner may deem necessary or advisable to allow the Partnership to conduct business as a limited partnership where the Partnership conducts business in any jurisdiction, and to otherwise provide that Limited Partners will have limited liability with respect to the activities of the Partnership in all such jurisdictions, and to comply with the law of any jurisdiction. Each Limited Partner hereby undertakes to furnish to the General Partner a power of attorney and such additional information as the General Partner may request to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents as the General Partner determines appropriate.

2. (a) Units of Limited Partnership. The beneficial interest in the Partnership shall be divided into an unlimited number of Units. The General Partner may, from time to time, authorize the division of the Units into one or more Series as provided in Section 2(b) below. All Units issued hereunder shall be fully paid and nonassessable. The General Partner in its discretion may, from time to time, without vote of the Limited Partners, issue Units, in addition to the then issued and outstanding Units, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the General Partner may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Units, the General Partner may issue fractional Units. The General Partner may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in a particular Series. Contributions to a Series of the Partnership may be accepted for, and Units of such Series shall be redeemed as, whole Units and/or 1/1,000 of a Unit or integral multiples thereof.

(b) Creation of Series. The Partnership shall consist of one or more separate and distinct Series as contemplated by Section 17-218 of the Act. The General Partner hereby establishes and designates the following Series: “Superfund Green, L.P. Series A” (“Series A”) and “Superfund Green, L.P. Series B” (“Series B”) (each, a “Series”). Any additional Series created hereunder shall be established by the adoption of a resolution by the General Partner and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Units of each Series shall have the relative rights and preferences provided for herein and such rights as may be designated by the General Partner. The General Partner shall cause separate and distinct records for each Series to be maintained and the Partnership shall hold and account for the assets belonging thereto separately from the other Partnership property and the assets belonging to any other Series. Each Unit of a Series shall represent an equal beneficial interest in the net assets belonging to that Series. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2(b) otherwise provides, Units of each Series established hereunder shall have the following relative rights and preferences:

(i) Limited Partners of a Series shall have no preemptive or other right to subscribe to any additional Units in such Series or other securities issued by the Partnership.

(ii) All consideration received by the Partnership for the issue or sale of the Units within a Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived form the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Partnership and of every other Series and may be referred to herein as “assets belonging to” that Series or the “Series Estate”. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the General Partner between and among one or more of the Series for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Series.

(iii) A particular Series shall be charged with the liabilities of that Series, and all expenses, costs, charges and reserves attributable to any particular Series shall be borne by such Series. Any general liabilities, expenses, costs, charges or reserves of the Partnership (or any Series) that are not readily identifiable as chargeable to or bearable by any particular Series shall be allocated and charged by the General Partner between or among any one or more of the Series in such manner as the General Partner in its sole discretion deems fair and equitable. Each such allocation shall be conclusive and binding upon the Limited Partners for all purposes. Without limitation of the foregoing provisions of this subsection, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Partnership generally or the assets belonging to any other Series. Notice of this contractual limitation on inter-Series liabilities is set forth in the Certificate of Limited Partnership and upon the giving of such notice in the Certificate of Limited Partnership, the statutory provisions of Section 17-218 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 17-218 setting forth such notice in the Certificate of Limited Partnership) shall become applicable to the Partnership and each Series.

(c) Creation of Accounts. For the benefit of the Series A Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series A Account” (the “Series A Account”). For the benefit of the Series B Limited Partners, the General Partner shall establish and maintain a segregated account entitled “Superfund Green, L.P. Series B Account” (the “Series B Account”). The General Partner hereby acknowledges that it has deposited the sum of $1,000 in the Series A Account and that it has deposited the sum of $1,000 in the Series B Account. The sums held in the Series A Account shall be held for the benefit of the Series A Limited Partners and the sums held in the Series B Account shall be held for the benefit of Series B Limited Partners and such accounts shall be segregated and separate records with respect thereto shall be kept for purposes of Section 17-218 of the Act. The General Partner shall hold, invest and disburse the funds held in the accounts at its discretion.

(d) Creation of Additional Accounts. The General Partner is authorized to establish and maintain one or more separate accounts for each Series (the “Additional Accounts”) with such institutions as the General Partner shall select for the following purposes:

(i) to receive and deposit subscriptions for such Series; and

(ii) to pay Limited Partners for such Series for redemptions of all or a portion of their Units.

The General Partner acknowledges that the funds held in any such Additional Accounts of a Series will be held for that Series only and that such Additional Accounts should be segregated from other Additional Accounts and that separate records shall be maintained with respect to each Additional Account.

(e) Limited Liability of Limited Partners. Each Unit, when purchased by a Limited Partner in accordance with the terms of this Agreement, will be fully paid and nonassessable. No Limited Partner will be liable for the Partnership’s obligations in excess of that Partner’s unredeemed capital contribution, undistributed profits, if any, and any distributions and amounts received upon redemption of Units. The Partnership will not make a claim against a Limited Partner with respect to amounts distributed to that Partner or amounts received by that Partner upon redemption of Units unless the Net Assets of the Partnership (which will not include any right of contribution from the General Partner except to the extent previously made by it under this Agreement) are insufficient to discharge the liabilities of the Partnership which have arisen before the payment of these amounts.

3. Principal Office. The address of the principal office of each Series shall be Superfund Capital Management, Inc., Superfund Office Building, P.O. Box 1479, Grand Anse, St. George’s, Grenada, West Indies; telephone (473) 439-2418. The General Partner is located at the same address. Registered Agents Legal Services, LLC shall receive service of process on each Series of the Partnership in the State of Delaware at 1220 North Market Street, Suite 806, Wilmington, Delaware 19801.

4. Business. Each Series’ business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission (“CFTC”) for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. Each Series may also engage in “hedge,” arbitrage and cash trading of any of the foregoing instruments. Each Series may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that each Series’ participation in any of the foregoing has no adverse economic or liability consequences for the Limited Partners, which consequences would not be present had each Series engaged in that same business or purpose directly. The objective of each Series’ business is appreciation of its assets through speculative trading by the General Partner and independent professional trading advisors (“Advisors”) selected from time to time by the General Partner.

5. Term, Dissolution, Fiscal Year.

(a) Term. The term of Series A and Series B commenced on the day on which the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and the term of any Series shall end upon the first to occur of the following:

(1) December 31, 2050;

(2) receipt by the General Partner of an approval to dissolve such Series at a specified time by Limited Partners owning Units representing more than fifty percent (50%) of the outstanding Units of such Series then owned by Limited Partners of such Series, notice of which is sent by certified mail return receipt requested to the General Partner not less than 90 days prior to the effective date of such dissolution;

(3) withdrawal, insolvency or dissolution of the General Partner or any other event that causes the General Partner to cease to be the General Partner of such Series, unless (i) at the time of such event there is at least one remaining general partner of such Series who carries on the business of each Series (and each remaining general partner of such Series is hereby authorized to carry on the business of general partner of such Series in such an event), or (ii) within 120 days after such event Limited Partners of such Series holding a majority of Units of such Series agree in writing to continue the business of such Series and to the appointment, effective as of the date of such event, of one or more general partners of such Series;

(4) a decline in the aggregate Net Assets of such Series to less than $500,000 at any time following commencement of trading in such Series;

(5) dissolution of such Series pursuant hereto; or

(6) any other event which shall make it unlawful for the existence of such Series to be continued or require termination of such Series.

(b) Dissolution. Upon the occurrence of an event causing the dissolution of such Series, such Series shall be dissolved and its affairs wound up. Upon dissolution of a Series, the General Partner, or another person approved by Limited Partners of a majority of the Units of such Series, shall act as liquidator trustee.

(c) Fiscal Year. The fiscal year of each Series shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit. The “Net Assets” of each Series are such Series’ assets less such Series’ liabilities determined in accordance with accounting principles generally accepted in the United States. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus defined in Section 9 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The “Net Asset Value per Unit” of a Series is the Net Assets of such Series divided by the number of Units outstanding within such Series as of the date of determination. Each Series may issue an unlimited number of Units at the Net Asset Value per Unit.

6. Net Worth of the General Partner. The General Partner agrees that at all times so long as it remains general partner of a Series, it will maintain its net worth at an amount not less than 5% of the total contributions to the Partnership by all Partners and to any other limited partnership for which it acts as a general partner by all partners; provided, however, that in no event may the General Partner’s net worth be less than $50,000 nor will it be required to be more than $1,000,000. The requirements of the preceding sentence may be modified if the General Partner obtains an opinion of counsel for each Series that a proposed modification will not adversely affect the treatment of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

7. Capital Contributions; Units. The Limited Partners’ respective capital contributions to each Series shall be as shown on the books and records of the applicable Series. The General Partner, so long as it is general partner of a Series and so long as it is required to characterize such Series as a partnership for federal income tax purposes, shall invest in such Series, sufficient capital so that the General Partner will have at all times a capital account equal to at least 1% of the total capital accounts of such Series (including the General Partner’s). The General Partner may withdraw any interest it may have in such Series in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Limited Partner of such Series, provided that it must maintain the minimum interest in such Series described in the preceding sentence. The requirements of this Section 7 may be modified if the General Partner obtains an opinion of counsel for such Series that a proposed modification will not adversely affect the classification of such Series as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws limitations and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises. The General Partner may, without the consent of any Limited Partners of a Series, admit to such Series purchasers of Units as Limited Partners of each Series. All Units subscribed for in a Series upon receipt of a check or draft of the Limited Partner are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a Limited Partner for Units representing payment for Units in a Series is returned unpaid, such Series shall cancel the Units issued to such Limited Partner represented by such returned check or draft. Any losses or profits sustained by a Series in connection with such Series’ commodity trading allocable to such cancelled Units of such Series shall be deemed an increase or decrease in Net Assets of such Series and allocated among the remaining Limited Partners within such Series as described in Section 8. Each Series may require a Limited Partner to reimburse such Series for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him or her. Any Units acquired by the General Partner or any of its affiliates will be non-voting, and will not be considered “outstanding” for purposes of determining whether the majority approval of the outstanding Units of a Series has been obtained. Each Limited Partner of a Unit in a Series shall be deemed a beneficial owner of such Series within the meaning of the Act. The General Partner and each person selling Units on behalf of the Partnership may not complete a sale of the Units to prospective investors until at least five (5) business days after the date the prospective investor receives a final prospectus.

8. Allocation of Profits and Losses.

(a) Capital Accounts and Allocations. A capital account will be established for each Partner. The initial balance of each Partner’s capital account will be the amount of a Partner’s initial capital contribution to a Series less, in the case of a Limited Partner, the amount of offering expenses and selling commissions initially allocable to the Limited Partner’s Units, if any. As of the close of business (as determined by the General Partner) on the last day of each calendar month (“Determination Date”) during each fiscal year of a Series, the following determinations and allocations will be made subsequently with respect to each Series:

(i) Net Assets will be determined.

(ii) Accrued monthly management, ongoing offering, operating fees and selling commissions will then be charged against Net Assets; provided that in respect of Net Assets attributable to Units which are not subject to selling commissions because (a) such Units were sold by Superfund USA, Inc., or an affiliated broker, to Limited Partners whose investment in the Partnership was recommended by a registered investment adviser with which such Limited Partner maintains an asset-based or fee-based advisory relationship (b) such Units were sold on or after February 28, 2005 and have been charged and have paid selling commissions of 10% of such Unit’s initial offering price, or (c) such units were sold by Superfund USA, Inc., or an affiliated broker, to commodity pools operated by commodity pool operators registered as such with the NFA, the selling commissions charged as of the end of each month shall not be paid out to any selling agent but shall instead be credited to a suspense account (the “Suspense Account”) which shall be used solely as a means of efficiently accounting for the inapplicability of selling commissions to such Limited Partners while maintaining a uniform Net Asset Value per Unit.

(iii) Accrued monthly performance fees, if any, will then be charged against Net Assets, and the amounts credited to the Suspense Account as provided above as of the end of any month shall be charged the performance fee if there is an accrued performance fee in respect of the Net Assets as of the month-end that such amounts are so credited.

(iv) Any increase or decrease in Net Assets (after the adjustments in subparagraphs (ii) and (iii) above and excluding the amount credited in the Suspense Account), over those of the immediately preceding Determination Date (or, in the case of the first Determination Date, the first closing of the sale of Units to the public), will then be credited or charged to the capital account of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

(v) Any accrued interest will be credited to the capital account of each Partner on a pro rata basis.

(vi) The remainder of the Suspense Account (after reduction by the performance fee, if any) shall then be reinvested in Units as of such month-end, at Net Asset Value, for the benefit of the appropriate Limited Partners.

(vii) The amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units and any redemption fee paid to the General Partner upon the redemption of Units will be charged to that Partner’s capital account.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year of a Series, the Partnership’s realized profit or loss attributable to that Series will be allocated among the Partners under the following subparagraphs for federal income tax purposes. These allocations of profit and loss will be pro rata from net capital gain or loss and net operating income or loss realized by such Series. For United States federal income tax purposes, a distinction will be made between net short-term gain or loss and net long-term gain or loss.

(i) Items of ordinary income (such as interest or credits in lieu of interest) and expense (such as the management fees, performance fees, brokerage fees and extraordinary expenses) will be allocated pro rata among the Partners based on their capital accounts (exclusive of these items of ordinary income or expense) as of the end of each month in which the items of ordinary income or expense accrued.

(ii) Net realized capital gain or loss from the Series’ trading activities will be allocated as follows:

(A) For the purpose of allocating the Series’ net realized capital gain or loss among the Partners, the General Partner will establish an allocation account with respect to each outstanding Unit. The initial balance of each allocation account will be the amount paid by the Partner for the Unit. Amounts reinvested in Units from the Suspense Account, as described in Section 8(a) above, shall not increase the aggregate tax basis of the affected Limited Partners in their Units; rather the Units acquired upon reinvestment will have an initial tax basis of $0. Allocation accounts will be adjusted as of the end of each fiscal year and as of the date a Partner completely redeems his Units as follows:

(1) Each allocation account will be increased by the amount of income allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(c) below.

(2) Each allocation account will be decreased by the amount of expense or loss allocated to the holder of the Unit under subparagraph (b)(i) above and subparagraph (b)(ii)(e) below and by the amount of any distribution the holder of the Unit has received with respect to the Unit (other than on redemption of the Unit).

(3) When a Unit is redeemed, the allocation account with respect to that Unit will be eliminated.

(B) Net realized capital gain will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the Units over the allocation account attributable to the redeemed Units.

(C) Net realized capital gain remaining after the allocation of that capital gain under subparagraph (b)(ii)(b) above will be allocated next among all Partners whose capital accounts are in excess of their Units’ allocation accounts (after the adjustments in subparagraph (b)(ii)(b) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If gain to be allocated under this subparagraph (b)(ii)(c) is greater than the excess of all such Partners’ capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(D) Net realized capital loss will be allocated first to each Partner who has partially redeemed his Units during the fiscal year up to the excess, if any, of the allocation account attributable to the redeemed Units over the amount received upon redemption of the Units.

(E) Net realized capital loss remaining after the allocation of such capital loss under subparagraph (b)(ii)(d) above will be allocated next among all Partners whose Units’ allocation accounts are in excess of their capital accounts (after the adjustments in subparagraph (b)(ii)(d) above) in the ratio that each such Partner’s excess bears to all such Partners’ excesses. If loss to be allocated under this subparagraph (b)(ii)(e) is greater than the excess of all of these allocation accounts over all such Partners’ capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner’s capital account bears to all Partners’ capital accounts.

(iii) The tax allocations prescribed by this Section 8(b) will be made to each holder of a Unit whether or not the holder is a substituted Limited Partner. If a Unit has been transferred or assigned, the allocations prescribed by this Section 8(b) will be made with respect to such Unit without regard to the transfer or assignment, except that in the year of transfer or assignment the allocations prescribed by this Section 8(b) will be divided between the transferor or assignor and the transferee or assignee based on the number of months each held the transferred or assigned Unit. For purposes of this Section 8(b), tax allocations will be made to the General Partner’s Units of General Partnership Interest in a Series on a Unit-equivalent basis.

(iv) The allocation of profit and loss for federal income tax purposes set forth in this Agreement is intended to allocate taxable profits and losses among Partners in a Series generally in the ratio and to the extent that net profit and net loss are allocated to the Partners under Section 8(a) of this Agreement so as to eliminate, to the extent possible, any disparity between a Partner’s capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) Performance Fees. Performance Fees shall be payable by a Series to the General Partner as of the end of each month and upon redemption of Units within such Series. Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units of a Series of New Appreciation (if any) calculated as of the end of each month and upon redemption of Units within such Series. “New Appreciation” shall be the total increase, if any, in Net Asset Value of a series from the end of the last period for which a performance fee was earned by the Managing Partner, net of all fees and expenses paid or accrued by such Series other than the Performance Fee itself and after subtraction of all interest income received by such Series. Performance Fees shall be paid by each Series as a whole, irrespective of whether the Net Asset Value of such Series has declined below the purchase price of a Unit of such Series. Accrued Performance Fees payable by a Series shall reduce the redemption price of Units of such Series and shall be paid to the General Partner by such Series upon redemptions within such Series. The amount (if any) of the accrued Performance Fee that shall be paid to the General Partner upon the redemption of any Unit within a Series shall be determined by dividing the total Performance Fee as of such redemption date payable by such Series by the number of Units within such Series then outstanding (including Units within such Series redeemed as of such date); the remainder of the accrued Performance Fee payable by such Series shall be paid to the General Partner on the last day of each month. In the event assets are withdrawn from a Limited Partner’s account or a Series as a whole (other than to pay expenses), any loss carry forward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Loss carry forward reductions shall not be restored as a result of subsequent additions of capital. The General Partner may adjust the payments set forth in this Section 8(c), in the General Partner’s discretion, if the General Partner believes that doing so will achieve more equitable payments or payments more consistent with the Code.

(d) Expenses.

(1) The General Partner shall advance the ongoing offering expenses of the initial and continuous offerings of the Units of each Series, and no such expenses shall be deducted from the proceeds of the offering. The General Partner shall be reimbursed such amounts advanced on behalf of a Series by such Series via payments equal to 1/12 of 1% per month (1% per annum) of such Series’ month-end Net Asset Value, not to exceed the amount of actual expenses incurred. The General Partner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event a Series terminates prior to completion of its reimbursement of advanced expenses, the General Partner will not be entitled to receive additional reimbursement from such Series and such Series will have no obligation to make further reimbursement payments to the General Partner. For purposes of this Agreement, ongoing offering expenses shall mean all costs paid or incurred by the General Partner or a Series in organizing such Series and offering the Units of such Series, including legal and accounting fees incurred, bank account charges, all Blue Sky filing fees, filing fees payable upon formation and activation of such Series, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) Each Series shall be obligated to pay all liabilities incurred by such Series, including without limitation, (i) brokerage fees (up to 5% (Series A) and 7% (Series B) annually of the average annual net assets of the Series); (ii) operating expenses (whether direct or indirect) in an amount equal to 1/12 of 0.15% of such Series’ month-end Net Asset Value (0.15% per annum), not to exceed the amount of actual expenses incurred, management fees equal to 1/12 of 1.85% of such Series’ month-end Net Asset Value (1.85% per annum), and performance fees; (iii) subject to a maximum cumulative selling commission of 10% of the gross offering proceeds of a Unit, monthly selling commissions of 1/12 of 4% (4% per annum), provided, however, that the selling commission expense charged against a Series in respect of (a) Units sold by Superfund USA, Inc., or an affiliated broker, attributable to Limited Partners whose investments in the Partnership were recommended by registered investment advisers with whom such persons maintain asset-based fee or fixed fee investment advisory relationships (b) Units sold by Superfund USA, Inc., or an affiliated broker, to investors who are commodity pools operated by commodity pool operators registered as such with the NFA; and (c) Limited Partners’ Units purchased on or after February 28, 2005, which Units have been charged and have paid selling commissions of 10% of the initial offering price of such Units, shall be reversed in respect of such Limited Partners as described above in Section 8(a); (iv) legal and accounting fees; and (v) taxes and other extraordinary expenses incurred by such Series. During any year of operations, the General Partner shall be responsible for payment of operating expenses of a Series in excess of 0.15% of such Series’ month-end Net Asset Value during that year. Indirect expenses of the General Partner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of a Series. Each Series shall receive all interest earned on its assets.

(3) Compensation to any party, including the General Partner (or any Advisor which may be retained in the future), shall not exceed the limitations, if any, imposed by the North American Securities Administrators Association (“NASAA”) currently in effect. In the event the compensation exceeds such limitations, the General Partner shall promptly reimburse each Series for such excess.

(4) Each Series shall also be obligated to pay any costs of indemnification payable by such Series to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Limited Partners. Each Unit, when purchased in accordance with this Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, except as otherwise provided by law, no Limited Partner of a Series shall be liable for such Series’ obligations in excess of the capital contributed by such Limited Partner, plus his share of undistributed profits and assets of such Series. Each Limited Partner will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit, except as otherwise provided by the Act.

(f) Return of Capital Contributions. No Limited Partner or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of each Series, in each case as provided herein and in accordance with the Act. In no event shall a Limited Partner or subsequent assignee be entitled to demand or receive property other than cash.

9. Management of each Series and the Limited Partnership. The General Partner, to the exclusion of all Limited Partners, shall have the power to control, conduct and manage the business of each Series and the Partnership. The General Partner shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the management of the Partnership. The General Partner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Limited Partners of any Series (subject to the allocation provisions hereof), shall execute various documents on behalf of each Series and the Limited Partners pursuant to powers of attorney and supervise the liquidation of each Series if an event causing dissolution of such Series occurs. The General Partner may in furtherance of the business of each Series cause such Series to retain Advisors, including, but not limited to, the General Partner, to act in furtherance of such Series’ purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units of such Series (the “Prospectus”) in effect as of the time that such Limited Partner last purchased Units. The General Partner may engage, and compensate on behalf of a Series from funds of such Series, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in Section 8(d) of this Agreement) the General Partner and any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of such Series, provided, that no such arrangement shall allow brokerage commissions paid by a Series in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (“NASAA Guidelines”) in effect as of the date of the Prospectus, whichever is higher (the “Cap Amount”). The General Partner shall reimburse each Series, on an annual basis, to the extent that such Series’ brokerage commissions paid to the General Partner and the Performance Fee, as described in the Prospectus, exceed the Cap Amount. The General Partner is hereby specifically authorized to enter into, on behalf of each Series, the initial subscription escrow agreements, any advisory agreements and selling agreements as may be described in the Prospectus. The General Partner shall not enter into an advisory agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. Each Series’ brokerage commissions may not be increased without prior written notice to Limited Partners within such Series within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of such Limited Partner’s voting and redemption rights and a description of any material effect of such increase. In addition to any specific contract or agreements described herein, the General Partner on behalf of each Series may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Limited Partners of such Series notwithstanding any other provisions of this Agreement, the Act or any applicable law, rule or regulations. The General Partner shall be under a fiduciary duty to conduct the affairs of each Series in the best interests of such Series. The Limited Partners of a Series will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the General Partner. The General Partner’s fiduciary duty includes, among other things, the safekeeping of all Series funds and assets and the use thereof for the benefit of such Series. The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. Each Series’ brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by each Series shall be competitive. Each Series shall seek the best price and services available for its commodity transactions. The General Partner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the General Partner as the “tax matters partner” of each Series and the Partnership.

Each Series shall make no loans to any party, and the funds of each Series will not be commingled with the funds of any other person or entity or other Series (deposit of funds with a clearing broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute “commingling” for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which a Series participates, for investment advice or management, who shares or participates in any clearing brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading manager or Advisor or to the General Partner or any of their respective affiliates in respect of sales of the Units within such Series; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent each Series from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. The maximum period covered by any contract entered into by each Series, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units of such Series, shall not exceed one year. Any material change in a Series’ basic investment policies or structure shall require the approval of all Limited Partners of such Series then owned by the Limited Partners. Any agreements between a Series and the General Partner or any affiliate of the General Partner (as well as any agreements between the General Partner or any affiliate of the General Partner and any Advisor) shall be terminable without penalty by such Series upon no more than 60 days’ written notice. All sales of Units in the United States will be conducted by registered brokers. Each Series is prohibited from employing the trading technique commonly known as “pyramiding” as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or Advisor of each Series taking into account each Series’ open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of each Series will not be considered to be engaging in “pyramiding.” The General Partner may take such other actions on behalf of each Series as the General Partner deems necessary or desirable to manage the business of such Series. The General Partner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with each Series. Limited Partners may similarly engage in any such other business activities. The General Partner shall devote to each Series such time as the General Partner may deem advisable to conduct such Series’ business and affairs.

10. Audits and Reports to Limited Partners. Each Series’ books shall be audited annually by an independent certified public accountant. The General Partner will use its best efforts to cause each Limited Partner of a Series to receive (i) within 90 days after the close of each fiscal year, certified financial statements of such Series for the fiscal year then ended, (ii) within 90 days of the end of each fiscal year (but in no event later than March 15 of each year), such tax information as is necessary for a Limited Partner to complete his federal income tax return, (iii) any applicable Form 1099 or other documentation evidencing payment of interest income to each Limited Partner, and (iv) such other annual and monthly information as the CFTC may by regulation require. The General Partner of a Series shall notify its Limited Partners within seven business days of any material change (i) in the agreements with such Series’ Advisors, including any modification in the method of calculating the Performance Fee and (ii) in the compensation of any party relating to such Series. Limited Partners of a Series or their duly authorized representatives may inspect such Series’ books and records during normal business hours upon reasonable written notice to the General Partner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the General Partner, the Limited Partner shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partner’s interest as a beneficial owner of such Series. The General Partner shall have the right to keep confidential from the Limited Partners of a Series, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes that such Series is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involved a transaction between such Series and an affiliate of the General Partner. The General Partner shall calculate the approximate Net Asset Value per Unit of each Series on a daily basis and furnish such information upon request to any Limited Partner of the applicable Series. The General Partner shall maintain and preserve all Partnership records for a period of not less than six years. The General Partner will, with the assistance of each Series’ clearing brokers, make an annual review of the clearing brokerage arrangements applicable to such Series. In connection with such review, the General Partner will ascertain, to the extent practicable, the clearing brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of each Series in order to assess whether the rates charged each Series are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not competitive in light of the services provided to each Series, the General Partner will notify the Limited Partners, setting forth the rates charged to each Series and several funds which are, in the General Partner’s opinion, comparable to each Series.

11. Assignability of Units. Each Limited Partner expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of a Unit in violation of any applicable federal or state securities laws or without giving written notice to the General Partner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units of any Series or of any part of his right, title and interest in the capital or profits of such Units shall be effective against such Series or the General Partner until the General Partner receives the written notice of the assignment; the General Partner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The General Partner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the General Partner, which consent may be withheld only to prevent or minimize potential adverse legal or tax consequences to a Series, may become a substituted Limited Partner of a Series, nor will the estate or any beneficiary of a deceased Limited Partner or assignee have any right to redeem Units from such Series except by redemption as provided in Section 12 hereof. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without need of the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units of a Series shall be effective against each Series or the General Partner until the first day of the month succeeding the month in which the General Partner consents to such assignment, transfer or disposition. No Units of a Series may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units of such Series equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12. Redemptions. A Limited Partner or any assignee of Units of whom the General Partner has received written notice as described above may redeem all or, subject to the provisions of this Section 12, a portion of his Units, in an amount not less than $1,000 within a Series (such redemption being herein referred to as a “redemption”) effective as of the close of business (as determined by the General Partner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of such Series (including such Series’ allocable share of the liabilities, contingent or otherwise, of any entities in which such Series invests), except any liability to Limited Partners within such Series on account of their capital contributions, have been paid or there remains property of such Series sufficient to pay them; (ii) the General Partner shall have timely received a request for redemption, as provided in the following paragraph, and (iii) with respect to a partial redemption, such Limited Partner shall have a remaining investment in such Series after giving effect to the requested redemption at least equal to the minimum initial investment amount of $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units).

Requests for redemption must be received by the General Partner at least five calendar days, or such lesser period as shall be acceptable to the General Partner, in advance of the requested effective date of redemption. The General Partner may declare additional redemption dates upon notice to the Limited Partners of a Series as well as to those assignees of whom the General Partner has received notice as described above.

Requests for redemption accepted by the General Partner are payable at the applicable month-end Net Asset Value per Unit of the Series being redeemed. The General Partner is authorized to liquidate positions to the extent it deems necessary or appropriate to honor any such redemption requests.

A Limited Partner (or an assignee of Units) may redeem his Units in a Series effective as of the last business day of any month and authorize the General Partner to use the net proceeds of such redemption to purchase Units of the other Series (a “Series Exchange”). The minimum amount of any Series Exchange is $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units), unless a Limited Partner is redeeming his entire interest in a Series. A Limited Partner seeking to effect a Series Exchange by partial redemption from a Series must continue to hold Units of such Series with a Net Asset Value of not less than $10,000 (or such lesser amount as was required at the time such Limited Partner initially acquired its Units) as of the Exchange Date (defined below).

A Series Exchange shall be effective as of the last business day of the month ending after an exchange subscription agreement in proper form has been received by the General Partner (“Exchange Date”), provided, that the Series has assets sufficient to discharge its liabilities and to redeem Units on the Exchange Date. Upon requesting a Series Exchange, a Limited Partner shall have authorized the General Partner to redeem from the Series identified in the exchange subscription agreement the number of Units or dollar amount of Units specified therein and to utilize the net proceeds of such redemption to purchase an amount of Units in the other Series at a price per Unit equal to 100% of the Net Asset Value of a Unit of such other Series as of the close of business on the relevant Exchange Date. The General Partner shall cause the net proceeds of the redemption to be delivered to the account of the other Series and shall cause to be mailed to such Limited Partner, generally within 20 business days after such Exchange Date, a written confirmation thereof.

Each Limited Partner understands that its ability to effect a Series Exchange is conditioned upon Units being registered and qualified for sale pursuant to a current prospectus immediately prior to each Exchange Date. The General Partner shall not have any obligation to have Units registered under federal, state or foreign securities laws, and may withdraw or terminate such registrations at any time. In the event that not all exchange subscription agreements can be processed because an insufficient number of Units are available for sale on an Exchange Date, the General Partner is hereby authorized to allocate Units of limited partnership interest in any manner which it deems is reasonable under the circumstances and may allocate a substantial portion of such Units to new subscribers for Units.

The General Partner, on behalf of the Partnership, each Series and each Limited Partner, is authorized to execute, file, record, and publish such amendments to this Agreement and such other documents as shall be necessary to reflect any Series Exchange pursuant to this Section 12.

If at the close of business (as determined by the General Partner) on any day, the Net Asset Value per Unit of a Series has decreased to less than 50% of the Net Asset Value per Unit of such Series as of the most recent month-end, after adding back all distributions, the General Partner shall notify Limited Partners within such Series within seven business days thereafter and shall liquidate all open positions with respect to such Series as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the General Partner (and any other general partners of such Series) shall declare a Special Redemption Date with respect to such Series. Such Special Redemption Date shall be a business day within 30 business days from the date of suspension of trading by such Series, and the General Partner shall mail notice of such date to each Limited Partner of such Series and assignee of Units within such Series of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner or assignee must follow to have his interest in such Series redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the General Partner). Upon redemption pursuant to a Special Redemption Date, a Limited Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the applicable Series an amount equal to the Net Asset Value of his interest in such Series, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the General Partner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of such Series are at least $500,000 and the Net Asset Value of a Unit within such Series is in excess of $250, such Series may, in the discretion of the General Partner, resume trading. The General Partner may at any time and in its discretion declare a Special Redemption Date, should the General Partner determine that it is in the best interests of a Series to do so. The General Partner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the General Partner, irrespective of the provisions of this paragraph. The General Partner may also, in its discretion, declare additional regular redemption dates for Units within a Series and permit certain Limited Partners to redeem at other than month-end.

Except as otherwise set forth above, redemption payments will be made within 20 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers’ positions as of a redemption date or default or delay in payments due a Series from clearing brokers, banks or other persons or entities, such Series may in turn delay payment to Limited Partners or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units within such Series equal to that proportionate part of such Series’ aggregate Net Asset Value represented by the sums which are the subject of such default or delay. The General Partner shall cause redemption payments to be sent from the Additional Accounts to the last known addresses of the Limited Partner requesting redemption; provided, however, that such Limited Partners shall cease to be Limited Partners upon payment of the redemption amounts and such Limited Partners shall have no claim against the assets of a Series in which they were Limited Partners except for such redemption payments.

The General Partner may require a Limited Partner to redeem all or a portion of such Limited Partner’s Units within a Series if the General Partner considers doing so to be desirable for the protection of such Series, and will use best efforts to do so to the extent necessary to prevent each Series from being deemed to constitute “plan assets” under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13. Offering of Units. The General Partner on behalf of each Series shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the General Partner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the General Partner shall deem advisable or necessary. The General Partner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the assets of a Series to constitute “plan assets” under ERISA Section 3(42) with respect to any “employee benefit plan” subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code. If such a Limited Partner has its subscription reduced for such reason, such Limited Partner shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14. Additional Offerings. The General Partner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to a Series of any such sales of additional Units of such Series shall in no event be less than the Net Asset Value per Unit within such Series (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit’s participation in the profits and losses of such Series is appropriately adjusted). No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. The Partnership may offer different Series or classes of Units having different economic terms than previously offered Series or classes of Units as determined by the General Partner; provided that the issuance of such a new Series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such Series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such Series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such Series or class.

15. Special Power of Attorney. Each Limited Partner by his execution of this Agreement does hereby irrevocably constitute and appoint the General Partner and each officer of the General Partner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the General Partner be required by law): (i) this Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to each Series or the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue each Series or the Partnership in the State of Delaware and the jurisdictions in which each Series or the Partnership may conduct business, or which may be required to be filed by each Series or the Limited Partners under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of each Series or the Partnership, or each Series or the Partnership being governed by any amendments or successor statutes to the Act or to reorganize or refile each Series or the Partnership in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of each Series. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Limited Partners in the General Partner being able to rely on the General Partner’s authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

16. Withdrawal of the General Partner or a Limited Partner. The Partnership shall be dissolved upon the final dissolution of each Series created hereunder. Each Series shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner with respect to such Series, or any other event that causes the General Partner to cease to be a general partner with respect to such Series under the Act, unless such Series is continued pursuant to the terms of Section 5(a)(3). In addition, the General Partner may withdraw from each Series, without any breach of this Agreement, at any time upon 120 days’ written notice by first class mail, postage prepaid, to each Limited Partner of such Series and assignee of whom the General Partner has notice; provided, that such resignation shall not become effective unless and until a successor general partner is in place. If the General Partner withdraws as general partner with respect to a Series and such Series’ business is continued, the withdrawing General Partner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the General Partner’s removal or withdrawal, with respect to a Series, the General Partner shall be entitled to a redemption of its interest in such Series at its Net Asset Value with respect to such Series on the next closing date following the date of removal or withdrawal. The General Partner may not assign its interest in the Partnership or its obligation to direct the trading of each Series’ assets without the consent of each Limited Partner of the effected Series. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner or any other event that causes a Limited Partner to cease to be a Limited Partner (within the meaning of the Act) in a Series shall not terminate or dissolve such Series, and a Limited Partner, his estate, custodian or personal representative shall have no right to redeem or value such Limited

Partner’s interest in such Series except as provided in Section 12 hereof. Each Limited Partner within a Series agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of such Series or the Partnership and any right to an audit or examination of the books of such Series or the Partnership. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Agreement for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the General Partner or to redeem or transfer Units.

17. Standard of Liability; Indemnification.

(a) Standard of Liability for the General Partner. The General Partner and its Affiliates, as defined below, shall have no liability to any Series or to any Limited Partner of such Series for any loss suffered by such Series or such Limited Partner which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of such Series and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates.

(b) Indemnification of the General Partner by each Series. To the fullest extent permitted by law, subject to this Section 17, the General Partner and its Affiliates shall be indemnified by each Series against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with such Series; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of such Series; and provided further that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the General Partner with respect to such Series and acting wholly within the scope of the authority of the General Partner. Notwithstanding anything to the contrary contained in the preceding two paragraphs, the General Partner and its Affiliates and any persons acting as selling agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations. Each Series shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited. For the purposes of this Section 17, the term “Affiliates” shall mean any person acting on behalf of or performing services on behalf of any Series who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity. Advances from a Series Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from any Series’ Estate to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of such Series; (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to such Series in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a). In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect. In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by a Series unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the effected Series receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by a Series hereunder shall be made only as provided in the specific case. In no event shall any indemnification obligations of a Series under this subsection (b) of this Section 17 subject a Limited Partner to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of each Series by the Limited Partners. In the event a Series is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any of such Series’ Limited Partner’s activities, obligations or liabilities unrelated to such Series’ business, such Limited Partner shall indemnify and reimburse such Series for all loss and expense incurred, including reasonable attorneys’ fees.

18. Amendments; Meetings.

(a) Amendments with Consent of the General Partner. The General Partner may amend this Agreement with the approval of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents from Limited Partners of each Series being sufficient. The General Partner may amend this Agreement without the consent of the Limited Partners of each Series in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that either Series is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction, (v) to delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state “Blue Sky” official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Agreement which the General Partner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a Series, provided that such amendment is not adverse to the Limited Partners of either Series, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the general partner, to prevent each Series or the General Partner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of either Series from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any “employee benefit plan” as defined in and subject to ERISA or of any “plan” subject to Section 4975 of the Code.

(b) Amendments and Actions without Consent of the General Partner. In any vote called by the General Partner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Limited Partners of each Series, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that approval of all Limited Partners of each Series shall be required in the case of amendments changing or altering this Section 18, extending the term of each Series or the Partnership, or materially changing each Series’ basic investment policies or structure; in addition, reduction of the capital account of any Limited Partner or assignee or modification of the percentage of profits, losses or distributions to which a Limited Partner or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Agreement without such Limited Partner’s or assignee’s written consent; (ii) each Series or the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner or general partners may be elected if the General Partner withdraws from each Series; (v) the sale of all or substantially all of the assets of each Series may be approved; and (vi) any contract with the General Partner or any affiliate thereof may be disapproved of and, as a result, terminated upon 60 days’ notice.

(c) Meetings; Other Voting Matters. A Limited Partner in either Series upon request addressed to the General Partner shall be entitled to obtain from the General Partner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Limited Partners within such Series and the number of Units held by each (which shall be mailed by the General Partner to the Limited Partner within ten days of the receipt of the request); provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes and will only be used for a legitimate purpose related to such person being a Limited Partner. Upon receipt of a written proposal, signed by Limited Partners owning Units representing at least 10% of the Units then owned by Limited Partners, that a meeting of such Series be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner within that Series of record sent by certified mail within 15 days after such receipt, call a meeting of such Series or the Partnership. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting. The General Partner may not restrict the voting rights of Limited Partners as set forth herein. In the event that the General Partner or the Limited Partners vote to amend this Agreement in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

19. Miscellaneous.

(a) Notices. All notices under this Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Section 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Limited Partner or assignee hereunder, each Series and the Partnership, the General Partner may rely upon each Series records as to who are Limited Partners and assignees of such Series, and all Limited Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions. Any reference to “persons” in this Agreement shall also be deemed to include entities, unless the context otherwise requires.

20. Benefit Plan Investors. Each Limited Partner that is an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, a “plan” as defined in Section 4975 of the Code (each such employee benefit plan and plan, a “Plan”), or any entity deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any Plan and each fiduciary thereof who has caused the Plan to become a Limited Partner (a “Plan Fiduciary”), represents and warrants that:

(a) the Plan Fiduciary has considered an investment in each Series for such Plan in light of the risks relating thereto;

(b) the Plan Fiduciary has determined that, in view of such considerations, the investment in each Series for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA;

(c) the investment in a Series by the Plan does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;

(d) the Plan’s investment in a Series has been duly authorized and approved by all necessary parties;

(e) none of the General Partner, any selling agent, any clearing broker, the escrow agent, the administrator, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and

(f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in each Series, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the General Partner, each selling agent, each clearing broker, the escrow agent, the administrator, and each of their respective affiliates; and (iii) is qualified to make such investment decision.

21. No Legal Title to Series Estate. The Limited Partners within a Series shall not have legal title to any part of such Series Estate.

22. Legal Title. Legal title to all Series Estate shall be vested in such Series; except where applicable law in any jurisdiction requires any part of such Series Estate to be vested otherwise, the General Partner may cause legal title to each Series Estate or any portion thereof to be held by or in the name of the General Partner or any other person as nominee for and on behalf of such Series.

23. Creditors. No creditors of any Limited Partners within a Series shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Series Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amended and Restated Limited Partnership Agreement as of the day and year first above written.

SUPERFUND CAPITAL MANAGEMENT, INC.

By:
Name: Nigel James Title: President

Superfund Green, L.P.

Request for Redemption

Please complete and return this form to:
Superfund Green, L.P.
c/o Superfund USA, Inc.
489 Fifth Ave, New York, NY 10017

DATA

Limited Partner ☐ Mr. ☐ Mrs. ☐ Ms.

Name ______________________ Limited Partner # ☐☐☐☐☐☐

Name of Joint Ltd. Partner(s) ______________________ Social Security # ☐☐☐-☐☐-☐☐☐☐

Name of Entity (if applicable) ______________________

Address ______________________ Taxpayer ID # ☐☐-☐☐☐☐☐☐☐

City, State, ZIP Code ______________________ ☐☐ ☐☐☐☐☐

Telephone ______________________

Name of Custodian (if applicable) ______________________ Series ☐ A ☐ B

Custodian Address ______________________ (please check the appropriate box)

City, State, ZIP Code ______________________ ☐☐ ☐☐☐☐☐

Bank Name ______________________

Bank Address ______________________

City, State, ZIP Code ______________________ ☐☐ ☐☐☐☐☐

ABA Number ______________________

Account Name ______________________

Account Number ______________________

Addition. Information* ______________________

*Redemptions can be done via wire transfer only.

Dear Sir/Madam: The undersigned hereby requests redemption, as defined in and subject to all the terms and conditions of the Sixth Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of SUPERFUND GREEN, L.P. of $ ☐☐☐☐☐☐☐☐.☐☐ (insert dollar amount to be redeemed; minimum of $1,000.00 if less than all Limited Partnership Units ("Units") are being redeemed, subject to remaining investment of at least $10,000.00 or such minimum as was in effect at the time such Limited Partner initially acquired its units. **(IF NO DOLLAR AMOUNT IS ENTERED HERE, IT WILL BE ASSUMED THAT THE LIMITED PARTNER WISHES TO REDEEM ALL UNITS)**) of the undersigned's Units in the series indicated above at the net asset value per Unit, as defined in the Partnership Agreement, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by you of this request for redemption, provided that this request for redemption is received five (5) business days prior to the end of such month. The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Limited Partners Only

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.

Non-United States Limited Partners Only

Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

Signature(s) Must Be Identical To Name(s) In Which Units Are Registered

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

______________________ ______________________

Limited Partner Signature Date

Joint Limited Partner (if any) or Custodian Signature Date

______________________ ______________________

Date Authorized Signatory

By: (Authorized Corporate Officer, Partner, Custodian or Trustee)

Title

SUPERFUND

B-1

Request for Redemption Superfund Green, L.P. – page 1/1

EXHIBIT C

SUPERFUND GREEN, L.P.

SUBSCRIPTION REPRESENTATIONS

By executing the Subscription Agreement for Superfund Green, L.P. (the “Fund”), each purchaser (“Purchaser”) of units (“Units”) of beneficial interest in each Series (“Series”) irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted, provided such subscription is received at least five business days prior to such month-end, as described in the prospectus dated May 8, 2012 (the “Prospectus”). The minimum subscription is $10,000 per Series; additional Units may be purchased with a minimum investment of $1,000 for each Series in which the investor has made the minimum investment. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to “Superfund Green, L.P. Series (A or B, as applicable) ESCROW ACCOUNT” unless the Purchaser’s payment will be made by debiting their brokerage account maintained with their selling agent. Purchaser is also delivering to the selling agent an executed Subscription Agreement (Exhibit D to the Prospectus) and any other documents needed (i.e., Trust, Pension, Corporate). If Purchaser’s Subscription Agreement is accepted, Purchaser agrees to contribute Purchaser’s subscription to each Series and to be bound by the terms of the Sixth Amended and Restated Limited Partnership Agreement of the Fund (the “Partnership Agreement”) attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse each Series and Superfund Capital Management, Inc. (“Superfund Capital Management”), as general partner, for any expense or loss incurred as a result of the cancellation of Purchaser’s Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement, Purchaser shall be deemed to have executed the Partnership Agreement. As an inducement to Superfund Capital Management to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners, members or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement, represents and warrants to Superfund Capital Management, the clearing brokers, the selling agent who solicited Purchaser’s subscription and each Series, as follows: (a) Purchaser is of legal age to execute the Subscription Agreement and is legally competent to do so. (b) Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Partnership Agreement. (c) All information that Purchaser has furnished to Superfund Capital Management or that is set forth in the Subscription Agreement submitted by Purchaser is correct and complete as of the date of such Subscription Agreement, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to Superfund Capital Management. (d) Unless (e) or (f) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another. (e) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor. (f) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and become a limited partner of the Fund pursuant to the Partnership Agreement. (g) Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”) or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA. (h) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of certain states indicated below must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, Purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in each Series. (i) If the Purchaser is acting on behalf of a trust (a “Limited Partner Trust”), the individual signing the Subscription Agreement on behalf of the Limited Partner Trust hereby further represents and warrants that an investment in the applicable Series is permitted under the trust agreement of the Limited Partner Trust, and that the undersigned is authorized to act on behalf of the Limited Partner Trust under the trust agreement thereof. (k) Purchaser covenants that it will (i) provide any form, certification or other information reasonably requested by and acceptable to each Series that is necessary for the Series (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Series receives payments or (B) to satisfy reporting or other obligations under the Internal Revenue Code of 1986, as amended, and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Series, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation.

Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

1. Alabama — Alabama investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

2. California — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000. California investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

3. Iowa — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual taxable income of at least $100,000.

4. Kansas — Kansas investors should limit their investment in the Fund and other managed futures programs to not more than 10% of their liquid net worth (that portion of net worth that consists of cash, cash equivalents and readily marketable securities).

5. Kentucky — Net worth of at least $300,000 or a net worth of at least $85,000 and an annual taxable income of $85,000. Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

6. Minnesota — By executing the Subscription Agreement of the Fund, a Minnesota Purchaser is deemed to represent and warrant to the Fund that such person is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933. An accredited investor includes: (1) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Units exceeds $1,000,000 (excluding the value of such person’s residence); or (2) any natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of determining the value of the primary residence to be excluded from net worth, such person should exclude any net equity in his or her primary residence (i.e., the amount by which the current market value of the residence exceeds the current outstanding balance of any mortgage or other indebtedness secured by the residence). If the current outstanding balance of any such mortgage or other indebtedness exceeds the current market value of the residence, the amount of any such excess shall cause a reduction in such person’s net worth. If the current outstanding balance of such mortgage exceeds the amount outstanding 60 days before the proposed subscription date (other than as a result of the acquisition of such person’s primary residence), the amount of such excess shall cause a reduction in such person’s net worth.”

7. New Mexico — Net worth of at least $250,000 or a net worth of at least $75,000 and an annual income of at least $75,000.

8. Oregon — Net worth of at least $500,000 or a net worth of at least $250,000 and an annual income of at least $70,000.

9. Tennessee — Net worth of at least $250,000 or a net worth of at least $70,000 and an annual taxable income of at least $70,000. Tennessee investors should be aware that the rate at which each Series’ performance fee is calculated exceeds the maximum rate for incentive/performance fees payable under the Guidelines for Registration of Commodity Pool Programs (the “Guidelines”) adopted by the North American Securities Administrators Association, and may, under certain circumstances, result in Superfund Capital Management receiving combined management and incentive fees that exceed the maximum compensation permitted by the

Guidelines. The Guidelines provide that the maximum incentive or performance fee that the Fund may charge investors is 23.3% of new trading profits per quarter. Investors in the Fund will be subject to a monthly performance fee of 25% of new appreciation per month. On comparing the Fund’s fee structure to that permitted under the Guidelines, any Series which experiences new appreciation in any given month in excess of 3.46% (equivalent to annual new appreciation in excess of 41.5%) will pay a combination of management and incentive fees to Superfund Capital.

Superfund Green, L.P.

Subscription Documents for Investors Advised by a Registered Investment Advisor

STOP **ONLY COMPLETE THIS FORM FOR NON-COMMISSION / FEE BASED ACCOUNTS**

Important Note: This page must be completed for prospective investors that are clients of a registered investment advisor with a fixed-fee or asset-based fee advisory relationship with that advisor and must be submitted by the prospective investor to Superfund Green, L.P., c/o Superfund USA, Inc., along with the investor's completed subscription documents. Investors not participating in a registered investment advisor's investment advisory program may proceed to the following page.

TO BE COMPLETED BY REGISTERED INVESTMENT ADVISOR

I hereby certify that I have discussed the pertinent facts, including the fees, expenses and risks, relating to an investment in Superfund Green, L.P. with the above named client and that an investment in Superfund Green, L.P. of not more than $ ______ . __ is suitable for such client in light of such client's needs, financial circumstances and investment objectives.

Print Name ______________________ **Date** MM DD YYYY

Investment Advisor Signature ______________________

REGISTERED INVESTMENT ADVISOR MUST SIGN

Investor Name ______________________

Investment Advisor Firm Name ______________________

Investment Advisor Registration Number ______________________

Investment Advisor Representative Name ______________________

Address Street ______________________

City, State, Zip Code ______________________

Phone/Fax ______________________

E-Mail Address ______________________

INVESTOR AUTHORIZATION TO SHARE FINANCIAL INFORMATION

Investor Print Name ______________________ **Date** MM DD YYYY

Investor Signature ______________________

Joint Investor Print Name ______________________ **Date** MM DD YYYY

Joint Investor Signature ______________________

Note: The foregoing authorization is not required as a condition of your investment in Superfund Green, L.P.

D-1

RIA Superfund Green, L.P. – page 1/1

Superfund Green, L.P. / Subscription Agreement

IMPORTANT: READ PAGE D-2 BEFORE SIGNING

1 ☐ **Check here if this is an addition to an existing account.**

	Limited Partner — Limited Partner #	**Joint Limited Partner**
2 **First Name**		
Last Name		
3 **Residence Address** Street, City, State, Zip Code (P.O. Box not acceptable)		
4 **Mailing Address** (if different)		
5 **Telephone/Date of Birth**	___-___-____ / MMDDYYYY	___-___-____ / MMDDYYYY
6 **E-Mail Address**		
7 **Social Security #**	___-__-____	___-__-____
8 **Additional Information** (for Estates, Partnerships, Trusts and Corporations)		
9 **Custodian Name**		
Custodian Mailing Address Street, City, State, Zip Code		

10 The investor named above, by execution and delivery of this Subscription Agreement, by either (i) enclosing a check or wiring payment payable to **"Superfund Green, L.P. Series A** ☐ **B** ☐ Escrow Account", or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of **Superfund Green, L.P. Series A** ☐ **B** ☐ Units at Net Asset Value per Unit by the last business day of each month. The named investor further acknowledges receipt of the Fund's Prospectus dated May 8, 2012 including the Sixth Amended and Restated Limited Partnership Agreement, as amended from time to time, ("Partnership Agreement") of the Fund, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby. By signing below, the investor accepts the Fund's Partnership Agreement and agrees to be bound thereto.

11 **Total Amount $** ________ . __ thereof **Series A** ________ . __ **Series B** ________ . __
(minimum of $10,000 for each Series; $1,000 or more for additional investments) **Taxpayer ID #** __-_______

12 **Brokerage Account #** ____________ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

Taxable Investors (check one):
- ☐ Individual Ownership
- ☐ Partnership*
- ☐ Corporation*
- ☐ Tenants in Common
- ☐ UGMA/UTMA (Minor)
- ☐ Tenants in Entireties
- ☐ Community Property
- ☐ Estate
- ☐ Grantor or Other Revocable Trust*
- ☐ Trust other than a Grantor or Revocable Trust*
- ☐ Joint Tenants with Right of Survivorship

Non-Taxable Investors (check one):
- ☐ IRA
- ☐ IRA Rollover
- ☐ Profit Sharing*
- ☐ Defined Benefit*
- ☐ Pension*
- ☐ SEP
- ☐ Other (specify)
- ☐ Roth IRA
- ☐ 401(K)*

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

13 *Benefit Plan Investors*

(i). . . I am a Plan or Plan Assets Entity as described on page D-6 ☐ Yes ☐ No **(ii) . . . I am a Plan Assets Entity** ☐ Yes ☐ No

If "Yes," I hereby represent and warrant that the percentage of the Plan Assets Entity's equity interests held by a Plan or a Plan Assets Entity does not exceed the percentage set forth below. To ease the administrative burden related to monitoring and updating this percentage, each Series recommends that you build in some cushion so that you will not have to notify such Series if the percentage changes slightly. ___________ %

If I am using the assets of an insurance company general account to purchase Units, I hereby represent and warrant that the percentage of such assets used to purchase Units that represents plan assets does not exceed the following percentage: ___________ %

I agree to immediately notify Superfund Capital Management upon any change to the foregoing representations.

14 *United States Investors only*

☐ **Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.**

Non-United States Investors only

☐ I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

15 *Investor(s) must sign*

(Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Limited Partner Signature ____________ **Date** ________

Joint Limited Partner (if any) or Custodian Signature ____________ **Date** ________

D-3

Subscription Superfund Green, L.P. – page 2/4

Superfund Green, L.P.

Limited Partnership Units Subscription Agreement

Superfund Green, L.P.
c/o Superfund USA, Inc.
489 Fifth Avenue
New York, NY 10017

Dear Sir/Madam:

Subscription for Units: I hereby subscribe for the Units in Series A or Series B of the Fund in the amount set forth on page D-3 (minimum $10,000) of this Subscription Agreement Signature Page, at net asset value per Unit as set forth in the Partnership Agreement. The undersigned's check payable to "Superfund Green, L.P. Series A Escrow Account" or "Superfund Green, L.P. Series B Escrow Account" in the full amount of the undersigned's subscriptions, (additions, in excess of the required minimum investment, may be made with a minimum investment of $1,000, as described in the Prospectus), accompanies the Subscription Agreement Signature Page. If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned. Superfund Capital Management may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. If notice of revocation of a subscription is not received by Superfund Capital Management at least 10 days before the end of a month, such attempted revocation is void and will not be deemed a written request for redemption. All Units offered are subject to prior sale.

Representations and Warranties of Subscriber: I have received the Prospectus. By submitting this Subscription Agreement I am making the representations and warranties set forth in "Exhibit C – Subscription Representations" contained in the Prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

Covenants and Agreements of Subscriber: (1) I hereby covenant and agree that I will (i) provide any form, certification or other information reasonably requested by and acceptable to the Fund that is necessary for the Fund (A) to prevent withholding or qualify for a reduced rate of withholding or backup withholding in any jurisdiction from or through which the Fund receives payments or (B) to satisfy reporting or other obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations, (ii) update or replace such form, certification or other information in accordance with its terms or subsequent amendments or as requested by the Fund, and (iii) otherwise comply with any reporting obligations imposed by the United States or any other jurisdiction, including reporting obligations that may be imposed by future legislation, and (2) in connection with an investment in Series A or Series B Units of the Fund, as applicable, pursuant to Section 6224(b) of the Code, I hereby waive any right granted by the Code to participate in any administrative proceeding of the Fund or either Series for each of the taxable years in which I am a partner in the Fund or either Series for federal income tax purposes. Series A's taxpayer identification number is 98-0375395 and Series B's taxpayer identification number is 98-0375395. I hereby further waive any right granted in connection with the tax laws of any state or local jurisdiction to participate in any administrative proceeding of the Fund or either Series for each of the taxable years in which I am a partner in the Fund or either Series for purposes of the tax laws of such state or local jurisdiction. The undersigned hereby agrees that upon request by Superfund Capital Management, I will provide any additional information or documentation, execute any forms or other documents, and take any other action required by law to effect such a waiver. I acknowledge that this Subscription Agreement may be filed with the Internal Revenue Service or any state or local taxing authority upon the commencement of any administrative proceeding of the Fund or either Series.

Irrevocability; Governing Law: Except as provided above, I hereby acknowledge and agree that I am not entitled to cancel, terminate, or revoke this subscription or any of my agreements hereunder after the Subscription Agreement has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in each Series. Except as to matters of state or federal securities laws, this Subscription Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D-4

Subscription Superfund Green, L.P. – page 4/8

Superfund Green, L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

FOR USE IN CONNECTION WITH A PURCHASE OF UNITS TO BE IMPLEMENTED IN INSTALLMENTS IN ACCORDANCE WITH THE TERMS SET FORTH BELOW. TO BE EFFECTIVE, THIS SUBSCRIPTION AGREEMENT ADDENDUM MUST BE PROPERLY COMPLETED AND SIGNED BY THE INVESTOR AND MUST ACCOMPANY A PROPERLY COMPLETED AND FULLY-EXECUTED SUBSCRIPTION AGREEMENT FOR UNITS IN THE FUND.

NOTE: The amount of Investor's total subscription set forth below, the date of this Subscription Agreement Addendum, and Investor's signature must be the same as set forth on the accompanying Subscription Agreement.

1. By execution and delivery of this Subscription Agreement Addendum, I hereby request that my subscription for Units in Superfund Green, L.P. Series ☐ A OR ☐ B (mark A OR B, as on the Subscription Agreement) in the amount set forth below and on the accompanying Subscription Agreement be implemented, and that Units be issued at the Net Asset Value per Unit of such Series, as of the close of business on the applicable month-end or quarter-end closings, as the case may be, as follows.

2. My total subscription for Units is in the amount of $ ☐☐☐☐☐☐☐☐.☐☐ (not less than USD $10,000 for new investors)

3. I hereby request that the initial issuance of Units subscribed for by the accompanying Subscription Agreement and this Subscription Agreement Addendum be in the amount of $ ☐☐☐☐☐☐☐☐.☐☐ (not less than USD $1,000), Units being issued at the Net Asset Value per Unit as of the applicable month-end or calendar quarter-end closing date, as the case may be.

4. I hereby request the Fund to issue to me $ ☐☐☐☐☐☐☐☐.☐☐ of Units (not less than USD $1,000) as of each ☐ month-end OR ☐ calendar quarter-end (check one) following the initial issuance of Units to me as requested under Item 3 above until the dollar amount of Units issued to me under this Item 4 and Item 3 above equals the amount of my total subscription set forth in Item 2 above.

5. I hereby authorize and instruct ______________________________ (insert broker-dealer name) to submit to the Fund cash held in my customer securities account with such broker-dealer on a monthly or quarterly basis, as indicated above, until the amounts submitted in connection with the issuances requested under Items 3 and 4 above equal the amount of my total subscription set forth in Item 2 above and in the accompanying Subscription Agreement.

6. I understand that (i) my broker will not advance any funds due under the accompanying Subscription Agreement and this Subscription Agreement Addendum and that (ii) if I do not have adequate cash available in my customer securities account with my broker for my broker to remit to the Fund, or do not separately send a check or wire funds to the Fund, at each month-end or calendar quarter-end, as the case may be, for which I have requested the issuance of the Units subscribed for under the accompanying Subscription Agreement and this Subscription Agreement Addendum, no Units will be issued to me as of such month-end or calendar quarter-end, as the case may be. I understand that my subscription in the amount set forth in the Subscription Agreement and above is irrevocable and that I am responsible for submitting timely payments for the Units subscribed for in the accompanying Subscription Agreement in the amount(s) set forth above at least five (5) business days prior to the cut off-days set forth in the Subscription Agreement. I hereby agree not to hold the Fund or Superfund Capital Management liable for the failure of my broker to submit funds to the Fund in a timely manner.

7. I understand that the instructions contained in this Subscription Agreement Addendum may be modified only by a writing delivered to the Fund and my broker identified in Item 5 above.

8. I hereby acknowledge and agree that the instructions contained in this Subscription Agreement Addendum shall survive my death or disability, but shall terminate with the full redemption of all of my Units. This Subscription Agreement Addendum shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D-7

Subscription Agreement Addendum Superfund Green, L.P. – page 1/1

Superfund Green, L.P.

Subscription Agreement Addendum – Dollar Cost Averaging Purchase

ACCOUNT INFORMATION – PLEASE PRINT (EXCEPT SIGNATURES).

Limited Partner # ____________ ☐ Mr. ☐ Mrs. ☐ Ms.

First Name ____________

Last Name ____________

Address ____________

City, State, ZIP Code ____________

Social Security # ☐☐☐ - ☐☐ - ☐☐☐☐

Telephone ☐☐☐ - ☐☐☐ - ☐☐☐☐

Fax ☐☐☐ - ☐☐☐ - ☐☐☐☐

E-Mail ____________

Signature ____________ Date MMDDYYYY

Signature(s) must be identical to name(s) in which Units are registered.

Joint Limited Partner (if any) or Custodian ☐ Mr. ☐ Mrs. ☐ Ms.

First Name ____________

Last Name ____________

Signature ____________ Date MMDDYYYY

Broker Dealer Acknowledgement ☐ Mr. ☐ Mrs. ☐ Ms.

Broker Dealer Firm Name ____________ Date MMDDYYYY

Signature ____________

Name of Registered Representative ____________

Signature ____________

Name of Principal ____________

Signature ____________

Broker Dealer to retain a copy of this Subscription Agreement Addendum.

SUPERFUND

D-8

Subscription Agreement Addendum Superfund Green, L.P. – page 2/2

Superfund Green, L.P. / Additional Investment

DATA — **Limited Partner** — **Limited Partner #** — **Joint Limited Partner**

	1 (Limited Partner)	2 (Joint Limited Partner)
First Name		
Last Name		
Residence Address Street, City, State, Zip Code (P.O. Box not acceptable)		
Mailing Address (if different)		
Telephone / Date of Birth	MMDDYY	MMDDYY
E-Mail Address		
Social Security #		
Additional Information (for Estates, Partnerships, Trusts and Corporations)		
Custodian Name		
Custodian Mailing Address Street, City, State, Zip Code		

The investor named above, by execution and delivery of this Subscription Agreement, by either (i) enclosing a check or wiring payment payable to **"Superfund Green, L.P. Series A** ☐ **Series B** ☐ Escrow Account", or (ii) authorizing the selling agent (or additional seller, as the case may be) to debit investor's customer securities account in the amount set forth below, hereby subscribes for the purchase of **Superfund Green, L.P.** (the "Fund") **Series A** ☐ **Series B** ☐ units ("Units") at net asset value per Unit by the last business day of each month. The named investor further acknowledges receipt of the Fund's prospectus (the "Prospectus") dated May 8, 2012 including the Sixth Amended and Restated Limited Partnership Agreement ("Partnership Agreement") of the Fund, the Subscription Requirements and the Subscription Agreement, the terms of which govern the investment in the Units being subscribed for hereby. The undersigned represents that there has been no change in the undersigned's financial circumstances and that the Suitability Requirements Form initially completed when making the undersigned's initial investment in the Fund remains accurate and complete, and the undersigned understands that by agreeing the undersigned will be deemed to make, with respect to this Subscription Agreement, all the representations and warranties contained in the current Suitability Requirements Form, including those relating to the undersigned satisfying the applicable financial suitability requirements under "State Suitability Requirements."

Total Amount $ ______ thereof **Series A** ______ **Series B** ______

(minimum of $10,000 for each Series; $1,000 or more for additional investments)

Brokerage Account # ______ (must be completed if payment is made by debit to investor's securities or other qualified accounts)

Social Security # ______ **Taxpayer ID #** ______

Taxable Investors (check one):

☐ Individual Ownership
☐ Partnership*
☐ Corporation*
☐ Tenants in Common
☐ UGMA/UTMA (Minor)
☐ Tenants in Entireties
☐ Community Property
☐ Estate
☐ Grantor or Other Revocable Trust*
☐ Trust other than a Grantor or Revocable Trust*
☐ Joint Tenants with Right of Survivorship

Non-Taxable Investors (check one):

☐ IRA ☐ Defined Benefit* ☐ Other (specify)
☐ IRA Rollover ☐ Pension* ☐ Roth IRA
☐ Profit Sharing* ☐ SEP ☐ 401(K)*

(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION, I.E., TRUSTS, PENSION, CORPORATE DOCUMENTS)

☐ *United States Investors only* **Under penalties of perjury, I certify that: (1) The number shown on this form is my correct social security number or taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding due to a failure to report interest and dividend income; and (3) I am a U.S. person.**

☐ *Non-United States Investors only* Under penalties of perjury, by signature above I hereby certify that the Passport Number or Government ID Number provided is true, correct, and complete. (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate, or trust.

Investor(s) must sign (Executing and delivering this Subscription Agreement shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, or under the Securities Exchange Act of 1934.) **The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.**

Date **Signature of Limited Partner** — **Date** **Signature of Joint Limited Partner (if any) or Custodian**

Broker-Dealer must sign As set forth in the Prospectus, I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management, and control of Superfund Capital Management, Inc. with respect to an investment in the Units. I have also informed the investor of the unlikelihood of a public trading market developing of the Units. I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation, and needs and any other information known by me, that investment in the applicable series is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I do not have discretionary authority over the account of the investor.

Registered Representative Signature **Date** — **Principal Signature** (if required by Selling Agent procedures) **Date**

Print Name — **Print Name**

Broker-Dealer
R.R. Phone/Fax
R.R. Email Address
R.R. Address

This subscription should be ☐ fee-based ☐ commission based.

Broker Dealer firm

Registered Representative Code **Branch Code**

F-1

Subscription Agreement For An Additional Investment Superfund Green, L.P. – page 1/1

Superfund Green, L.P.

Series Exchange Subscription Agreement

TO BE EFFECTIVE AS OF THE END OF THE MONTH IN WHICH YOU SUBMIT THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT MUST BE PROPERLY COMPLETED AND DELIVERED TO SUPERFUND USA, INC., OR TO YOUR BROKER-DEALER IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY SUPERFUND USA, INC., ON BEHALF OF SUPERFUND GREEN, L.P., FIVE (5) DAYS BEFORE THE LAST DAY OF THE MONTH, ATTN: SUPERFUND CAPITAL MANAGEMENT, INC., C/O SUPERFUND USA, INC., 489 FIFTH AVENUE, NEW YORK, NY 10017.

EXCHANGE REQUESTS ARE IRREVOCABLE FIVE DAYS AFTER SUBMISSION TO YOUR BROKER-DEALER.

By execution and delivery of this Series Exchange Subscription Agreement, I hereby redeem the limited partnership units ("Units") of Superfund Green, L.P. (the "Fund") Series A or Series B (the "Series"), as identified below under "Series Exchange Election," and, by application of the proceeds of such redemption to the payment of the purchase price for Units of the other Series, I hereby subscribe for Units in the other Series at a price equal to 100% of the Net Asset Value per Unit of such Series as of the close of business on the date of the applicable monthly closing (a "Series Exchange").

I understand that the minimum exchange amount, and the minimum holding amount in case of partial exchanges, is $10,000 or a number of whole Units the Net Asset Value of which is equal to or greater than $10,000, and that requests for an exchange of less than $10,000, or the Unit equivalent thereof, will not be effected. I further understand that, if I am requesting an exchange for less than the full amount of my investment in one Series, I must retain Units with a Net Asset Value of at least $10,000 in that Series after the exchange is completed.

Please note: If a partial exchange would result in you holding Units with a Net Asset Value of less than $10,000 in the Series from which Units are to be redeemed to effect the requested exchange, the exchange request will be deemed to be a request for an exchange of your full investment amount into the other Series, and by your signature below you hereby consent to such exchange.

BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE FUND'S PROSPECTUS DATED MAY 8, 2012 , ANY APPLICABLE SUPPLEMENT TO THE PROSPECTUS, THE CURRENT MONTHLY REPORT FOR THE FUND, THE FUND'S SUBSCRIPTION AGREEMENT AND THIS SERIES EXCHANGE SUBSCRIPTION AGREEMENT, THE TERMS OF ALL OF WHICH GOVERN THE INVESTMENT IN THE UNITS FOR WHICH YOU ARE SUBSCRIBING. BY SIGNING BELOW, THE UNDERSIGNED REQUESTS ADMISSION TO THE FUND AS A LIMITED PARTNER AND ACCEPTS THE TERMS OF THE SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, AS AMENDED FROM TIME TO TIME, AND AGREES TO BE BOUND THERETO.

SERIES EXCHANGE ELECTION

Dollar Amount $ ____________ . ____ (not less than $10,000, to be rounded up to nearest whole Unit)

OR

Number of Units ____________ (NAV of at least $10,000)

to be redeemed from Superfund Green, L.P. ☐ Series A **OR** ☐ Series B (check one) and exchanged for Units in the other Series.

ACCOUNT INFORMATION (PLEASE PRINT)

Name ______________________ **Telephone** ___ - ___ - ____

Limited Partner # ______________________ **Fax** ___ - ___ - ____

Address Street ______________________ **E-Mail** ______________________

City, State, ZIP Code ______________________ . _____

Notice Regarding Series Exchange: No administrative fees will be charged in connection with this Series Exchange transaction. However, a Series Exchange constitutes the redemption of Units of one Series of the Fund and a concurrent purchase of Units of the other Series subject to a maximum sales commission of 10% of the initial investment amount in the new Series (paid at a rate of 1/12 of 4% per month). Accordingly, investors making a Series Exchange will incur aggregate sales commission charges of up to 10% of the value of the Units being subscribed for in the new Series pursuant to a Series Exchange regardless of the amount of sales commission charges paid in connection with their investment in the other Series of the Fund. However, investors making a Series Exchange in conjunction with a registered investment adviser's asset-based fee or fixed fee advisory program where the investment adviser recommends a Series Exchange transaction will not be subject to the sales commission charges described above.

see reverse side

G-1

Series Exchange Subscription Agreement Superfund Green, L.P. – page 1/2

No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Superfund Green, L.P., Superfund Capital Management, Inc., Superfund USA, Inc. or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date of its issue.

All selling agents must deliver to prospective investors any supplemented or amended Prospectus issued by Superfund Green, L.P. during the ongoing offering period.